                                                                   EXHIBIT 10.44


                               [O'CHARLEY'S LOGO]

                                O'CHARLEY'S INC.

                              DEVELOPMENT AGREEMENT

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                                TABLE OF CONTENTS

ARTICLE I     GRANT..............................................................2
ARTICLE II    FEES...............................................................4
ARTICLE III   SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS..............5
ARTICLE IV    PREREQUISITES TO OBTAINING LICENSES...............................12
ARTICLE V     TERM..............................................................14
ARTICLE VI    DUTIES OF DEVELOPER...............................................14
ARTICLE VII   DEFAULT AND TERMINATION...........................................19
ARTICLE VIII  TRANSFER OF INTEREST..............................................23
ARTICLE IX    COVENANTS.........................................................29
ARTICLE X     INDEPENDENT CONTRACTOR AND INDEMNIFICATION........................32
ARTICLE XI    APPROVALS.........................................................33
ARTICLE XII   NON-WAIVER AND REMEDIES...........................................33
ARTICLE XIII  NOTICES...........................................................34
ARTICLE XIV   SEVERABILITY AND CONSTRUCTION.....................................34
ARTICLE XV    ENTIRE AGREEMENT; APPLICABLE LAW..................................35
ARTICLE XVI   ACKNOWLEDGMENTS...................................................37



Attachment A    Operating Agreement............................................A-1
Attachment B    Lease Rider....................................................B-1
Attachment C    Confidentiality And Non-Compete Agreement......................C-1
Attachment D    Statement Of Ownership Interests and Principals................D-1
Attachment E    Guaranty.......................................................E-1

                                O'CHARLEY'S INC.

                              DEVELOPMENT AGREEMENT


         THIS DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into this 22nd day of December, 2003, by and among O'Charley's Inc., a Tennessee corporation ("Licensor"), OCM Development Company, LLC, a Michigan limited liability company d/b/a O'Charley's Development Company of Michigan ("Developer"), and Meritage Hospitality Group Inc., a Michigan corporation ("Controlling Principal").

                                   WITNESSETH:

         WHEREAS, Licensor, as a result of the expenditure of time, skill, effort and money, has developed and owns the rights to develop and operate a unique system of full service varied menu casual dining restaurants which feature freshly prepared items such as hand-cut and aged steaks, fresh chicken, seafood, homemade yeast rolls and fresh-cut salads with special recipe dressings and which serve alcoholic beverages through a full-service bar all under the trademark O'Charley's(R) (the "System");

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color schemes, awnings, neons and furnishings, special recipes and menu items, uniform standards, specifications and procedures for operations, quality and uniformity of products and services offered, procedures for inventory management and financial control, training and assistance, and advertising and promotional programs, all of which may be changed, improved and further developed by Licensor from time to time;

         WHEREAS, Licensor identifies the System by means of certain trade names, service marks, trademarks, emblems and indicia of origin, including, but not limited to, the mark O'Charley's(R) and such other trade names, service marks and trademarks as are now designated (and may hereafter be designated by Licensor in writing) for use in connection with the System (the "Proprietary Marks");

         WHEREAS, Licensor continues to develop, use and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

         WHEREAS, the value of Licensor's Proprietary Marks is based upon: (a) the maintenance of uniform high quality standards in connection with the preparation and sale of Licensor-approved food and beverage products; (b) the uniform high standards of appearance of the individual restaurant units in the System; (c) the use of distinctive Proprietary Marks, building designs and advertising signs representing a uniformly high quality of products and services; and (d) the assumption by its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System and of the Proprietary Marks by strict adherence to the high standards required by Licensor; and

         WHEREAS, Developer wishes to obtain certain development rights to operate one (1) or more full-service O'Charley's restaurants (each, a "Restaurant" or "Licensed Business," and together, the "Restaurants" or "Licensed Businesses") under the System in the territory described in this Development Agreement.

         NOW, THEREFORE, the parties, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                      GRANT

         A. In reliance on the representations, warranties, covenants and agreements of Developer and its Controlling Principals hereunder, Licensor hereby grants to Developer and Developer hereby accepts, pursuant to the terms and conditions of this Agreement, the right and obligation to develop the number of Restaurants described in the Development Schedule (as defined below) solely within the geographic area(s) described below (collectively the "Territory").

         State of Michigan, except Lenawee County in Southeast Michigan
  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------


Developer may be granted rights to develop additional Restaurants in Licensor's sole discretion. Any and all such rights to develop Restaurants are subject to Developer's full compliance with all conditions precedent to the grant of such rights outlined in this Agreement, and any such rights shall be exercised in accordance with Article III.

         B. Developer acknowledges and understands that the rights granted hereunder are for the development of full-service O'Charley's restaurants. Except as provided in this Agreement, and subject to Developer's full compliance with this Agreement and any other agreements among Developer, or any of its Affiliates and Licensor or any of its Affiliates, neither Licensor nor its Affiliates shall establish or authorize any other person or any other corporation, limited liability company, partnership, limited partnership, joint venture, association, trust, unincorporated association or any other business entity (each, an "Entity"), other than Developer, to establish a Restaurant in the Territory during the term of this Agreement. Notwithstanding the above, Developer acknowledges and agrees that Licensor and its Affiliates operate restaurants under the trademark O'Charley's(R) and further agrees and acknowledges that the rights granted hereby are only for the development and operation of one (1) or more full-service O'Charley's restaurants, and, therefore, Licensor and its Affiliates may conduct (or authorize one or more third parties to conduct) the following activities:

                  (1) Licensor, its Affiliates, any O'Charley's developer or operator and any other authorized person or Entity shall have the right, at any time, to advertise and promote the System, and fill customer orders by providing catering and/or delivery services in the Territory.

                  (2) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) collateral and ancillary products and services under the Proprietary Marks which may be similar to those offered by the Restaurants in the Territory if offered and sold other than through a full-service O'Charley's restaurant, such as pre-packaged food products, t-shirts and O'Charley's memorabilia.

                  (3) Licensor and its Affiliates may offer and sell in the Territory (or may authorize others to offer and sell) such products and services under the Proprietary Marks through any permanent, temporary or seasonal food service facility (e.g., a kiosk, concession or multi-brand facility) that will provide a limited number or representative sample of the products and services normally offered by, and be located in a smaller facility than, a full-service O'Charley's restaurant ("Alternative Distribution Facilities").

                  (4) Licensor and its Affiliates may operate (or may authorize others to operate) a full-service O'Charley's restaurant or other similar food service facilities offering the same products and services offered by a full-service O'Charley's restaurant or an Alternative Distribution Facility in any area of retail sales establishments, food courts, transportation facilities (e.g., airports, train stations, bus terminals or port authorities), hospitals and other healthcare facilities, cafeterias, commissaries, schools, hotels, sports and entertainment facilities (e.g., stadiums, arenas, ball parks or convention centers) and other mass gathering locations or events designated by Licensor (each, an "Excluded Area"). Licensor may first offer to Developer the right to offer and sell the O'Charley's restaurant products in the Excluded Area within the Territory. Developer must meet each of the conditions outlined in Section IV(B), and any other criteria and qualifications deemed necessary by Licensor, or any other third party involved in the arrangement such as an airport or stadium authority, educational institution or other facilities operator ("Facilities Operator"), to offer and sell the O'Charley's restaurant products and services in the Excluded Area. If Developer does not meet all of the criteria and qualifications required by Licensor and the Facilities Operator, then Developer shall not be granted the right to offer and sell such products and services within the Excluded Area and Licensor may conduct such business, or authorize any other person or Entity to do so. If Developer meets all the conditions, criteria and qualifications, Licensor shall offer to Developer the right to offer and sell such products and services on such terms and conditions as such arrangements may be offered to third parties as determined by Licensor or such Facilities Operator, as applicable. Once such offer has been made to Developer by Licensor in writing, Developer shall have the right to accept such offer within thirty (30) days after receipt of such written notification. If Developer fails to notify Licensor in writing of Developer's intent to accept the offer within such thirty (30) day time period or Developer fails to meet any criteria or qualifications imposed by Licensor or the Facilities Operator, Licensor may conduct such business itself, or authorize any other person or Entity to do so.

                  (5) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) products and services under any other names and marks.

                  (6) Licensor, its Affiliates, any O'Charley's restaurant developer or operator and any other authorized person or Entity may establish and operate a full-service O'Charley's restaurant anywhere outside of the Territory regardless of proximity to the Territory or the Location (as defined in the Operating Agreement) of any O'Charley's Restaurant operated by Developer.

         C. This Agreement is not a franchise or license agreement and does not grant to Developer any right or license to operate a Restaurant, distribute goods or services, or any right to use or interest in the Proprietary Marks (such right and license being granted only pursuant to the Operating Agreement applicable to individual Restaurants as such Operating Agreement may be entered into and become effective pursuant to this Agreement and such Operating Agreement).

         D. After this Agreement expires or is terminated, Licensor shall have the complete and unrestricted right to operate or license other persons to operate one or more restaurants utilizing the System in the Territory (except at Locations for which Developer has a then outstanding and effective Operating Agreement).

                                   ARTICLE II
                                      FEES

         A. Developer shall pay Licensor an initial license fee of Fifty Thousand Dollars ($50,000) for each of the first two (2) Restaurants developed pursuant to this Agreement and Twenty-Five Thousand Dollars ($25,000) for each additional Restaurant developed pursuant to this Agreement. Simultaneously with the execution of this Agreement, Developer shall pay to Licensor one half (1/2) of the license fees for all Restaurants to be developed pursuant to this Agreement as a fee for such development. The remaining one half (1/2) of the license fee for each of the Restaurants to be developed during the Development Periods shall be paid by Developer upon the signing of an Operating Agreement for each Restaurant.

         B. Developer acknowledges that the portion of the license fees being paid to Licensor simultaneously with the execution of this Agreement is being paid in partial consideration of the administrative and other expenses incurred by Licensor in connection with the development rights granted hereunder and for its lost or deferred opportunity to grant such rights to any other party. Developer acknowledges that no part of such fees shall be refunded to Developer under any circumstances, even if no Restaurants are opened by Developer under this Agreement, and that Developer shall have no right to recover from Licensor, directly or indirectly, any of such portion of the license fees.

         C. Pursuant to its obligations hereunder and under the applicable Operating Agreements, Licensor will make various expenditures in connection with the development of prospective Restaurant sites by Developer, including expenditures for travel, lodging and meals. Developer shall promptly notify Licensor of a decision to cease development of a prospective Restaurant site. In the event that Developer fails to open a Restaurant at any such site, Developer shall reimburse Licensor for Licensor's expenditures with respect to that site. In such event, Licensor shall provide Developer with an itemized list of Licensor's expenditures with respect to that site within sixty (60) days after Licensor receives notice that Developer no longer intends to develop a Restaurant at that site, and Developer shall reimburse Licensor for such costs within thirty (30) days after receiving such list.

         D. Developer shall not be entitled to withhold payments due Licensor under this Agreement on grounds of alleged nonperformance by Licensor hereunder. Any payment not actually received by Licensor on or before the date due shall be deemed overdue. Time is of the essence with respect to all payments to be made by Developer to Licensor. All unpaid obligations under this Agreement shall bear interest from the date due until paid at the lesser of

(1) the prime commercial rate of interest as reported in the Wall Street Journal (Southeastern edition) from time to time or by any bank or financial institution designated from time to time by Licensor for short term unsecured loans to substantial and responsible commercial borrowers, plus three percent (3%), or
(2) the maximum rate allowed by applicable law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable law. If any excess of interest is provided for herein, or shall be adjudicated to be so provided in this Agreement, the provisions of this paragraph shall govern and prevail, and neither Developer nor its Principals shall be obligated to pay the excess amount of such interest. If for any reason interest in excess of the maximum rate allowed by applicable law shall be deemed charged, required or permitted, any such excess shall be applied as a payment and reduction of any other amounts which may be due and owing hereunder, and if no such amounts are due and owing hereunder then such excess shall be repaid to the party that paid such interest.

         E. Developer acknowledges that the Development Period extension fees in Article III and the transfer fee in Section VIII(B)(2)(j) may, in Licensor's sole discretion, be increased annually effective January 1 of each year beginning on January 1 of the year following the date of this Agreement, by an amount equal to the annual percentage increase during the preceding calendar year in the Consumer Price Index---All Consumers (All Items)---United States City Average, as compiled and published by the United States Department of Labor, or such comparable successor index as may be designated by Licensor from time to time.

                                  ARTICLE III
              SCHEDULE AND MANNER FOR EXERCISING DEVELOPMENT RIGHTS

         A. Developer shall enter into a separate Operating Agreement with Licensor for each Restaurant for which a development right is granted. The Operating Agreement to be executed for each Restaurant to be developed under this Agreement shall be in the form of the Operating Agreement attached hereto as Attachment A.

         B. (1) Acknowledging that time is of the essence, and subject to the requirements of Article IV, Developer agrees to exercise its development rights according to the development schedule below (the "Development Schedule"), which schedule designates the number of Restaurants in the Territory to be established and in operation by Developer upon the expiration of each of the designated development periods (the "Development Periods").

                                                                            CUMULATIVE TOTAL NUMBER OF
                                                                       RESTAURANTS LOCATED IN THE TERRITORY
                                                                        WHICH DEVELOPER SHALL HAVE OPEN AND
DEVELOPMENT PERIOD             EXPIRATION DATE OF DEVELOPMENT PERIOD              IN OPERATION*
------------------             -------------------------------------   -------------------------------------
         One                             September 30, 2004                              1
         Two                              December 31, 2004                              2
        Three                              August 31, 2005                               3
        Four                              December 31, 2005                              4
        Five                                June 30, 2006                                5
         Six                              December 31, 2006                              6
        Seven                               June 30, 2007                                7
        Eight                             December 31, 2007                              8
        Nine                                June 30, 2008                                9
         Ten                             September 30, 2008                             10
       Eleven                             December 31, 2008                             11
       Twelve                               June 30, 2009                               12
      Thirteen                           September 30, 2009                             13
      Fourteen                            December 31, 2009                             14
       Fifteen                              June 30, 2010                               15



*includes existing Restaurants, if any, purchased or acquired by Developer from Licensor.

                  (a) Developer shall have the obligation to develop each Restaurant within the Territory during the Development Periods. If Developer has developed the Restaurant(s) required in the applicable Development Period in accordance with the Development Schedule and continues to meet the conditions set forth in Article IV, Developer shall have the right and obligation to develop the Restaurant(s) required during the next applicable Development Period. Developer acknowledges that compliance with its development obligations in each Development Period described above and continued compliance with Article IV is a condition precedent to the receipt of such additional development rights. If Developer fails to meet its development obligations or fails to comply with the Operational Approval, Financial Approval, Legal Approval and Ownership Approval requirements in Article IV, the conditions to the receipt of those further development rights shall not have been met, and Developer shall have no further rights to develop Restaurants hereunder.

                  (b) During any of the Development Periods set forth above, subject to the terms and conditions of this Agreement, Developer, with Licensor's prior written consent (which consent may be withheld in Licensor's sole discretion), may develop more than the total minimum number of Restaurants which Developer is required to develop during that Development Period. Notwithstanding the above, Developer shall not open or operate more than the cumulative total number of Restaurants Developer is obligated to develop under this Agreement as set forth above in the Development Schedule without Licensor's consent, which may be withheld in Licensor's sole discretion. Any Restaurants developed during a Development Period in excess of the minimum number of Restaurants required to be developed upon expiration of that Development Period, shall be applied to satisfy Developer's development obligation during the next succeeding Development Period, if any.

         (2) If during the term of this Agreement, Developer ceases to operate any Restaurant developed under this Agreement for any reason, Developer shall develop a replacement Restaurant to fulfill Developer's obligation to have open and in operation the required number of Restaurants upon the expiration of each Development Period. The replacement Restaurant shall be developed within the Territory and within a reasonable time to be determined by Licensor after Developer ceases to operate the Restaurant to be replaced. If during the term of this Agreement, Developer, in accordance with the terms of any Operating Agreement for a Restaurant developed under this Agreement, transfers its interest in such Restaurant, the transferred Restaurant shall continue to be counted in determining whether Developer has complied with the Development Schedule so long as it continues to be operated as an O'Charley's restaurant and the transfer of the Restaurant is made in accordance with Article VIII of this Agreement. If the transferred Restaurant ceases to be operated as an O'Charley's restaurant during the term of this Agreement, Developer shall develop a replacement Restaurant within the Territory and within a reasonable time to be determined by Licensor after the transferred Restaurant ceases to be operated as an O'Charley's restaurant. In either case, the reasonable time period shall apply to the development of the replacement Restaurant only. In Licensor's sole discretion, however, Licensor may extend the term of the applicable Development Period to the end of the mutually agreed upon time period for an extension fee of Five Thousand Dollars ($5,000) to be paid by Operator to Licensor; provided, however, that in no event shall such time period exceed three (3) months; and, provided, further, that such agreed time period shall not extend the term of this Agreement. In addition, Developer shall be required to pay to Licensor a lost revenue fee for any Restaurant that ceases to be operated as an O'Charley's restaurant. The lost revenue fee shall be an amount equal to the amount of revenue that Licensor would have received from Developer during the period between the closing of the Restaurant and the opening of the replacement Restaurant had the original Restaurant never closed. The lost revenue fee shall be determined by multiplying (x) by (y) where (x) equals the number of Accounting Periods (both complete and partial) between the closing of the Restaurant and the opening of the replacement Restaurant and (y) equals the greater of: (i) the closed Restaurant's Gross Sales (as that term is defined in the Operating Agreement) for its last full Accounting Period of operation, or
(ii) the average of the Restaurant's last twelve (12) Accounting Periods (or such shorter period the Restaurant has been operating) of Gross Sales. For purposes of this Agreement, the term "Accounting Period" shall mean the accounting periods for the Restaurant as established by Licensor from time to time and described in the Manuals.

         (3) Developer shall open each Restaurant developed hereunder and shall commence business in accordance with the Development Schedule described in this Article III.

                  (a) Developer may request in writing that Licensor extend the Development Period of any one Restaurant to permit Developer to complete construction and begin operation of such Restaurant. If Licensor determines, in its sole discretion, to grant any such request, the applicable Development Period shall be extended for a period of thirty (30) days (each such 30-day period being referred to as an "Extension Period"). Developer's written request for extension must be received by Licensor no later than sixty (60) days prior to the end of the Development Period for that Restaurant, and such written request must include a description of the reasons for Developer's failure to develop in a timely manner and the date that Developer expects to complete construction and opening of the Restaurant.

                  (b) If Developer has agreed to develop five (5) or more Restaurants hereunder, unless otherwise agreed to by Licensor, in Licensor's sole and absolute discretion, Developer shall not be entitled to more than three
(3) Extension Periods for any one Restaurant, nor more than six (6) Extension Periods during the term of this Agreement. If Licensor permits a fourth (4th) Extension Period for any one Restaurant, Developer must pay Licensor an extension fee of Ten Thousand Dollars ($10,000) at the beginning of such Extension Period, plus another Ten Thousand Dollar ($10,000) extension fee at the beginning of each Extension Period Licensor approves thereafter until such Restaurant has begun operation. If Licensor permits a seventh (7th) Development Period, Developer must pay Licensor an extension fee of Ten Thousand Dollars ($10,000) at the beginning of such Extension Period, plus another Ten Thousand Dollar ($10,000) extension fee at the beginning of Extension Period Licensor approves thereafter until such Restaurant has begun operation. No extension of any Development Period will affect the duration of any Development Period for any other Restaurant or any of Developer's other development obligations hereunder.

                  (c) If Developer has agreed to develop four (4) or fewer Restaurants hereunder, unless otherwise agreed to by Licensor, in Licensor's sole and absolute discretion, Developer will be permitted no more than three (3) Extension Periods during the term of this Agreement. If Licensor permits a fourth (4th) Extension Period, Developer must pay Licensor an extension fee of Ten Thousand Dollars ($10,000) at the beginning of such Extension Period, plus another Ten Thousand Dollar ($10,000) extension fee at the beginning of each Extension Period Licensor approves thereafter until such Restaurant has begun operation. No extension of any Development Period will affect the duration of any Development Period for any other Restaurant or any of Developer's other development obligations hereunder.

         C. Developer acknowledges that the projected opening dates ("Projected Opening Dates") for each Restaurant set forth below are reasonable and consistent with the requirements of the Development Schedule. Subject to Developer's compliance with Article IV hereof, Developer shall execute an Operating Agreement for each Restaurant no later than six (6) months prior to the Projected Opening Date for the applicable Restaurant.

              RESTAURANT                        PROJECTED OPENING DATE
           ----------------                   --------------------------
                  One                             September 30, 2004
                  Two                              December 31, 2004
                 Three                              August 31, 2005
                 Four                              December 31, 2005
                 Five                                June 30, 2006
                  Six                              December 31, 2006
                 Seven                               June 30, 2007
                 Eight                             December 31, 2007
                 Nine                                June 30, 2008
                  Ten                             September 30, 2008
                Eleven                             December 31, 2008
                Twelve                               June 30, 2009
               Thirteen                           September 30, 2009
               Fourteen                            December 31, 2009
                Fifteen                              June 30, 2010

         D. Developer assumes all cost, liability, expense and responsibility for locating, obtaining and developing sites for each Restaurant, and for constructing and equipping each Restaurant at each such site. Developer shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to a site for a Restaurant unless the site is accepted as set forth below. Developer acknowledges that the location, selection, procurement and development of a site for each Restaurant is Developer's responsibility; that in discharging such responsibility Operator may consult with real estate and other professionals of Developer's choosing; and that Licensor's acceptance of a prospective site and the rendering of assistance in the selection of a site does not constitute a representation, promise, warranty or guarantee, express or implied, by Licensor that the Restaurant operated at that site will be profitable or otherwise successful.

                  (1) In connection with the development of each Restaurant hereunder, Licensor shall do the following:

                           (a)      Licensor shall provide Developer with
written site selection guidelines, which may be found within the Manuals or may otherwise be communicated to Developer, and such site selection assistance as Licensor may deem advisable.

                           (b)      Licensor shall provide such on-site
evaluation as Licensor may deem necessary on its own initiative or in response to Developer's reasonable request for site acceptance; provided, however, that Licensor shall not provide an on-site evaluation for any proposed site prior to the receipt of all required information and materials concerning such site prepared pursuant to Section (III)(D)(2)(a). Licensor (or its designee) will provide at no additional charge to Developer one (1) on-site evaluation. Thereafter, if additional on-site evaluations are deemed appropriate by Licensor, or upon Developer's reasonable request, Licensor reserves the right to charge a fee for each such evaluation representing the reasonable expenses incurred by Licensor (or its designee) in connection with such on-site evaluation, including, without limitation, the cost of travel, lodging and meals.

                           (c)      Licensor shall loan to Developer a set of
prototypical architectural and design plans and specifications for an O'Charley's Restaurant.

                  (2)      (a)      Developer shall locate a site for the
Restaurant that satisfies the Licensor's written site selection guidelines. Developer shall submit to Licensor, in the form specified by Licensor in the Manuals, a fully completed site selection acceptance request package which shall include a description of the site, evidence satisfactory to Licensor demonstrating that the site satisfies Licensor's current site selection guidelines and criteria, a letter of intent or other evidence satisfactory to Licensor which confirms Developer's favorable prospects for obtaining the site, together with such other information and materials as required in the Manuals or as Licensor may otherwise reasonably require. Recognizing that time is of the essence, Developer agrees that it will submit each such fully completed site selection acceptance request package and materials for the proposed site to Licensor for its acceptance at such time and in accordance with such procedures as are set forth in the Manuals, or which are otherwise communicated to Developer by Licensor. Licensor shall have thirty (30) days after receipt of this information and materials to accept or reject, in its sole discretion, the proposed site as the location for the Restaurant. In the event Licensor rejects the proposed site, Licensor may submit to Operator a document outlining the reasons why Licensor rejected the proposed site. No site may be used for the location of the Restaurant unless it is first accepted in writing by Licensor.

                           (b)      After a location for the Restaurant is
accepted by Licensor and acquired by Developer, the Location shall be described in Attachment A to the Operating Agreement that will be executed by Developer in connection with such Restaurant, which description shall be the legal description and/or street address of the site at which the Restaurant is to be located.

                  (3) At least six (6) months prior to the Projected Opening Date for such Restaurant, Developer shall acquire by purchase or lease, at Developer's expense, the site for the Restaurant as set forth below.

                           (a)      If Developer intends to purchase the
premises for the Restaurant, Developer shall submit a copy of the proposed contract of sale to Licensor for its written acceptance prior to Developer's execution of such contract and shall furnish to Licensor a copy of the executed contract of sale within ten (10) days after execution. If Developer intends to occupy the premises of the Restaurant under a lease, Developer shall submit a copy of the proposed lease to Licensor for Licensor's written acceptance prior to Developer's execution of such lease and shall furnish to Licensor a copy of the executed lease within ten (10) days after execution. No lease for the Restaurant premises shall be accepted by Licensor unless a rider to the lease, prepared by Licensor and executed by Licensor, Developer and the lessor, in substantially the form attached as Attachment B, is attached to the lease and incorporated therein. Licensor shall have thirty (30) days after receipt of the proposed lease or the proposed contract of sale to either accept, reject or propose amendments to such documentation prior to its execution. If Licensor fails to notify Developer of an objection to the proposed lease or the proposed contract of sale within this time period, Developer may use such lease or contract of sale; provided, however, the proposed contract or lease satisfies Licensor's then current criteria and requirements for contracts or leases outlined in the Manuals or as otherwise communicated to Developer by Licensor. These criteria and requirements may include financial requirements, specific lease requirements or other requirements that Licensor deems necessary. Licensor retains the right to vary from any requirement, add new requirements or make exceptions to any requirements in Licensor's sole discretion.

                           (b)      Developer shall be responsible for obtaining
all zoning classifications and clearances which may be required by state or local laws, ordinances or regulations or which may be necessary as a result of any restrictive covenants relating to the Restaurant premises. Prior to beginning the construction of the Restaurant, Developer shall (i) obtain all permits, licenses and certifications (including licenses and permits to sell alcoholic beverages at the Restaurant) required for the lawful construction or remodeling and operation of the Restaurant, and (ii) certify in writing to Licensor that the insurance coverage specified in Article XIII of the Operating Agreement is in full force and effect and that all required approvals, clearances, permits and certifications (including alcoholic beverage licenses and permits) have been obtained. Upon request, Developer shall provide to Licensor additional copies of Developer's insurance policies or certificates of insurance and copies of all such approvals, clearances, permits and certifications.

                           (c)      Developer must independently obtain any
architectural, engineering and design services it deems necessary for the construction of the Restaurant at its own expense from an architectural design firm, which Licensor reserves the right to approve. Developer shall adapt the prototypical architectural and design plans and specifications for construction of the Restaurant provided to Developer by Licensor as necessary for the construction of the Restaurant and shall submit such adapted plans to Licensor for review. If Licensor determines, in its sole discretion, that any such plans do not satisfy Licensor's architectural or design standards and specifications for a full-service O'Charley's restaurant or are not consistent with the best interests of the System, Licensor may prohibit the implementation of such plans, and in this event will notify Developer of any objection(s) within thirty (30) days of receiving such plans or such other time period as may be specified in the Manuals. If Licensor fails to notify Developer of an objection to the plans within this time period, Developer may use such plans, provided such plans satisfy Licensor's then current architectural and design standards and specifications for a full-service O'Charley's restaurant. If Licensor objects to any such plans, it shall provide Developer with a reasonably detailed list of changes necessary to make the plans acceptable. Licensor shall, upon a resubmission of the plans with such changes, notify Developer within thirty (30) days of receiving the resubmitted plans whether the plans are acceptable. If such changes are not acceptable, Licensor shall notify Developer of such objections as described above, and Developer shall resubmit such plans in accordance with the procedures described above until such plans are accepted by Licensor. If Licensor fails to notify Developer of any objection within such time period, Developer may use the resubmitted plans. Developer acknowledges that acceptance by Licensor of such plans does not constitute a representation, warranty or guarantee, express or implied, by Licensor that such plans are free of architectural or any design errors and thus, Licensor shall have no liability to Developer or any other party with respect thereto.

                           (d)      Prior to commencement of construction,
Developer must submit all requested information, including, but not limited to, architectural and design plans, construction schedules and current budgets in accordance with Licensor's request. As time is of the essence, Developer shall timely commence and diligently pursue construction of the Restaurant. Commencement of construction shall be defined as the time at which any site work is initiated by or on behalf of Developer at the Location accepted for the Restaurant. Site work includes, without limitation, paving of parking areas, installing outdoor lighting and sidewalks, extending utilities and demolishing of any existing premises, depending on whether the accepted Location for the Restaurant is freestanding. During the time of construction or remodeling, Developer shall provide Licensor with such periodic reports regarding the progress of the construction or remodeling as may be reasonably requested by Licensor or as required in the Manuals. In addition, Licensor shall make such on-site inspections as it may deem reasonably necessary to evaluate such progress. If during such inspections Licensor identifies instances where Developer's construction is inconsistent with, or does not meet, Licensor's standards, Licensor shall notify Developer in writing of such deficiencies, and Developer shall correct such deficiencies prior to opening the Restaurant. Developer shall notify Licensor of the scheduled date for completion of construction no later than sixty (60) days prior to such date. Within a reasonable time after the date of completion of construction, Licensor shall, at its option, conduct an inspection of the completed Restaurant. Developer acknowledges and agrees that Developer will not open the Restaurant for business without written authorization of Licensor and that authorization to open shall be conditioned upon Developer's strict compliance with this Agreement.

                                   ARTICLE IV
                       PREREQUISITES TO OBTAINING LICENSES

         A. Developer and the Controlling Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to Developer and its Controlling Principals (as applicable), are non-delegable and non-assignable, and that Licensor has granted such rights in reliance on the business skill, financial capacity and personal character of and expectations of performance of the duties hereunder by Developer and the Controlling Principals. Developer and the Controlling Principals have represented to Licensor that they have entered this Agreement for the purpose of fully complying and with the intention to fully comply with the Restaurant development obligations hereunder and not for the purpose of reselling the development rights granted herein. Developer and the Controlling Principals understand and agree that this Agreement does not confer upon Developer a right to develop or license to operate any Restaurant, but is intended by the parties to set forth the terms and conditions which, if fully satisfied by Developer, shall entitle Developer to obtain the right to develop and operate each Restaurant under an Operating Agreement within the Territory.

         B. In the event that Developer shall have obtained Licensor's acceptance of a particular proposed site for a Restaurant and shall have paid to Licensor all of the license fees due under this Agreement and the applicable Operating Agreement, and if Licensor, in the exercise of its sole and absolute discretion, has granted Developer, in writing, "Operational Approval," "Financial Approval," "Legal Approval" and "Ownership Approval" (collectively the "Conditions"), then Licensor will grant Developer a license to operate a Restaurant at the site in question. As used herein, Licensor will give Developer Operational Approval, Financial Approval, Legal Approval and Ownership Approval under the following circumstances:

                  (1) Operational Approval will be granted if Licensor has determined, in the exercise of its sole discretion, that:

                           (a)      Developer is in compliance with the
Development Schedule (including any extensions approved by Licensor in writing) and this Agreement and has opened each Restaurant as required under the Development Schedule (including any extensions approved by Licensor in writing);

                           (b)      Developer and its Affiliates are in
compliance with any other agreement between Developer and its Affiliates and Licensor and its Affiliates;

                           (c)      Developer is conducting the operation of its
existing Restaurants, if any, and is capable of conducting the operation of each proposed Restaurant required under the Development Schedule:

                                    (i)      in accordance with the terms and
                  conditions of the Agreement and any amendments thereto;

                                    (ii)     in accordance with the provisions
                  of the respective Operating Agreements and any amendments thereto; and

                                    (iii)    in accordance with the standards,
                  specifications and procedures:

                                            (A)      set forth and described in
                           the Manuals (as defined in the Operating Agreement), as such Manuals may be amended from time to time;

                                            (B)      as evaluated by Licensor,
                           in its sole discretion, in accordance with the evaluation programs outlined in the Manuals; or

                                             (C)      as otherwise set forth by
                           Licensor in writing.

                  (2) Developer acknowledges and agrees that it is vital to Licensor's interest that each of its operators be financially sound to avoid failure of an O'Charley's restaurant and that such failure would adversely affect the reputation and good name of Licensor and the System. In accordance with the foregoing criteria, Financial Approval will be granted if:

                           (a)      Developer and the Controlling Principals
satisfy Licensor's then-current financial criteria for developers and controlling principals of O'Charley's restaurants with respect to Developer's operation of its existing Restaurants, if any, and the proposed Restaurant;

                           (b)      Developer and the Controlling Principals
have been and are faithfully performing all terms and conditions under each of the existing Operating Agreements with Licensor, if any;

                           (c)      Developer is not in default, and has not
been in default during the twelve (12) months preceding Developer's request for financial approval, of any monetary obligations owed to Licensor or its Affiliates under any Operating Agreement or other agreement between Developer or any of its Affiliates and Licensor or any of its Affiliates; and

                           (d)      Developer is not in default, and has not
been in default during the twelve (12) months preceding the date of this Agreement, of any financial covenant or monetary obligation with any of its lenders or financing sources.

                  (3) Legal Approval will be granted if Developer has executed and delivered to Licensor, in a timely manner, all information and documents requested by Licensor prior to and as a basis for the issuance of individual licenses or pursuant to any right granted to Developer by this Agreement or by any Operating Agreement between Developer and Licensor, has taken such additional actions in connection therewith as may be requested by Licensor from time to time.

                  (4) Ownership Approval will be granted if:

                           (a)      neither Developer nor any of its Controlling
Principals (as applicable) shall have transferred a Controlling Interest in Developer; and

                           (b)      Developer and the Controlling Principals
upon whom Licensor has relied to perform the duties under this Agreement shall continue to own and exercise control over a Controlling Interest in Developer.

        C.         (1)      If Licensor determines, in its sole discretion, that
Developer and the Controlling Principals:

                           (a)      have met all of the Conditions prior to the
grant of the right to establish each additional Restaurant, then Licensor shall grant to Developer the right to develop such additional Restaurants pursuant to the Development Schedule; or

                           (b)      have not met one (1) or more of the
Conditions, Licensor may, (in addition to any other rights or remedies Licensor may have) suspend, without extending the term of this Agreement, Developer's right to develop Restaurants until the Conditions are satisfied in Licensor's sole discretion, and re-state the Development Schedule (which may include a reduction in the number of Restaurants and the number of Development Periods).

                  (2) The Conditions described above shall survive the termination or expiration of this Agreement and shall apply with respect to any Operating Agreement executed pursuant to this Development Agreement.

         D. It is understood and agreed that the foregoing criteria apply to the operational, financial, legal and ownership aspects of any Restaurant franchised by Licensor in which Developer or any Controlling Principal has any legal or equitable interest. It is further understood and agreed that Developer and the Controlling Principals have an ongoing responsibility to operate each Restaurant in which Developer or any Controlling Principal has any legal or equitable interest in a manner which satisfies the foregoing requirements for Operational Approval, Financial Approval, Legal Approval and Ownership Approval.

                                   ARTICLE V
                                      TERM

         A. Unless sooner terminated in accordance with this Agreement, the term of this Agreement and all rights granted by Licensor under this Agreement shall expire on the date on which Developer successfully and in a timely manner has exercised all of the development rights and completed the development obligations under this Agreement in accordance with the Development Schedule (including, if applicable, any extension thereof under Section III(B)(3)).

         B. As set forth in Section VII(E)(3), upon such expiration, Licensor shall, subject to the terms of the Operating Agreements executed pursuant hereto, have the right to develop, or authorize any other person or Entity to develop, O'Charley's restaurants in the Territory and Developer shall have no further rights with respect to the development of O'Charley's restaurants in the Territory; provided, however, if an Operating Agreement is fully executed in accordance with Article III, prior to the expiration of the Development Schedule, Developer shall complete the development of such Restaurant subject to the Operating Agreement and shall open and operate such Restaurant as provided in the Operating Agreement.

                                   ARTICLE VI
                               DUTIES OF DEVELOPER

         A. Developer and the Controlling Principals, as applicable, make the following representations, warranties and covenants and accept the following obligations:

                  (1) If Developer is a corporation, limited liability company, partnership or other Entity, Developer make the following representations, warranties and covenants to Licensor:

                           (a)      Developer is duly organized and validly
existing under the state law of its formation.

                           (b)      Developer is duly qualified and is
authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification.

                           (c)      Developer's corporate charter, written
operating agreement or written partnership agreement shall at all times provide that the activities of Developer are confined exclusively to the development and operation of O'Charley's restaurants. Unless otherwise consented to by Licensor in writing, Developer shall not use the Proprietary Marks as part of its corporate or other legal name, and, in any event, shall obtain Licensor's approval of such corporate or other legal name prior to applying for or filing it with the applicable government authority.

                           (d)      The execution of this Agreement and the
consummation of the transactions contemplated hereby are within Developer's corporate power, if Developer is a corporation, are permitted under Developer's articles of organization and written operating agreement and have been duly authorized by Developer, if Developer is a limited liability company, are permitted under Developer's written partnership agreement and have been duly authorized by Developer, if Developer is a partnership.

                           (e)      If Developer is a corporation, copies of
Developer's Articles of Incorporation, Bylaws, other governing documents, any amendments thereto, resolutions of the Board of Directors authorizing entry into and performance of this Agreement and any certificates, buy-sell agreements or other documents restricting the sale or transfer of stock of the corporation, and any other documents as may be reasonably required by Licensor, shall have been furnished to Licensor prior to the execution of this Agreement; if Developer is a limited liability company, copies of Developer's articles of organization, operating agreement, any buy-sell agreements or other documents restricting the sale or transfer of interests in the limited liability company, and any other governing documents and any amendments thereto shall have been furnished to Licensor prior to the execution of this Agreement; or, if Developer is a partnership, copies of Developer's written partnership agreement, any buy-sell agreements or other documents restricting the sale or transfer of interests in the partnership, and any other governing documents and any amendments thereto shall be furnished to Licensor prior to the execution of this Agreement. Developer shall also provide to Licensor evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of shareholders, members or partners, if such approval or consent is required by statute or by Developer's Articles of Incorporation, Bylaws, articles of organization, operating agreement, written partnership agreement or other governing documents, as applicable.

                           (f)      If Developer is a corporation, limited
liability company or partnership, the ownership interests in Developer are accurately and completely described in Attachment D. Further, if Developer is a corporation, Developer shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Developer, if Developer is a limited liability company, Developer shall maintain at all times a current list of all owners of an interest in the limited liability company, or, if Developer is a partnership, Developer shall maintain at all times a current list of all owners of an interest in the partnership. Developer shall immediately provide a copy of the updated list to Licensor upon the occurrence of any change of ownership and otherwise shall make its list of owners available to Licensor upon request.

                           (g)      If, after the execution of this Agreement,
any person ceases to qualify as a Principal, or if any individual succeeds to or otherwise comes to occupy a position which would, upon designation by Licensor, qualify him as a Principal, Developer shall notify Licensor within five (5) days after any such change and, upon designation of such person by Licensor as a Principal, or as a Controlling Principal, as the case may be, such person shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Licensor to be executed by others in such positions.

                           (h)      If Developer is a corporation, Developer
shall maintain stop-transfer instructions against the transfer on its records of any of its equity and voting securities and each certificate representing an equity or voting security of the corporation shall have conspicuously endorsed upon it a statement, in a form satisfactory to Licensor, that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section VI(A)(1)(h) shall not apply to the transfer of equity securities of a Publicly-Held Entity that is otherwise approved to be the Operator. If Developer is a limited liability company, its operating agreement shall provide that ownership of an interest in the limited liability company is held subject to all restrictions imposed upon assignments by this Agreement. If Developer is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement.

                           (i)      Developer and each of the Controlling
Principals have provided Licensor with the most recent financial statements of Developer and each of the Controlling Principals. Developer shall provide an annual balance sheet, income statement, statement of shareholders' equity and statement of cash flows in the form prescribed by Licensor (which may be unaudited, unless otherwise requested or required by Licensor) within one hundred twenty (120) days after Developer's fiscal year end. Such financial statements present fairly the financial position of Developer and each of the Controlling Principals, as applicable, at the dates indicated therein and with respect to Developer, the results of its operations, cash flow and owners' equity for the years then ended. Developer agrees that it shall maintain at all times during the term of this Agreement, sufficient working capital to fulfill its obligations under this Agreement. Each of the financial statements mentioned above shall be certified as true, complete and correct by Developer's treasurer or chief financial officer (or by the applicable Controlling Principal, as appropriate) and shall have been prepared in conformity with generally accepted accounting principles consistently applied to all applicable periods involved. Developer's treasurer or chief financial officer shall deliver to Licensor, simultaneously with the financial statements mentioned above, a certificate certifying that Developer is not in default of any of Developer's financial covenants or monetary obligations with any of Developer's lenders or financing sources. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of Developer or such Controlling Principals or otherwise appropriately disclosed in the notes thereto.

                           (j)      Each of the Principals, except the
Controlling Principals, shall execute and bind themselves to the confidentiality and non-competition covenants set forth in the Confidentiality and Non-Compete Agreement attached hereto as Attachment C to this

Agreement (see Sections IX(B)(2) and IX(I)). The Controlling Principals shall jointly and severally guarantee Developer's performance of all of Developer's obligations (including, but not limited to, the payment of fees), covenants and agreements described in this Agreement pursuant to the terms and conditions of the guaranty attached hereto as Attachment E, and do otherwise bind themselves to the terms of this Agreement as stated herein.

                           (k)      Developer and the Controlling Principals
acknowledge and agree, jointly and severally, that the representations, warranties, covenants and agreements set forth above in Section VI(A)(l)(a)-(j) are continuing obligations of Developer and the Controlling Principals, as applicable. Developer and each Controlling Principal will cooperate with Licensor in any efforts made by Licensor to verify compliance with such representations, warranties, covenants and agreements.

                  (2) Upon the execution of this Agreement, Developer shall designate and retain an individual to serve as Operating Principal of Developer ("Operating Principal"). If Developer is an individual, Developer shall perform all obligations of Operating Principal. Operating Principal shall, during the entire period he serves as such, meet the following qualifications:

                           (a)      Operating Principal may, at Operating
Principal's option, and, subject to the approval of Licensor, designate an individual to perform the duties and obligations of Operating Principal described herein; provided, however that Operating Principal shall ensure that such designee meets all the requirements for an Operating Principal outlined below, conducts and fulfills all of the Operating Principal's obligations in accordance with the terms of this Agreement; provided, further, Operating Principal shall remain fully responsible for any such performance.

                           (b)      Operating Principal must maintain a direct
ownership interest in the Developer satisfactory to Licensor. Except as may otherwise be provided in this Agreement, Operating Principal's interest in Developer shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

                           (c)      Developer and Operating Principal (or his
designee, as applicable) shall devote their full time and best efforts to the supervision and conduct of the business contemplated by this Agreement. Operating Principal shall execute this Agreement as one of the Controlling Principals, and shall be individually, jointly and severally with the Developer and the other Controlling Principals, bound by all obligations of Developer, the Operating Principal and the Controlling Principals hereunder.

                           (d)      Operating Principal (or his designee, as
applicable) shall meet Licensor's standards and criteria for such individual (including, but not limited to, educational, financial and operational experience criteria prescribed by Licensor), as set forth in the Manuals (as defined in the Operating Agreement) or as otherwise communicated by Licensor to Operator from time to time.

                           (e)      If during the term of this Agreement
Operating Principal (or any designee) is not able to continue to serve in the capacity of Operating Principal or no longer qualifies to act as such in accordance with this Section, Developer shall notify Licensor within ten (10) days and shall designate a replacement within sixty (60) days after Operating Principal

(or any designee) ceases to serve or be so qualified, such replacement being subject to the same qualifications and restrictions listed above. Developer shall provide for interim management of the activities contemplated under this Agreement until such replacement is so designated, such interim management is to be conducted in accordance with this Agreement.

                  (3) Developer and the Controlling Principals understand that compliance by all developers and operators operating under the System with Licensor's training, development and operational requirements is an essential and material element of the System and that Licensor and developers and operators operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective O'Charley's restaurants. Accordingly, Developer and the Controlling Principals agree that if during the term of this Agreement, Developer or any Controlling Principal shall designate or employ any individual who is at the time or was within the preceding three (3) months employed in a restaurant managerial position, a multi-restaurant supervisory position or home office staff position (e.g., officer or director level personnel, management information systems personnel or human resources and training personnel), by Licensor or any of its Affiliates, including, but not limited to, individuals employed by Licensor to work in its O'Charley's restaurants, or at Licensor's home office, or employed in a restaurant managerial position by any other developer or operator operating under the System (a "Covered Individual"), then such former employer of such Covered Individual shall be entitled to compensation for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer in connection with the training of such Covered Individual. The parties hereto agree that such expenditures may be uncertain and difficult to ascertain and, therefore, agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. The employing Developer or Controlling Principal shall pay to the former employer an amount equal to the salary of such Covered Individual for the six (6) month period prior to the termination of his employment with such former employer (or if the Covered Individual was employed less than six (6) months, that Covered Individual's projected salary had the Covered Individual been employed for the full six (6) months) for any restaurant level managerial personnel. For any Covered Individual employed in a multi-restaurant supervisory or home office staff position, the employing Developer or Controlling Principal shall pay to the former employer an amount equal to the salary of such Covered Individual for the twelve (12) month period immediately prior to the termination of his employment with such former employer (or if the Covered Individual was employed less than twelve (12) months, that Covered Individual's projected salary had the Covered Individual been employed for the full twelve (12) months). Such amount shall be paid by Developer, or the applicable Controlling Principal, as the case may be, within thirty (30) days after written notice, unless otherwise agreed with such former employer. The parties hereto expressly acknowledge and agree that no current or former employee of Licensor, its Affiliates, Developer, or of any other Entity operating under the System shall be a third party beneficiary of this Agreement or any provision hereof. Notwithstanding the above, solely for purposes of bringing an action to collect any payment due under this Section, such former employer shall be a third-party beneficiary of this Section VI(A)(3). Licensor hereby expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Licensor or its Affiliates, or any developer or operator operating under the System, who is designated or employed by Developer or any Controlling Principal in any capacity, and Licensor shall not be liable for any losses, of any nature or kind, incurred by Developer or any Controlling Principal in connection therewith.

                  (4) Developer shall comply with all requirements of federal, state and local laws, rules, regulations and orders.

                  (5) Developer shall obtain and maintain all appropriate licenses, permits and certificates for the operation of the Restaurant, including licenses and permits to sell alcoholic beverages in the Restaurant.

                  (6) Developer and the Controlling Principals shall allow Licensor and its representatives to review any and all of Developer's and the Controlling Principals' documents and other materials relating to their financing arrangements or capital structure.

         B. Developer and the Controlling Principals represent, warrant, covenant and agree that they shall comply with all other requirements and perform such other obligations as provided in this Agreement and the Manuals.

                                  ARTICLE VII
                             DEFAULT AND TERMINATION

         A. Developer shall be deemed to be materially in default under this Agreement and all rights granted herein shall automatically terminate without notice to Developer if:

                  (1) Developer becomes insolvent or makes a general assignment for the benefit of creditors or files a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state thereof ("Bankruptcy Laws") or admits in writing its inability to pay its debts when due;

                  (2) Developer is adjudicated bankrupt or insolvent in proceedings filed against Developer under any section or chapter of any Bankruptcy Law;

                  (3) a bill in equity or other proceeding for the appointment of a receiver of Developer or other custodian for Developer's business or assets is filed and consented to by Developer, or if a receiver or other custodian (permanent or temporary) of Developer's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

                  (4) proceedings for a composition with creditors under any state or federal law are instituted by or against Developer;

                  (5) a final judgment against Developer remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed);

                  (6)      Developer is dissolved;

                  (7) execution is levied against Developer's business or property;

                  (8) suit to foreclose any lien or mortgage against the premises or equipment of any business operated hereunder or under any Operating Agreement is instituted and not dismissed within thirty (30) days; or

                  (9) the real or personal property of any business operated hereunder or under any Operating Agreement shall be sold after levy thereupon by any sheriff, marshal or other government official.

         B. Developer shall be deemed to be in material default and Licensor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Developer any opportunity to cure the default except as specifically provided below, effective immediately upon notice to Developer, upon the occurrence of any of the following events of default:

                  (1) Developer fails to comply with the Development Schedule (or any extension, if any, thereof approved by Licensor in writing), or Developer fails to develop a replacement Restaurant within any time period agreed upon by the parties under Section III(B)(2);

                  (2) Developer fails to execute each Operating Agreement in accordance with Section III(C) (or any extension thereof approved by Licensor in writing);

                  (3) Developer or any of the Controlling Principals is convicted of, or shall have entered a plea of nolo contendere to, a felony, a crime involving moral turpitude or any other crime or offense that Licensor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Licensor's interest therein;

                  (4) a threat or danger to public health or safety results from the construction, maintenance or operation of any Restaurant developed under this Agreement;

                  (5) Developer fails to designate a qualified replacement Operating Principal or designee appointed by Operating Principal within sixty
(60) days after any initial or successor Operating Principal or designee ceases to serve as such, all as required under Section VI(A)(2)(e);

                  (6) Developer or any of the Controlling Principals breach any of the representations warranties and covenants in Article VI;

                  (7) Developer or any of the Controlling Principals transfers or attempts to transfer any rights or obligations under this Agreement, any interest in Developer or the assets of Developer, without first obtaining Licensor's written consent pursuant to Section VIII(B) or offering Licensor a right of first refusal with respect to such transfer pursuant to
Section VIII(D);

                  (8) Developer or any of the Controlling Principals fails to comply with the covenants in Article IX or fails to obtain execution of the covenants and related agreements required under Article IX hereof within thirty
(30) days after being requested to do so by Licensor;

                  (9) an approved transfer upon death or Permanent Disability is not effected within the time period and in the manner prescribed by Section VIII(E);

                  (10) Developer or any of the Controlling Principals misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or with the System or Licensor's rights therein;

                  (11) Developer, the Controlling Principals or any of their Affiliates fails, refuses or neglects promptly to pay when due any monetary obligation owing to Licensor or any of its Affiliates under this Agreement, any Operating Agreement or any other agreement (which shall include payments to lenders where Licensor has guaranteed the underlying indebtedness) and does not cure such default within five (5) days following notice from Licensor (or such other applicable cure period contained in such other agreement, unless no cure period is stated or such period is less than five (5) days, in which case the five (5) day cure period shall apply);

                  (12) Developer, the Controlling Principals or any of their Affiliates fails or refuses to comply with any term or condition of any sublease or related agreement, between Licensor or its Affiliates and Developer or its Affiliates, and does not cure such default within any notice and cure period provided for in such sublease or related agreement following notice from Licensor of such default (unless no cure period is specified in the sublease or other agreement), in which case the notice and cure period in Section VII(C) shall apply; or

                  (13) Developer or any of the Controlling Principals repeatedly commits a material event of default under this Agreement, whether or not such defaults are of the same or different nature and whether or not such defaults have been cured by Developer after notice by Licensor.

         C. Except as provided above in Sections VII(A) and VII(B), if Developer fails to comply with any other term or condition imposed by this Agreement, any Operating Agreement or any other development or operating agreement between Developer and Licensor, as such may from time to time be amended, Licensor may terminate this Agreement only by giving written notice of termination stating the nature of such default to Developer at least thirty (30) days prior to the effective date of termination; provided, however, that Developer may avoid termination by immediately initiating a remedy to cure such default and curing it to Licensor's satisfaction within the thirty (30) day period and by promptly providing proof thereof to Licensor. Subject to Section VII(D), if any such default is not cured within the specified time, or such longer period as applicable law may require, Developer's rights under this Agreement shall terminate without further notice to Developer effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require, unless Licensor gives Developer notice of Licensor's intent to continue this Agreement.

         D. Upon default by Developer under Sections VII(B) or VII(C), Licensor has the option, in its sole discretion, in addition to exercising its option to terminate this Agreement as provided in Sections VII(B) and (C), to do any one or more of the following:

                  (1) terminate or modify any territorial rights granted to Developer in Article I;

                  (2)      reduce the area of such territorial rights;

                  (3) reduce the number of Restaurants which Developer may establish pursuant to Section III(B)(l);

                  (4)      accelerate the Development Schedule;

                  (5) with respect to Section VII(B)(l), permit Developer to obtain an extension of the Development Schedule under Section III(B);

                  (6)      terminate or modify any right granted to Developer in
Section I(B); or

                  (7) pursue any other remedy Licensor may have at law or in equity; provided, however, that Licensor shall not be entitled to recover money damages for lost revenues or profits solely because of a failure of Developer to meet the Development Schedule set out herein so long as Developer shall demonstrate that such failure has occurred despite the exercise of all commercially reasonable efforts on Developer's part to meet such Development Schedule.

         E.       (1)      Upon the termination or expiration of this Agreement,
Developer shall have no right to establish or operate any Restaurant:

                           (a)      for which an Operating Agreement has not
been executed by Licensor and delivered to Developer at the time of termination or expiration, or

                           (b)      with respect to which Developer has not
satisfied the prerequisites for obtaining licenses as described in Article IV whether or not an Operating Agreement has been executed.

                  (2) If Licensor elects to terminate the territorial rights granted to Developer in Article I or modify such territorial rights or reduce the area of territorial rights as provided in Section VII(D) above, Developer shall continue to develop Restaurants in accordance with the Development Schedule or Supplementary Development Schedule, to the extent that the number of Restaurants Developer is required to develop is reduced and/or the area in which such Restaurants are required to be developed is reduced by Licensor pursuant to Sections VII(D)(2) and (3).

                  (3) If Licensor exercises any of its rights in Section VII(D) or if this Agreement otherwise expires or terminates, Licensor shall be entitled to establish, and to license others to establish, Restaurants in the Territory or in the portion thereof no longer part of the Territory or pursuant to any other modification of Developer's territorial rights, except as may be otherwise provided under any Operating Agreement which is then in effect between Licensor and Developer.

         F. Licensors exercise of any of its options under Section VII(D) shall not, in the event of a default, constitute a waiver by Licensor to exercise its option to terminate this Agreement at any time with respect to a subsequent event of default of a similar or different nature.

         G. No default under this Agreement shall constitute a default under any Operating Agreement between the parties hereto, unless the default is also a default under the terms of such Operating Agreement.

         H. Upon default of Developer and the early termination of this Agreement, Licensor shall have the right to purchase the assets of all of the Restaurants opened pursuant to Operating Agreements executed under the terms of this Agreement. The terms and conditions of the purchase transaction, including, but not limited to, the purchase price for the assets of such Restaurants, shall be determined in accordance with the provisions contained in the applicable Operating Agreement permitting the Licensor to purchase, at its option, such assets upon termination or expiration of the Operating Agreement.

         I. No right or remedy herein conferred upon or reserved to Licensor is exclusive of any other right or remedy provided or permitted by law or in equity.

         J. Upon termination or expiration of this Agreement, Developer and the Controlling Principals shall comply with the restrictions on confidential information and the covenants against competition contained in
Article IX. Any other person required to execute similar covenants pursuant to
Article IX shall also comply with such covenants.

         K. Developer acknowledges and agrees that each of the obligations of Developer and the Controlling Principals described in this Agreement is a material and essential obligation of Developer, that non-performance of such obligations will adversely and substantially effect the Licensor and the System, and that the exercise by Licensor of the rights and remedies set forth herein is appropriate and reasonable.

         L. Any alleged default by Licensor of this Agreement shall be deemed waived unless: (1) Developer gives Licensor written notice of such alleged default within thirty (30) days of its occurrence; and (2) Licensor fails to initiate a remedy to such alleged default within sixty (60) days of having received written notice thereof.

                                  ARTICLE VIII
                              TRANSFER OF INTEREST

         A. Licensor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or Entity without Developer's consent. Specifically, and without limitation to the foregoing, Developer and the Controlling Principals expressly affirm and agree that Licensor may sell its assets, the Proprietary Marks or the System to a third party; may offer its securities privately or publicly; may merge, spin-off, acquire other Entities, or be acquired by another Entity; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Developer and the Controlling Principals expressly and specifically waive any claims, demands or damages against Licensor arising from or related to the transfer of the Proprietary Marks (or any variation thereof) or its assets or the System (or any portion thereof) from Licensor to any other party. Upon such sale, assignment or disposition, Developer further agrees that Licensor shall have no further obligations arising out of or related to this Agreement so long as such obligations are assumed by the transferee. Nothing contained in this Agreement shall require Licensor to remain in the business of operating or licensing the operation of O'Charley's restaurants or other restaurant businesses or to offer any services or products, whether or not bearing the Proprietary Marks, to Developer, if Licensor exercises its rights hereunder to assign its rights in this Agreement.

         B.       (1)   Developer and the Controlling Principals understand and
acknowledge that the rights and duties set forth in this Agreement are personal to Developer and the Controlling Principals and that Licensor has granted such rights in reliance on the business skill, financial capacity and personal character of Developer and the Controlling Principals and with the expectation that the duties and obligations contained in this Agreement will be performed by Developer and the Controlling Principals signing this Agreement. Accordingly, neither Developer nor any Controlling Principal, nor any successor or assign of Developer or any Controlling Principal, shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise dispose of or encumber any direct or indirect interest in this Agreement, in Developer or the assets of Developer, without the prior written consent of Licensor; provided, however, that Licensor's prior written consent shall not be required for a transfer of less than a five percent (5%) interest in a Publicly-Held Entity. Any purported assignment or transfer, by operation of law or otherwise, made in violation of this Agreement shall be null and void.

                  (2) If Developer wishes to transfer all or part of its interest in this Agreement or if Developer or a Controlling Principal wishes to transfer any ownership interest in, or assets of, Developer, transferor and the proposed transferee shall apply to Licensor in writing for Licensor's consent, which may be withheld in Licensor's sole discretion. Without limiting the generality of the foregoing, Licensor may require that any or all of the following conditions be met prior to its approval of the transfer:

                           (a)      All of the accrued monetary obligations of
Developer and its Affiliates and all other outstanding obligations to Licensor and its Affiliates arising under this Agreement or any Operating Agreement or any other agreement shall have been satisfied in a timely manner and Developer shall have satisfied all trade accounts and other debts, of any nature or kind, in a timely manner.

                           (b)      Developer and its Affiliates are not in
default of any provision of this Agreement, any amendment hereof or successor hereto, or any Operating Agreement or any other agreement between Developer or its Affiliates and Licensor or its Affiliates; and Developer shall have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof.

                           (c)      The transferor and its principals, as
applicable, shall have executed a general release, in a form satisfactory to Licensor, of any and all claims against Licensor, and its Affiliates, and each of such Entity's respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement, any Operating Agreement and any other agreement between Developer and Licensor or any of their Affiliates or under federal, state or local laws, rules, and regulations or orders.

                           (d)      The transferee shall enter into a written
agreement, in a form satisfactory to Licensor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements of Developer in this Agreement, and, if transferee is a corporation, limited liability company, partnership or other Entity, transferee's shareholders, members, partners or other investors, as applicable, shall also execute such agreement as transferee's principals, and guarantee the performance of all such obligations, covenants and agreements.

                           (e)      The transferee shall demonstrate to
Licensor's satisfaction that transferee meets the criteria considered by Licensor when reviewing a prospective developer's application for development rights, including, but not limited to, Licensor's educational, managerial and business standards, transferee's good moral character, business reputation and credit rating, transferee's aptitude and ability to conduct the business contemplated hereunder (as may be evidenced by prior related business experience or otherwise), transferee's financial resources and capital for operation of the business and the geographic proximity of other territories with respect to which transferee has been granted development rights or of other O'Charley's restaurants operated by transferee, if any.

                           (f)      The transferee shall execute the standard
form development agreement then being offered to new System developers or a revised form of this Agreement, as Licensor deems appropriate, and such other ancillary agreements as Licensor may require, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, and if the transferee is a corporation, limited liability company, partnership or other Entity, transferee's shareholders, members, partners or other investors, as applicable, shall also execute such agreements as transferee's principals, and guarantee the performance of all such obligations, covenants and agreements.

                           (g)      The transferee, at its expense, shall
renovate, modernize and otherwise upgrade the Restaurant and, if applicable, any Restaurant delivery vehicles to conform to the then-current standards and specifications of the System, and shall complete the upgrading and other requirements within the time period reasonably specified by Licensor.

                           (h)      The transferor shall remain liable for all
of the obligations to Licensor in connection with this Agreement incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Licensor to evidence such liability.

                           (i)      At the transferee's expense, the transferee,
the transferee's Operating Principal (or his authorized designee), and any other applicable Restaurant personnel shall complete any training programs then in effect for operators of O'Charley's restaurants upon such terms and conditions as Licensor may reasonably require.

                           (j)      Developer shall pay a transfer fee of Five
Thousand Dollars ($5,000), or such greater amount as is necessary, to reimburse Licensor for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees.

                           (k)      If transferee is a corporation, limited
liability company, partnership or other Entity, transferee shall make and will be bound by any or all of the representations, warranties and covenants in
Article VI as Licensor requests. Transferee shall provide to Licensor evidence satisfactory to Licensor that the terms of Article VI have been satisfied and are true and correct on the date of transfer.

                           (l)      Developer shall have completed development
of the Restaurants required to be developed during the first three (3) Development Periods of the Development Schedule.

                  (3) Developer acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to ensure such transferee's full performance of the obligations hereunder.

         C. In the event the proposed transfer is to a corporation formed solely for the convenience of ownership, Licensor's consent may be conditioned upon any of the requirements in Section VIII(B)(2)(a), (b), (d), (h), (i) and
(k). With respect to a transfer to a corporation formed for the convenience of ownership, Developer shall be the owner of all the voting stock or interest of the corporation, and if Developer is owned by more than one individual, each such individual shall have the same proportionate ownership interest in the corporation as he had in Developer prior to the transfer.

         D.       (1)       If Developer wishes to transfer all or part of its
interest in the assets of a Restaurant or this Agreement, or if Developer or a Controlling Principal wishes to transfer any ownership interest in Developer pursuant to an offer received from a third party to purchase such interest, then such proposed seller shall promptly notify Licensor in writing of each such offer, shall certify that such offer is bona fide and shall provide and shall certify in writing as to the accuracy of such information and documentation relating to the offer as Licensor may require. Licensor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification and copies of all documentation requested by Licensor describing the terms of such offer, to send written notice to the proposed seller that Licensor intends to purchase the proposed seller's interest on the same terms and conditions offered by the third party. In the event that Licensor elects to purchase the proposed seller's interest, closing on such purchase must occur within the later of sixty (60) days from the date of notice to the proposed seller of the election to purchase by Licensor, sixty (60) days after the date Licensor receives and obtains all necessary permits and approvals to complete such purchase or such other date the parties mutually agree upon in writing. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by Licensor as in the case of an initial offer. Failure of Licensor to exercise the option afforded by this Section VIII(D) shall not constitute a waiver of any other provision of this Agreement, including the consent provisions of Section VIII(B) and all of the other requirements of this Article VIII relating to a proposed transfer.

                  (2) If the offer from a third party provides for payment of consideration other than cash or involves certain non-cash items or intangible benefits, Licensor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash of such non-cash item or intangible benefit (the "Cash Equivalent"). If the parties cannot agree within thirty (30) days on the reasonable equivalent in cash of the non-cash part of the offer, then the Cash Equivalent will be determined by one (1) or more professional appraisers or independent certified public accountants who are qualified by experience and ability to appraise (each, a "Qualified Appraiser"), selected under the procedures in this Section. If the Cash Equivalent is to be determined by Qualified Appraisers, Licensor and Developer will each have the opportunity to appoint, at their own expense, a Qualified Appraiser, within five (5) days following the expiration of the thirty (30) day period within which Licensor and Developer could not mutually agree on the Cash Equivalent. If either party shall fail to appoint a Qualified Appraiser within this five (5) day period, the other Qualified Appraiser shall unilaterally establish the Cash Equivalent by a written opinion and the cost of such Qualified Appraiser shall be split between the two parties equally. If both parties appoint Qualified Appraisers within this five (5) day period, the two (2) Qualified Appraisers shall establish the Cash Equivalent in a single written opinion agreed to by both of them. If the two (2) Qualified Appraisers cannot agree on the Cash Equivalent within ten (10) days of the appointment of the latter of them, the two (2) Qualified Appraisers shall together appoint a third Qualified Appraiser whose written opinion shall establish a Cash Equivalent between the Cash Equivalents established by the first two (2) Qualified Appraisers. In the event of such appraisal, each party shall bear its own legal and other costs. In the event that Licensor exercises its right of first refusal herein provided, it shall have the right to set off
(i) all amounts due from Developer for the Qualified Appraisers' fees and appraisal costs, and (ii) all amounts due from Developer or any of its Affiliates, against any payment therefor.

         E.       (1)     Upon the death of Developer (if Developer is a natural
person) or any Controlling Principal who is a natural person (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party in accordance with the conditions described in this Section VIII(E) within twelve (12) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Licensor. If the distributee is not approved by Licensor, then the distributee shall transfer such interest to a third party approved by Licensor within twelve (12) months after the death of the Deceased.

                  (2) Upon the Permanent Disability of Developer (if Developer is a natural person) or any Controlling Principal who is a natural person, Licensor may, in its sole discretion, require such interest to be transferred to a third party approved by Licensor within six (6) months after notice to Developer of such Permanent Disability. "Permanent Disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the guaranty made part of this Agreement for at least ninety (90) consecutive days. Permanent Disability shall be determined upon examination of the person by a licensed practicing physician selected by Licensor; or, if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section VIII(E). The costs of any examination required by this Section shall be paid by Licensor.

                  (3) Upon the death or claim of Permanent Disability of Developer or any Controlling Principal, Developer or a representative of Developer, must promptly notify Licensor of such death or claim of Permanent Disability within fifteen (15) days of its occurrence. Any transfer upon death or Permanent Disability shall be subject to the same terms and conditions as described in this Article VIII for any inter vivos transfer. Developer and each Controlling Principal shall have the right to seek approval of a transfer of their respective interest to a proposed successor prior to the death or claim of Permanent Disability by Developer or the Controlling Principal, as applicable. If Developer or any Controlling Principal, as applicable, desires to obtain approval of any proposed successor in interest prior to the death or claim of Permanent Disability, Developer or the Controlling Principal, as applicable, shall submit to Licensor such information and documentation concerning such proposed successor required by Licensor in the Manuals or other written directives. Further, as a condition to approval, Licensor may, in its sole discretion, require compliance with any of the terms and conditions described in this Section for any inter vivos transfer.

         F. Licensor's consent to a transfer of any interest in Developer or in this Agreement described herein shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Licensor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

         G. Securities of, or other Entity ownership interests in, Developer may be offered to prospective investors, including existing investors, by private offering or otherwise, only with the prior written consent of Licensor. All materials required for such offering by federal or state law shall be submitted to Licensor for a limited review, as discussed below prior to being filed with any governmental agency; and any materials to be used in any exempt offering shall be submitted to Licensor for such review prior to their use. No offering by Developer shall imply (by use of the Proprietary Marks or otherwise) that Licensor is participating in an underwriting, issuance or offering of Developer's securities or other Entity ownership interests or the securities or other Entity ownership interests of any subsidiary or Affiliate of Licensor; and Licensor's review of any offering materials shall be limited solely to the subject of the relationship between Developer and Licensor and their Affiliates. Licensor may, at its option, require Developer's offering materials to contain a written statement prescribed by Licensor concerning the limitations described in the preceding sentence. Developer, its Principals and the other participants in the offering must prior to the commencement of such offering, agree in writing to fully indemnify Licensor, Licensor's Affiliates and each of such Entity's respective officers, directors, shareholders, members, partners, agents, representatives, independent contractors and employees in connection with the offering. For each proposed offering, Developer shall reimburse Licensor for its reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees. Developer shall give Licensor written notice at least ninety (90) days prior to the date of commencement of any offering or other transaction covered by this Section.

         H. Developer and each of its Controlling Principals, as applicable, may transfer, sell or assign their respective interests in Developer, by and among themselves only with Licensor's prior written consent; provided, however, such transfer, sale or assignment shall not result in a change in the Controlling Interest in Developer. Licensor's consent may be conditioned on compliance with Section VIII(B)(2)(a), (b), (d), (h), (i), (k) and (l). For the purpose of this Agreement, "Controlling Interest" shall mean:

                           (a)      if Developer is a corporation, that the
Controlling Principals, either individually or cumulatively, (i) directly or indirectly own at least fifty-one percent (51%) of the shares of each class of Developer's issued and outstanding capital stock and (ii) are entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to elect a majority of the members of the board of directors or to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement;

                           (b)      if Developer is a limited liability company,
that the Controlling Principals (i) own at least fifty-one percent (51%) of the outstanding units of membership interest in the limited liability company, and
(ii) are entitled under its operating agreement to act on behalf of the limited liability company without the approval or consent of any other member or be able to cast a sufficient number of votes to require the limited liability company to take or omit to take any action which the limited liability company is required to take or omit to take under this Agreement; or

                           (c)      if Developer is a partnership, that the
Controlling Principals (i) own at least a fifty-one percent (51 %) interest in the operating profits and operating losses of the partnership as well as at least a fifty-one percent (51%) ownership interest in the partnership (and at least a fifty-one percent (51%) interest in the shares of each class of capital stock or other ownership interest of any direct or indirect corporate or other Entity general partner) and (ii) are entitled under its partnership agreement or other Entity organizational documents or applicable law to act on behalf of the partnership without the approval or consent of any other partner or owner or be able to cast a sufficient number of votes to require the partnership or other Entity to take or omit to take any action which the partnership or other Entity is required to take or omit to take under this Agreement.

         I. If any person holding an interest in Developer (other than Developer or a Controlling Principal, which parties shall be subject to the provisions set forth in Section VIII(B) above) transfers such interest, then Developer shall promptly notify Licensor of such proposed transfer in writing and shall provide such information relative thereto as Licensor may reasonably request prior to such transfer. Such transferee must have good moral character a good business reputation, an acceptable credit rating and may not be one of Licensor's competitors. Such transferee will be a Developer's Principal and as such shall execute a confidentiality and non-compete agreement in the form then required by Licensor, which form shall be in substantially the same form attached hereto as Attachment C (see Sections IX(B)(2) and IX(I)). Licensor also reserves the right to designate the transferee as one of the Controlling Principals.

                                   ARTICLE IX
                                   COVENANTS

         A. Developer and Operating Principal covenant that during the term of this Agreement (except as otherwise approved in writing by Licensor) Developer and Operating Principal (and any approved designee for Operating Principal) shall devote their full time, energy and best efforts to the management and operation of the development activities contemplated under this Agreement.

         B. (1) Neither Developer nor any of the Controlling Principals shall, during the term of this Agreement and thereafter, communicate or divulge to, or use for the benefit of, any other person, persons or Entity and following the termination or expiration of this Agreement, shall not use for their own benefit, any confidential information, knowledge or know-how concerning the methods of development and operation of the Restaurants which may be communicated to Developer or any of the Controlling Principals or of which they may be apprised under this Agreement. Developer and each of the Controlling Principals shall disclose such confidential information only to the Controlling Principals and Developer's personnel who must have access to it in connection with their employment with Developer. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Licensor provides to Developer in connection with this Agreement shall be deemed confidential for the purposes of this Agreement. Neither Developer nor the Controlling Principals shall at any time, without Licensor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenants in this Section shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon Developer and each of the Controlling Principals; provided, however, if the jurisdiction in which this covenant is sought to be enforced does not allow perpetual binding, then the maximum amount of time allowed under the applicable law.

                  (2) Developer shall require and obtain execution of covenants similar to those set forth in Section IX(B)(1) from each of its Principals who are not required to sign this Agreement as a Controlling Principal or as Operating Principal. Such covenants shall be substantially in the form contained in Attachment C. Developer shall provide Licensor with executed copies of all such agreements ten (10) days after they are executed.

         C. Developer and the Controlling Principals specifically acknowledge that, pursuant to this Agreement, Developer and the Controlling Principals will receive valuable training, trade secrets and confidential information which are beyond the present skills and experience of Developer and the Controlling Principals and Developer's managers and employees and that Developer has the right and the obligation, arising from this Agreement, to develop the Territory for the benefit of the System. Developer and the Controlling Principals acknowledge that such specialized training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development and operation of the Restaurants and that gaining access to such specialized training, trade secrets and confidential information is, therefore, a primary reason for entering into this Agreement. In consideration of such specialized training, trade secrets, confidential information and rights, Developer and the Controlling Principals covenant that, during the term of this Agreement, except as otherwise approved in writing by Licensor, neither Developer nor any of the Controlling Principals shall, either directly or indirectly, for themselves, through, on behalf of or in conjunction with any person, persons or Entity:

                (1) divert, or attempt to divert, any business or customer of the business described hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System; or

                (2) own, maintain, operate, engage in or have any financial or beneficial interest in (including through any interest in an Entity that conducts such activities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Licensor has used, sought registration of or registered the same or similar Proprietary Marks or operates or licenses others to operate a business under the same or similar Proprietary Marks.

         D. With respect to Developer, and for a continuous uninterrupted period commencing upon the expiration or termination of (regardless of the cause for termination), or transfer of all of the Controlling Interest in, this Agreement (or with respect to each of the Controlling Principals, commencing upon the earlier of: (i) the expiration, termination of, or transfer of all of the Controlling Interest in this Agreement or (ii) the time such individual or Entity ceases to satisfy the definition of Principal as described in this Agreement), and continuing for two (2) years thereafter, except as otherwise approved in writing by Licensor, neither Developer nor any of the Controlling Principals shall, either directly or indirectly, for themselves or through, on behalf of, or in conjunction with any person, persons or Entity:

                (1) divert, or attempt to divert, any business or customer of the business described hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Licensor's Proprietary Marks and the System;

                (2) employ, or seek to employ, any person who is at that time, or has been within the preceding six (6) months, employed by Licensor or any of its Affiliates or by any other developer or operator of Licensor, or otherwise directly or indirectly induce such person to leave that person's employment; provided, however, that Developer may employ such person in a managerial position with respect to Developer's operation of an O'Charley's restaurant pursuant to the terms of the Operating Agreement applicable to such O'Charley's restaurant; or

                (3) own, maintain, operate, engage in or have any financial or beneficial interest in (including through any interest in an Entity that conducts such activities), advise, assist or make loans or provide guarantees with respect to loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, which business is, or is intended to be, located within the Territory or within a fifteen (15) mile radius of the location of any O'Charley's restaurant or food service facility in existence or under construction (or where land has been purchased or a lease has been executed for the construction of an O'Charley's restaurant or other food service facility) as of the earlier of: (a) the expiration or termination of, or the transfer of all of Developer's interest in, this

Agreement; or (b) the time the Controlling Principal ceases to satisfy the definition of Developer's Principal, as applicable.

         E. Sections IX(C)(2) and (D)(3) shall not apply to ownership of less than a five percent (5%) beneficial interest in the outstanding equity securities of any Publicly-Held Entity.

         F. The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Licensor. The parties agree that each of the above covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Article IX is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed or unappealable final decision to which Licensor is a party, Developer and the Controlling Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law as if the resulting covenant were separately stated in and made a part of this Section.

         G. Developer and the Controlling Principals understand and acknowledge that Licensor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section IX(B), or any portion thereof, without their consent, effective immediately upon notice to Developer. Developer and the Controlling Principals agree that they shall immediately comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XV(A).

         H. Developer and the Controlling Principals expressly agree that the existence of any claims they may have against Licensor whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Licensor of the covenants in this Article IX. Developer and the Controlling Principals agree to pay all costs and expenses (including reasonable attorneys' fees) incurred by Licensor in connection with the enforcement of this Section.

         I. Developer shall require and obtain the execution of covenants similar to those set forth in Sections IX(C) and (D) (including covenants applicable upon the termination of a person's employment with Developer) from each of Principal who is not required to sign this Agreement as a Controlling Principal. Such covenants shall be substantially in the form set forth in Attachment C. Licensor reserves the right, in its sole discretion, to decrease the period of time or geographic scope of the non-competition covenant set forth in Attachment C or eliminate such non-competition covenant altogether for any party that is required to execute such agreement under this Article IX.

         J. Developer and the Controlling Principals acknowledge that a violation of this Section would result in irreparable injury to Licensor for which no adequate remedy at law may be available, and Developer and the Controlling Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Developer or the Controlling Principals in violation of the terms of this Section. Developer and the Controlling Principals agree to pay all court costs and reasonable legal fees incurred by Licensor in obtaining specific performance, injunctive relief or any other remedy available to Licensor for any violation of the requirements of this Section.

         K. Notwithstanding anything else in this Article IX to the contrary, if there is a state specific non-competition and/or non-solicitation addendum attached to this Agreement, the terms of such addendum shall supersede the terms of this Article IX to the extent they are inconsistent with one another.

                                   ARTICLE X
                   INDEPENDENT CONTRACTOR AND INDEMNIFICATION

         A. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Developer shall be an independent contractor and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, Affiliate, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

         B. During the term of this Agreement, Developer shall hold itself out to the public as an independent contractor conducting its development operations pursuant to development rights granted by Licensor. Developer agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place in any Restaurant established under any Operating Agreement for the purposes hereunder, the content and form of which Licensor reserves the right to specify in writing.

         C. Developer understands and agrees that nothing in this Agreement authorizes Developer or any of the Controlling Principals to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name and that Licensor shall in no event assume liability for, or be deemed liable under this Agreement as a result of any such action or for any act or omission of Developer or any of the Controlling Principals, or any claim or judgment arising therefrom.

         D. (1) Developer and each of the Controlling Principals shall indemnify and hold harmless Licensor and its Affiliates and their officers, directors, shareholders, employees, managers, members, agents and representatives from any and all claims, demands, suits, proceedings, fines, losses, liabilities damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred, directly or indirectly, by any one or more of them (collectively, "Damages") as a result of (a) any breach or other failure by Developer, Operating Principal or any Controlling Principal to perform its or his obligations hereunder or under any other instrument or agreement executed in connection herewith, or (b) any other action or inaction by Developer, Operating Principal, any Controlling Principal or any other person resulting from or in connection with the operation of any Restaurant; provided, however, that neither Developer, Operating Principal nor any Controlling Principal shall be liable for Damages resulting from Licensor's or its Affiliates' gross negligence or willful misconduct.

                 (2) Developer and each of the Controlling Principals agree to give Licensor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. Licensor shall have the option, in its sole discretion, to defend any action seeking Damages as a result of any action or inaction by Developer or any other person resulting from or in connection with the operation of the Restaurant or to allow Developer to defend such action with counsel satisfactory to Licensor.

                (3) Developer and the Controlling Principals expressly agree that the terms of this Section X(D) shall survive the termination, expiration or transfer of this Agreement or any interest herein.

                                   ARTICLE XI
                                    APPROVALS

         A. Whenever this Agreement requires the prior approval or consent of Licensor, Developer shall make a timely written request to Licensor and such approval or consent shall be obtained in writing.

         B. Licensor makes no warranties or guarantees upon which Developer may rely and assumes no liability or obligation to Developer or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to Developer in connection with this Agreement or the construction of restaurants, or by reason of any neglect, delay or denial of any request therefor.

                                  ARTICLE XII
                            NON-WAIVER AND REMEDIES

         A. No delay, waiver, omission or forbearance on the part of Licensor to exercise any right, option, duty or power arising out of any breach or default by Developer or the Controlling Principals under this Agreement shall constitute a waiver by Licensor to enforce any such right, option, duty or power against Developer or the Controlling Principals, or as to a subsequent breach or default by Developer or the Controlling Principals. Acceptance by Licensor of any payments due to it hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by Licensor of any preceding breach by Developer or the Controlling Principals of any terms, provisions, covenants or conditions of this Agreement.

         B. All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between Developer, or its Affiliates, and Licensor or its Affiliates. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof and may be exercised at any time or from time to time as often as may be expedient. Any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of Licensor's rights pursuant to Article VII of this Agreement shall not discharge or release Developer or any of the Controlling Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement. Additionally, Developer and the Controlling Principals shall pay all court costs and attorneys' fees incurred by Licensor in obtaining any remedy available to Licensor for any violation of this Agreement.

                                  ARTICLE XIII
                                    NOTICES

         All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person, by overnight courier service, facsimile transmission or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.

Notices to Licensor:               O'Charley's Inc.
                                   3038 Sidco Drive
                                   Nashville, Tennessee 37204
                                   Attention:  Director of Franchising
                                   Facsimile: (615) 782-5043

Notices to Developer and
the Controlling Principals:        c/o Meritage Hospitality Group Inc.
                                   1971 E. Beltline, NE Suite 200
                                   Grand Rapids, Michigan 49525
                                   Attention:  Robert E. Schermer, Jr.
                                   Facsimile: (616) 776-2776

                                  ARTICLE XIV
                         SEVERABILITY AND CONSTRUCTION

         A. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable. If for any reason any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties. The invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement and there shall be automatically added such portion, section, part, term or provision as similar as possible to that which was severed which shall be valid and not contrary to or in conflict with any law or regulation.

         B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed to, confer upon any person or legal Entity other than Developer and Licensor, Licensor's officers, directors and personnel and such of Developers and Licensors respective successors and assigns as may be contemplated (and, as to Developer, authorized by Article VIII), any rights or remedies under or as a result of this Agreement.

         C. All captions in this Agreement are intended solely for the convenience of the parties and shall not affect the meaning or construction of any provision of this Agreement.

         D. All references to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by the Controlling Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by Developer in this Agreement shall be deemed, jointly and severally, undertaken by all of the Controlling Principals.

         E. The term "Principals" shall mean, collectively and individually, Developer's spouse, if Developer is an individual; all officers and directors of Developer (including the officers and directors of any general partner of Developer) whom Licensor designates as Principals and all holders of an ownership interest in Developer and of any Entity directly or indirectly controlling Developer, and any other person or Entity controlling, controlled by or under common control with Developer. Each Principal as of the date of this Agreement is listed on Attachment D.

         F. For purposes of this Agreement, the term "Publicly-Held Entity" means any Entity with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or an Entity subject to the requirements of Section 15(d) of such Act. Further, for purposes of this Agreement, an "Affiliate" of a person or Entity is any person or Entity that is controlled by, controlling or under common control with such person or Entity.

         G. This Agreement may be executed in counterparts and each copy so executed shall be deemed an original.

         H. This Agreement shall not become effective until signed by an authorized officer of Licensor.

         I. The word "including" when used herein shall mean "including without limitation."


                                   ARTICLE XV
                        ENTIRE AGREEMENT; APPLICABLE LAW

         A. This Agreement, the documents referred to herein and the Attachments hereto, constitute the entire, full and complete agreement between Licensor, Developer and the Controlling Principals concerning the subject matter hereof and shall supersede all prior related agreements between Licensor, Developer and the Controlling Principals. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by' their authorized officers or agents in writing.

         B. Developer and the Controlling Principals hereby irrevocably submit themselves to the jurisdiction of the state and the federal district courts located in the state, county or judicial district in which the Licensor's principal place of business is located at the time such proceeding is commenced. Developer and the Controlling Principals hereby waive all questions of personal jurisdiction at the time such proceeding is commenced for the purpose of carrying out this provision. Developer and the Controlling Principals hereby agree that service of process may be made upon any of them in any proceeding relating to or arising out of this Agreement or the relationship created by this Agreement by any means allowed by applicable state or federal law. Developer and the Controlling Principals further agree that venue for any proceeding relating to or arising out of this Agreement shall be the county or judicial district in which Licensor's principal place of business is located at the time such proceeding is commenced; provided, however, with respect to any action (1) for monies owed, (2) for injunctive or other extraordinary relief or (3) involving possession or disposition of, or other relief relating to, the Restaurant premises, Licensor may bring such action in any state or federal district court which has jurisdiction. With respect to all claims, controversies, disputes or actions related to this Agreement or the relationship created thereby. This Agreement and any such related claims, controversies, disputes or actions, shall be governed, enforced and interpreted under the law of the state where Licensor's principal place of business is located at the time any claim, controversy, dispute, or action (without regard to choice of law rules) arose.

         C. Developer, the Controlling Principals and Licensor acknowledge that each party's agreement regarding applicable state law and forum set forth in
Section XV(B) above provides each of the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or the parties' relationship created by this Agreement. Each of Developer, the Controlling Principals and Licensor further acknowledges the receipt and sufficiency of mutual consideration for such benefit, and that each party's agreement regarding applicable state law and choice of forum have been negotiated in good faith and are part of the benefit of the bargain reflected by this Agreement.

         D. Developer, the Controlling Principals and Licensor acknowledge that the execution of this Agreement and acceptance of the terms by the parties occurred at Licensor's principal place of business, and further acknowledge that the performance of certain obligations of Developer arising under this Agreement, including, but not limited to, the payment of monies due hereunder, shall occur where Licensor's principal place of business is located at the time such obligation is due.

         E. Without limiting any of the foregoing, Developer and each of the Controlling Principals acknowledge and agree that Licensor has the right, at any time, to create a dispute resolution program and related specifications, standards, procedures and rules for the implementation thereof to be administered by Licensor or its designees for the benefit of all developers and developers conducting business under the System. The standards, specifications, procedures and rules for such dispute resolution program shall be made part of the Manuals, and Developer and the Controlling Principals shall comply with all such standards, specifications, procedures and rules in seeking resolution of any claims, controversies or disputes with or involving Licensor or other developers or operators, if applicable under the program. If Licensor, in its sole discretion, makes such dispute resolution program mandatory, then Developer, the Controlling Principals and Licensor hereby agree to submit any claims, controversies or disputes arising out of or relating to this Agreement or the relationship created by this Agreement for resolution in accordance with such dispute resolution program, or if such claim, controversy or dispute relates to another developer or operator, Developer and the Controlling Principals agree to participate in the program and submit any such claims, controversies or disputes in accordance with the program's standards, specifications, procedures and rules, prior to seeking resolution of such claim by any other judicial or legally available means.

         F. Developer and the Controlling Principals hereby waive, to the fullest extent permitted by law, any right to or claim of any punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) against Licensor, its Affiliates, and their respective officers, directors, shareholders, members, partners, agents, representatives, independent contractors, servants and employees, in their corporate and individual capacities, arising out of any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) and agree that in the event of a dispute, Developer and the Controlling Principals shall be limited to the recovery of any actual damages sustained by them. If any other term of this Agreement is found or determined to be unconscionable or unenforceable for any reason, the foregoing provisions of waiver by agreement of punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) shall continue in full force and effect.

         G. Licensor, Developer and the Controlling Principals hereby agree that no form of proceeding permitted hereby will be maintained by any party to enforce any liability or obligation of the other party, whether arising from this Agreement or otherwise, unless brought before the expiration of the later of: (i) one (1) year after the date of discovery of the facts resulting in such liability or obligation; or (ii) two (2) years after the date of the first act or omission giving rise to the alleged liability or obligation, except that where state or federal law mandate or make possible by notice or otherwise a shorter period, such shorter period shall apply.

         H. Any obligation of Developer or the Controlling Principals that contemplates performance of such obligation after termination or expiration of this Agreement or the transfer of any interest of Developer or the Controlling Principals therein, shall be deemed to survive such termination, expiration or transfer, including the provisions of this Article XV.

         I. Developer, the Controlling Principals and Licensor acknowledge that various provisions of this Agreement specify certain matters that are within the discretion or judgment of Licensor or are otherwise to be determined unilaterally by Licensor. If the exercise of Licensor's discretion or judgment as to any such matter is subsequently challenged, the parties to this Agreement expressly direct the trier of fact that Licensor's reliance on a business reason in the exercise of its discretion or judgment is to be viewed as a reasonable and proper exercise of such discretion or judgment, without regard to whether other reasons for its decision may exist and without regard to whether the trier of fact would independently accord the same weight to the business reason.

                                  ARTICLE XVI
                                ACKNOWLEDGMENTS

         A. Developer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Developer. Licensor expressly disclaims making, and Developer acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

         B. Developer acknowledges that Developer has received, read and understands this Agreement and the related Attachments and Agreements and that Licensor has afforded Developer sufficient time and opportunity to consult with advisors selected by Developer about the potential benefits and risks of entering into this Agreement.

         C. Developer acknowledges that it received a complete copy of this Agreement and all related Attachments and Agreements at least five (5) business days prior to the date on which this Agreement was executed. Developer further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.


                  (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.


                                    LICENSOR:

                                    O'CHARLEY'S INC.,
                                    a Tennessee corporation



                                    By:  /s/ Edward C. Hastings
                                       -----------------------------------------
                                         Edward C. Hastings
                                         Director of Franchising


                                    DEVELOPER:

                                         OCM DEVELOPMENT, LLC,
                                         a Michigan limited liability company



                                    By:  /s/ Robert E. Schermer, Jr.
                                       -----------------------------------------
                                         Robert E. Schermer, Jr.*
                                         Chief Executive Officer


                                    CONTROLLING PRINCIPAL:

                                    MERITAGE HOSPITALITY GROUP, INC.,
                                    a Michigan corporation

                                    By:  /s/ Robert E. Schermer, Jr.
                                       -----------------------------------------
                                         Robert E. Schermer, Jr.
                                         Chief Executive Officer


* Denotes individual who is Developer's Operating Principal

                                  ATTACHMENT A
                            TO DEVELOPMENT AGREEMENT


                                O'CHARLEY'S INC.
                               OPERATING AGREEMENT

[O'CHARLEY'S LOGO]

                                O'CHARLEY'S INC.

                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I           Grant.........................................................................................2
ARTICLE II          Construction; Opening.........................................................................4
ARTICLE III         Prerequisites To License Effectiveness........................................................4
ARTICLE IV          Term And Renewal..............................................................................6
ARTICLE V           Fees..........................................................................................8
ARTICLE VI          Licensor's Obligations.......................................................................11
ARTICLE VII         Operator's Agreements, Representations, Warranties And Covenants.............................13
ARTICLE VIII        Restaurant Operations........................................................................20
ARTICLE IX          Advertising And Related Fees.................................................................25
ARTICLE X           Proprietary Marks............................................................................30
ARTICLE XI          Confidentiality And Non-competition Covenants................................................32
ARTICLE XII         Books And Records............................................................................37
ARTICLE XIII        Insurance....................................................................................38
ARTICLE XIV         Debts and Taxes..............................................................................40
ARTICLE XV          Transfer of Interest.........................................................................41
ARTICLE XVI         Indemnification..............................................................................47
ARTICLE XVII        Relationship Of The Parties..................................................................48
ARTICLE XVIII       Termination..................................................................................48
ARTICLE XIX         Post-Termination.............................................................................52
ARTICLE XX          Miscellaneous................................................................................56
ARTICLE XXI         Acknowledgments..............................................................................60

Attachment A          Location and Opening Date.................................................................A-1
Attachment B          Statement of Ownership Interests and Principals...........................................B-1
Attachment C          Confidentiality and Non-Compete Agreement.................................................C-1
Attachment D          Software License Agreement................................................................D-1
Attachment E          Electronic Fund Transfer Authorization....................................................E-1
Attachment F          Guaranty..................................................................................F-1

                                O'CHARLEY'S INC.

                               OPERATING AGREEMENT

         THIS OPERATING AGREEMENT (the "Agreement") is made and entered into this _____ day of ________________, 20___, by and among O'Charley's Inc., a Tennessee corporation ("Licensor"), _________________________ ("Operator"), ____________________, ___________________________ and _______________________
(each a "Controlling Principal;" collectively the "Controlling Principals").

                                   WITNESSETH:

         WHEREAS, Licensor, as a result of the expenditure of time, skill, effort and money, has developed and owns the rights to develop and operate a unique system of full service varied menu casual dining restaurants which feature freshly prepared items such as hand-cut and aged steaks, fresh chicken, seafood, homemade yeast rolls and fresh-cut salads with special recipe dressings and which serve alcoholic beverages through a full-service bar all under the trademark O'Charley's(R) (the "System");

         WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color schemes, awnings, neons and furnishings, special recipes and menu items, uniform standards, specifications and procedures for operations, quality and uniformity of products and services offered, procedures for inventory management and financial control, training and assistance, and advertising and promotional programs, all of which may be changed, improved and further developed by Licensor from time to time;

         WHEREAS, Licensor identifies the System by means of certain trade names, service marks, trademarks, emblems and indicia of origin, including, but not limited to, the mark O'Charley's(R) and such other trade names, service marks and trademarks as are now designated (and may hereafter be designated by Licensor in writing) for use in connection with the System (the "Proprietary Marks");

         WHEREAS, Licensor continues to develop, use and control the use of such Proprietary Marks in order to identify for the public the source of services and products marketed thereunder and under the System, and to represent the System's high standards of quality, appearance and service;

         WHEREAS, the value of Licensor's Proprietary Marks is based upon: (a) the maintenance of uniform high quality standards in connection with the preparation and sale of Licensor-approved food and beverage products; (b) the uniform high standards of appearance of the individual restaurant units in the System; (c) the use of distinctive Proprietary Marks, building designs and advertising signs representing a uniformly high quality of products and services; and (d) the assumption by its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System and of the Proprietary Marks by strict adherence to the high standards required by Licensor;

         WHEREAS, Licensor, Operator and the Controlling Principals have entered into a Development Agreement dated as of __________ _____, 20__ (the "Development Agreement"), relating to the development by Operator of O'Charley's restaurants;

         WHEREAS, Operator desires to use the System in connection with the operation of a full-service O'Charley's restaurant at the location specified in Attachment A hereto, as well as to receive the training and other assistance provided by Licensor in connection therewith; and

         WHEREAS, the license granted pursuant to this Agreement is for the __________ Restaurant developed under the Development Agreement.

         NOW, THEREFORE, the parties, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                      GRANT

         A. In reliance on the representations, warranties covenants and agreements of Operator and its Controlling Principals hereunder, Licensor hereby grants to Operator, upon the terms and conditions in this Agreement, the right, license and obligation, and Operator hereby accepts the right, license and obligation, to operate, during the term of this Agreement, a full-service O'Charley's restaurant under the Proprietary Marks and the System in accordance with this Agreement (the "Restaurant" or "Licensed Business").

         B. The specific street address of the Restaurant location accepted by Licensor shall be set forth in Attachment A (the "Location"). Operator shall not relocate the Restaurant without the express prior written consent of Licensor. This Agreement does not grant to Operator the right or license to operate the Restaurant or to offer or sell any products or services described in this Agreement at or from any other location.

         C. If Operator is unable to continue the operation of the Restaurant at the accepted Location because of the occurrence of a Force Majeure event, then Operator may request approval of Licensor to relocate the Restaurant to another location. Any other request to relocate the Restaurant shall also be subject to the same procedures. If Licensor elects to grant Operator the right to relocate the Restaurant, then Operator shall comply with the site selection and construction procedures set forth in the Development Agreement.

         D. Except as provided in this Agreement, and subject to Operator's full compliance with this Agreement and any other agreement among Operator and any of its Affiliates and Licensor or any of its Affiliates, neither Licensor nor any Affiliate shall establish or authorize any other person or any other corporation, limited liability company, partnership, limited partnership, joint venture, association, trust, unincorporated association or other business organization (each, an "Entity"), other than Operator, to establish a full-service Restaurant within the radius of the Location set forth on Attachment A hereto. Notwithstanding the foregoing, Operator acknowledges and agrees that Licensor and its Affiliates may (or may authorize a third party to) conduct any of the following activities, regardless of proximity to the Location or the Restaurant:

                  (1) Licensor, its Affiliates, any O'Charley's developer or operator and any other authorized person or Entity shall have the right, at any time, to advertise and promote the System, and fill customer orders by providing catering and/or delivery services.

                  (2) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) collateral and ancillary products and services under the Proprietary Marks which may be similar to those offered by the Restaurant if offered and sold other than through a full-service O'Charley's restaurant, such as pre-packaged food products, T-shirts and O'Charley's memorabilia.

                  (3) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) such products and services under the Proprietary Marks through any permanent, temporary or seasonal food service facility (e.g., a kiosk, concession or multi-brand facility) that will provide a limited number or representative sample of the products and services normally offered by, and be located in a smaller facility than, a full-service O'Charley's restaurant ("Alternative Distribution Facilities").

                  (4) Licensor and its Affiliates may operate (or may authorize others to operate) a full-service O'Charley's restaurant or other similar food service facilities offering the same products and services offered by a full-service O'Charley's restaurant or an Alternative Distribution Facility in any area of retail sales establishments, food courts, transportation facilities (e.g., airports, train stations, bus terminals, port authorities), hospitals and other health care facilities, cafeterias, commissaries, schools, hotels, sports and entertainment facilities (e.g., stadiums, arenas, ballparks, convention centers) and other mass gathering locations or events designated by Licensor (each, an "Excluded Area"). Licensor may first offer to Operator the right to offer and sell the O'Charley's restaurant products in the Excluded Area within the Territory. Operator must meet each of the conditions outlined in
Section III(A), and any other criteria and qualifications deemed necessary by Licensor, or any other third party involved in the arrangement, such as an airport or stadium authority, educational institution or other facilities operator ("Facilities Operator"), to offer for sale and sell the O'Charley's restaurant products and services in the Excluded Area. If Operator does not meet all of the criteria and qualifications required by Licensor and the Facilities Operator, then Operator shall not be granted the right to offer for sale and sell such products and services within the Excluded Area and Licensor may conduct such business itself, or authorize any other person or Entity to do so. If Operator meets all the conditions, criteria and qualifications, Licensor shall offer to Operator the right to offer for sale and sell such products and services on such terms and conditions as such arrangements may be offered to third parties as determined by Licensor or such Facilities Operator, as applicable. Once such offer has been made to Operator by Licensor in writing, Operator shall have the right to accept such offer within thirty (30) days after receipt of such written notification. If Operator fails to notify Licensor in writing of Operator's intent to accept the offer within such thirty (30) day time period or Operator fails to meet any criteria or qualifications imposed by Licensor or the Facilities Operator, Licensor may conduct such business itself, or authorize any other person or Entity to do so.

                  (5) Licensor and its Affiliates may offer and sell (or may authorize others to offer and sell) products and services under any other names and marks.

         E. After Operator's selection of an accepted Location for the Restaurant, Operator shall make all commercially reasonable efforts to advertise and promote the Licensed Business in accordance with Article IX.

         F. After this Agreement expires or is terminated, Licensor shall have the complete and unrestricted right to operate or license other persons to operate a restaurant utilizing the System at the Location.

                                   ARTICLE II
                              CONSTRUCTION; OPENING

         A. Operator assumes all cost, liability, expense and responsibility for locating, obtaining and developing a site for the Restaurant within the Location and for constructing and equipping the Restaurant at such site in accordance with the terms of the Development Agreement and this Agreement. Operator acknowledges that the location, selection, procurement and development of a site for the Restaurant is Operator's responsibility; that in discharging such responsibility Operator may consult with real estate and other professionals of Operator's choosing; and that Licensor's acceptance of a prospective site and the rendering of assistance in the selection of a site does not constitute a representation, promise, warranty or guarantee, express or implied, by Licensor that the Restaurant operated at that site will be profitable or otherwise successful.

         B. The Location of the Restaurant shall be described in Attachment A, which description shall be the legal description and/or street address of the site owned or leased by Operator at which the Restaurant is to be located.

         C. Operator acknowledges that time is of the essence. Subject to Operator's compliance with the conditions stated below, Operator shall open the Restaurant and commence business on or before __________ _____, 20__, as such date may be extended or amended under the Development Agreement. The date the Restaurant opens for business to the public as provided herein ("Opening Date") shall be set forth in Attachment A, as such date may be extended or amended under the Development Agreement. Prior to opening, Operator shall complete all exterior and interior preparations for the Restaurant, including installation of equipment, fixtures, awnings, furnishings, neons and signs, pursuant to the plans and specifications approved by Licensor, and shall comply with all other pre-opening obligations of Operator, including, but not limited to, those obligations described in Article VII and in the Manuals, to Licensor's satisfaction. If Operator fails to comply with any of such obligations, Licensor shall have the right to prohibit Operator from opening the Restaurant and commencing business.

                                  ARTICLE III
                     PREREQUISITES TO LICENSE EFFECTIVENESS

         A. In the event that Operator shall have obtained Licensor's acceptance of a particular proposed site for the Restaurant pursuant to the provisions of the Development Agreement and shall have paid to Licensor all of the license fees due under this Agreement and the Development Agreement, and if Licensor, in the exercise of its sole and absolute discretion, has granted Operator, in writing, "Operational Approval," "Financial Approval," "Legal Approval" and "Ownership Approval" approval, then the license granted to Operator to operate the Restaurant under Article I shall become effective. Licensor will give Operator Operational Approval, Financial Approval, Legal Approval and Ownership Approval if the conditions under the following subsections are met.

                  (1) Operational Approval will be granted if Licensor has determined, in the exercise of its sole discretion, that:

                           (a)      Operator is in compliance with the
Development Schedule (as that term is defined in the Development Agreement, and including any extensions approved by Licensor in writing) and this Agreement and has opened the Restaurant as required under the Development Schedule (including any extensions approved by Licensor in writing);

                           (b)      Operator and its Affiliates are in
compliance with any other agreement between Operator and its Affiliates and Licensor and its Affiliates;

                           (c)      Operator is conducting the operation of its
existing Restaurants, if any, and is capable of conducting the operation of the Restaurant to be opened under this Agreement and required under the Development
Schedule:

                                    (i)      in accordance with the terms and
                  conditions of the Development Agreement and any amendments thereto;

                                    (ii)     in accordance with the provisions
                  of the respective Operating Agreement(s) and any amendments thereto; and

                                    (iii)    in accordance with the standards,
                  specifications and procedures:

                                             (A)      set forth and described in
                                    the Manuals, as such Manuals may be amended from time to time;

                                             (B)      as evaluated by Licensor,
                                    in its sole discretion, in accordance with the evaluation programs outlined in the Manuals; and

                                             (C)      as otherwise set forth by
                                    the Licensor in writing.

                  (2) Operator acknowledges and agrees that it is vital to Licensor's interest that each of its operators be financially sound to avoid failure of an O'Charley's restaurant and that such failure would adversely affect the reputation and good name of Licensor and the System. In accordance with the foregoing criteria, Financial Approval will be granted if:

                           (a)      Operator and the Controlling Principals
satisfy Licensor's current financial criteria for operators and controlling principals of O'Charley's restaurants with respect to Operator's operation of its existing Restaurants, if any, and the proposed Restaurant;

                           (b)      Operator and the Controlling Principals have
been and are faithfully performing all terms and conditions under each of the existing Operating Agreements with Licensor, if any;

                           (c)      Operator is not in default, and has not been
in default during the twelve (12) months preceding Operator's request for financial approval, of any monetary obligations owed to Licensor or its Affiliates under any Operating Agreement or any other agreement between Operator or any of its Affiliates and Licensor or any of its Affiliates; and

                           (d)      Operator is not in default, and has not been
in default during the twelve (12) months preceding the date of this Agreement, of any financial covenant or monetary obligation with any of its lenders or financing sources.

                  (3) Legal Approval will be granted if Operator has executed and delivered to Licensor, in a timely manner, all information and documents requested by Licensor prior to and as a basis for the issuance of the individual license for the proposed Restaurant or pursuant to any right granted to Operator by the Development Agreement or by the Operating Agreement between Operator and Licensor, and has taken such additional actions in connection therewith as may be requested by Licensor from time to time.

                  (4)      Ownership Approval will be granted if:

                           (a)      neither Operator nor any of its Controlling
Principals (as applicable) shall have transferred a Controlling Interest in Operator; and

                           (b)      Operator and the Controlling Principals upon
whom Licensor has relied to perform the duties under this Agreement shall continue to own and exercise control over a Controlling Interest in Operator.

         B. It is understood and agreed that the foregoing criteria apply to the operational, financial, legal and ownership aspects of any Restaurant franchised by Licensor in which Operator or any Controlling Principal has any legal or equitable interest. It is further understood and agreed that Operator and the Controlling Principals have an ongoing responsibility to operate the Restaurant in a manner which satisfies the foregoing requirements for Operational Approval, Financial Approval, Legal Approval and Ownership Approval.

                                   ARTICLE IV
                                TERM AND RENEWAL

         A. Unless sooner terminated as provided in Article XVIII hereof, the term of this Agreement shall continue from the date stated on the first page hereof until the earlier of (1) fifteen (15) years from Opening Date or (2) the expiration or termination of Operator's right to possess the Restaurant premises.

         B. Operator may, at its option, renew the rights under this Agreement for one additional term of fifteen (15) years, and thereafter for additional terms of five (5) years (in each case, provided that the applicable renewal term shall automatically terminate upon the expiration or termination of Operator's right to possess the Restaurant premises), subject to any or all of the following conditions which must, as determined in Licensor's sole discretion, be met prior to and at the time of renewal:

                  (1) Operator shall give Licensor written notice of Operator's election to renew not less than twelve (12) months nor more than eighteen (18) months prior to the end of the initial term, or the first renewal term, as applicable;

                  (2) Operator shall repair or replace, at Operator's cost and expense, equipment (including electronic cash register or computer hardware, or software systems, updates or upgrades, including any software licensed to Operator pursuant to the Software License Agreement required to be executed under Section VIII(F)), signs, awnings, neons, interior and exterior decor items, fixtures, furnishings, delivery vehicles, if applicable, supplies and other products and materials required for the operation of the Restaurant as Licensor may reasonably require and shall obtain, at Operator's cost and expense, any new or additional equipment, fixtures, supplies and other products and materials which may be reasonably required by Licensor for Operator to offer and sell new menu items from the Restaurant and shall otherwise modernize the Restaurant premises, equipment (including electronic cash register or computer hardware and software systems, including updates or upgrades), signs, awnings, neons, interior and exterior decor items, fixtures, furnishings, delivery vehicles, if applicable, supplies and other products and materials required for the operation of the Restaurant, as reasonably required by Licensor to reflect the then-current standards and image of the System as contained in the Manuals or otherwise provided in writing by Licensor;

                  (3) Operator and its Affiliates shall not be in default of any provision of this Agreement, any amendment hereof or successor hereto, any other agreement between Operator, or any of its Affiliates and Licensor or any of its Affiliates or the Manuals; and Operator and its Affiliates shall have substantially and timely complied with all the terms and conditions of such agreements and Manuals during the terms thereof;

                  (4) Operator and its Affiliates shall have satisfied all monetary obligations owed by Operator and its Affiliates to Licensor and its Affiliates under this Agreement and any other agreement between Operator, and any of its Affiliates and Licensor or its Affiliates and shall have substantially and timely met those obligations throughout the terms thereof;

                  (5) Operator shall present satisfactory evidence that Operator has the right to remain in possession of the Restaurant premises or obtains Licensor's acceptance of a new site for the operation of the Restaurant for the duration of the renewal term of this Agreement;

                  (6) Operator shall execute Licensor's then-current form of renewal operating agreement, which agreement shall supersede this Agreement in all respects and the terms of which may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee, marketing fee, advertising contribution or expenditure requirement; and any and all other documents Licensor may then require for renewal; provided, however, that Operator shall pay to Licensor, in lieu of an initial license fee, a renewal fee representing one half (1/2) of Licensor's then-current initial license fee for operators who have opened more than two (2) restaurants;

                  (7) Operator and the Controlling Principals shall execute a general release of any and all claims against Licensor and its Affiliates, and each such Entity's respective officers, directors, shareholders, partners, agents, representatives, independent contractors, servants and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement or under federal, state or local laws, rules, regulations or orders; and

                  (8) Operator shall meet Licensor's then-current financial, organizational, training, certification, staffing and other qualification requirements.

                                   ARTICLE V
                                      FEES

         A.       (1)      If Operator is licensing the first or second
Restaurant developed under a Development Agreement, Operator shall pay to Licensor a license fee of Fifty Thousand Dollars ($50,000), one half (1/2) of which was paid as a fee for development upon execution of the Development Agreement, and the remaining one half (1/2) of which will be paid upon execution of this Agreement.

                  (2) If Operator is licensing the third or any subsequent Restaurant developed under a Development Agreement, Operator shall pay to Licensor a license fee of Twenty-Five Thousand Dollars ($25,000), one half (1/2) of which was paid as a fee for development upon execution of the Development Agreement, and the remaining one half (1/2) of which will be paid upon execution of this Agreement.

                  (3) The portion of the license fee paid in connection with this Agreement shall be deemed fully earned and non-refundable in partial consideration of the administrative and other expenses incurred by Licensor in granting the license hereunder and for its lost or deferred opportunity to grant such license to any other party.

         B.       (1)      During the term of this Agreement, Operator shall pay
to Licensor, in partial consideration for the rights herein granted, a continuing royalty fee of four percent (4%) of Gross Sales as defined under
Section V(C). Such royalty fee and any other fee required by this Agreement shall be due and payable on the tenth (10th) day of each Accounting Period based on the Gross Sales for the preceding Accounting Period (the first such Accounting Period beginning on the date established by Licensor). Such payment shall be delivered by Operator to Licensor by electronic funds transfer ("EFT") to the account designated by Licensor, in writing, so that it is received by Licensor on the tenth (10th) day of the applicable Accounting Period, provided that such day is a Business Day. A "Business Day" for the purpose of this Agreement means any day other than Saturday, Sunday or the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving and Christmas. If the date on which such payment would otherwise be due is not a Business Day, then payment shall be due on the next Business Day. For purposes of this Agreement, the term "Accounting Periods" shall mean the accounting periods for the Restaurant as established by Licensor and described in the Manuals from time to time.

                  (2) Each such royalty fee payment shall be preceded or accompanied by a report ("Royalty Report"), in the form prescribed in the Manuals, itemizing the Gross Sales for the preceding Accounting Period as well as any other reports as may be required by Licensor. Notwithstanding the foregoing, Operator shall provide Licensor with such Gross Sales information on the tenth (10th) day of each Accounting Period by electronic data communication, facsimile transmission or, if either of the foregoing means is not available, by telephone, or such other method Licensor may reasonably direct. Operator also shall provide Licensor with a weekly Gross Sales report (covering the period from Monday through Sunday), in the form prescribed in the Manuals, by Tuesday of each week for the preceding week's Gross Sales by facsimile transmission, telephone, data communication or such other method of delivery as Licensor may reasonably direct.

                  (3) By executing this Agreement, Operator agrees that Licensor has the right to withdraw funds from Operator's designated bank account each Accounting Period by EFT in the amount of the royalty fee plus any other amounts due to Licensor. With respect to royalty fees, provided such day is a Business Day (and if not a Business Day, on the next succeeding Business Day), such withdrawals shall be made on the tenth (10th) day after the end of each Accounting Period for the amount of the royalty fee due based on Operator's Gross Sales for the preceding Accounting Period, as evidenced by the Royalty Report. If the Royalty Report has not been received and the royalty fee has not been paid within the time period required by this Agreement, then Licensor may process, in its sole discretion, an EFT for the royalty fee for the Accounting Period in which the Royalty Report is not received or royalty fee paid. If the Royalty Report is not received, the amount of the Accounting Period royalty fee shall be based on, at Licensor's option, (a) information regarding Operator's Gross Sales for the preceding Accounting Period obtained by Licensor in the manner contemplated by Section VIII(E)(10) of this Agreement, (b) the weekly and Accounting Period Gross Sales reports transmitted to Licensor by Operator pursuant to Section V(B)(2), or (c) the most recent Royalty Report provided to Licensor by Operator; provided that if a Royalty Report for the subject Accounting Period is subsequently received and reflects (i) that the actual amount of the royalty fee due was more than the amount of the EFT by Licensor, then Licensor shall be entitled to withdraw additional funds representing the amount of the difference from Operator's designated bank account by EFT; or (ii) that the actual amount of the royalty due was less than the amount of the EFT by Licensor, then Licensor shall credit the excess amount to the payment of Operator's future royalty fee obligations. For any other monetary obligation not paid when due, Licensor shall have the right to withdraw such amounts due five
(5) days after such amount becomes past due, provided such day is a Business Day (and if not a Business Day, on the next succeeding Business Day). Operator shall, upon execution of this Agreement or at any time thereafter at Licensor's request, execute such documents or forms as Licensor determines are necessary for Licensor to process EFTs from Operator's designated bank account for the payments due hereunder, including Attachment E to this Agreement. Operator agrees that it shall be responsible for (x) any EFT transfer fee or similar charge imposed by the bank, and (y) should any EFT not be honored by Operator's bank for any reason, for that payment plus any service charge applied by Licensor and/or the bank. If royalty fees and other payments are not received when due, interest may be charged by Licensor in accordance with Section V(B)(4) below. Upon written notice by Licensor to Operator, Operator shall execute such other documents that Licensor or Operator's bank may require to implement the foregoing procedure.

                  (4) Operator shall not be entitled to withhold payments due Licensor under this Agreement on grounds of alleged nonperformance by Licensor hereunder. Any payment or report not actually received by Licensor on or before the applicable due date shall be deemed overdue. Time is of the essence with respect to all payments to be made by Operator to Licensor. All unpaid obligations under this Agreement shall bear interest from the date due until paid at the lesser of (a) the prime commercial rate of interest as reported in the Wall Street Journal (Southeastern edition) from time to time or by any bank or financial institution designated from time to time by Licensor for short term unsecured, substantial and responsible commercial borrowers, plus three percent (3%), or (b) the maximum rate allowed by applicable law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum rate allowed by applicable law. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided in this Agreement, the provisions of this paragraph shall govern and prevail, and neither Operator nor its Controlling Principals shall be obligated to pay the excess amount of such interest. If for any reason interest in excess of the maximum rate allowed by applicable law shall be deemed charged, required or permitted, any such excess shall be applied as a payment and reduction of any other amounts which may be due and owing hereunder, and if no such amounts are due and owing hereunder then such excess shall be repaid to the party that paid such interest.

         C. For the purposes of determining the royalties to be paid hereunder, "Gross Sales" shall mean all receipts (cash, cash equivalents or credit) or revenues from sales from all business conducted upon or from the Restaurant premises, whether evidenced by check, cash, credit, charge account, exchange or otherwise, including, but not limited to, amounts received from the sale of goods, wares and merchandise (including sales of food, beverages and tangible property of every kind and nature, promotional or otherwise), from all services performed from or at the Restaurant premises, and from all orders taken or received at the Restaurant premises, regardless of where such orders are filled. All proceeds from the sale by Operator of O'Charley's Gift Cards issued by Licensor shall not be included in Gross Sales, however, the full value of any O'Charley's Gift Card issued by Licensor once redeemed by Operator shall be included within Gross Sales during the Accounting Period in which such O'Charley's Gift Card is submitted to Licensor for redemption. Gross Sales shall not be reduced by any deductions for cash shortages incurred in connection with the transaction of business with customers, credit card company charges or theft. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the Accounting Period during which such charge or sale shall be first made, irrespective of the time when Operator shall receive payment (whether full or partial) therefor.

                  (1) Gross Sales shall, however, expressly exclude the following:

                           (a)      receipts from the operation of any public
telephone installed in the Restaurant, and sales from vending or gaming machines located at the Restaurant from which Operator derives no revenue;

                           (b)      sums representing sales taxes, based upon
present or future laws of federal, state or local governments, collected directly from customers by Operator in the operation of the Restaurant, and any other tax, excise or duty charged to customers which is levied or assessed against Operator by any federal, state, municipal or local authority, based on sales of specific merchandise sold at or from the Restaurant, provided that such taxes are actually transmitted to the appropriate taxing authority;

                           (c)      tips or gratuities paid directly by
Restaurant customers to employees of Operator or paid to Operator and then turned over to such employees by Operator in lieu of direct tips or gratuities;

                           (d)      the sale of previously refunded or returned
merchandise if the sales of such merchandise shall have been previously included in Gross Sales;

                           (e)      proceeds from isolated sales of trade
fixtures not constituting any part of Operator's products and services offered at the Restaurant nor having any material effect upon the ongoing operation of the Restaurant;

                           (f)      the full value of discounts generally
provided to employees for meals furnished as an incident to their employment;
and

                           (g)      the full value of any complimentary and
promotional food dispensed from the Restaurant to the extent such are dispensed in accordance with Licensor's standards for such programs, as set forth in the Manuals.

                  (2) In addition, Licensor may, from time to time, authorize certain other items to be included or excluded from Gross Sales. Any such permission may be revoked or withdraw at any time in writing by Licensor in its discretion.

                  (3) Operator acknowledges that the listing of items or transactions in this Section V(C) as constituting or giving rise to Gross Sales does not constitute the grant of a license or other authorization for Operator to provide or deliver any product or service not explicitly authorized elsewhere under this Agreement.

         D. Operator shall pay such other fees or amounts described in this Agreement.

         E. Operator acknowledges that the General Manager replacement fee in Section VII(D) and the transfer fee in Section XV(B)(2)(j) may, in Licensor's sole discretion, be increased annually effective January 1 of each year beginning on January 1 of the year following the date of this Agreement, by an amount equal to the annual percentage increase during the preceding calendar year in the Consumer Price Index---All Consumers (All Items)---United States City Average, as compiled and published by the United States Department of Labor, or such comparable successor index as may be designated by Licensor from time to time.

                                   ARTICLE VI
                             LICENSOR'S OBLIGATIONS

         Licensor agrees to provide the services described below with regard to the Restaurant.

         A. Licensor shall loan to Operator one (1) set of confidential operations manuals (which currently include the Real Estate Manual, the Marketing and Recipe Manual, the Training and Operations Manual, the Human Resources Manual, the New Store Opening Manual and the

Financial Manual) and such other manuals and written materials as Licensor shall have developed for use in the Licensed Business (as the same may be revised by Licensor from time to time) (collectively, the "Manuals"). Licensor may provide the Manuals to Operator in electronic format.

         B. Licensor shall license to Operator certain computer software to be used in the operation of the Restaurant pursuant to Article VIII. Licensor shall also make available to Operator at a reasonable cost (as determined by Licensor) any upgrades, enhancements or replacements to the software that are developed from time to time by or on behalf of Licensor.

         C. Licensor shall visit the Restaurant and evaluate of the products sold and services rendered therein from time to time as reasonably determined by Licensor, as more fully described in Section VIII(E)(6).

         D. Licensor shall provide Operator with certain advertising and promotional materials and information developed by Licensor from time to time for use by Operator in marketing and conducting local advertising for the Restaurant. Licensor shall have the right to review and approve or disapprove all advertising and promotional materials that Operator proposes to use, pursuant to Article IX.

         E. Licensor shall provide Operator with advice and written materials concerning techniques of managing and operating the Restaurant from time to time developed by Licensor and deemed by Licensor, in its sole discretion, to be appropriate for use by Operator at the Restaurant, including new developments and improvements in restaurant equipment and food products, source specifications and the packaging and preparation thereof.

         F. From time to time at Licensor's discretion, Licensor may, at a reasonable cost determined by Licensor, make available for resale to Operator's customers certain merchandise identifying the System, such as T-shirts, sweatshirts and caps.

         G. Licensor shall provide to Operator lists of approved suppliers as described in Section VIII(D) from time to time as Licensor deems appropriate.

         H. Licensor shall conduct an initial training program for Operator's Operating Principal (or designee), General Manager, Kitchen Manager and three (3) selected Restaurant management personnel (or such other number of managers specified in the Manuals) as well as other training programs in accordance with the provisions of Section VII(E).

         I. Licensor shall provide on-site pre-opening and post-opening assistance at the Restaurant in accordance with the provisions of Section VII(E)(3) and the Manuals.

         J. Licensor shall establish and administer advertising funds and/or advertising cooperatives and approval of Yellow Pages(TM) and/or other business listing advertising at Licensor's discretion in accordance with Article IX.

                                  ARTICLE VII
        OPERATOR'S AGREEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS

         A. Operator and each of the Controlling Principals covenant and agree that each shall make all commercially reasonable efforts to operate the Restaurant so as to achieve optimum sales.

         B. If Operator is a corporation, limited liability company, partnership or other Entity, Operator and the Controlling Principals, as applicable, make the following representations and warranties to Licensor:

                  (1) Operator is duly organized and validly existing under the state law of its formation.

                  (2) Operator is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification.

                  (3) Operator's corporate charter, articles of organization and operating agreement, or written partnership agreement shall at all times provide that the activities of Operator are confined exclusively to the operation of the Restaurant or other Restaurants under license from Licensor. Unless otherwise consented to in writing by Licensor, Operator shall not use the Proprietary Marks as part of its corporate or other legal name, and shall, in any event, obtain Licensor's approval of such corporate or other legal name prior to applying for or filing it with the applicable government authority.

                  (4) The execution of this Agreement and the consummation of the transactions contemplated hereby are within Operator's corporate power, if Operator is a corporation, are permitted under Operator's articles of organization and operating agreement, if Operator is a limited liability company, and are permitted under Operator's written partnership agreement, if Operator is a partnership, and have been duly authorized by Operator.

                  (5) If Operator is a corporation, copies of Operator's Articles of Incorporation, Bylaws, other governing documents, any amendments thereto, resolutions of the Board of Directors authorizing entry into and performance of this Agreement and any certificates, buy-sell agreements or other documents restricting the sale or transfer of stock of the corporation, and any other documents as may be reasonably required by Licensor shall have been furnished to Licensor prior to the execution of this Agreement; if Operator is a limited liability company, copies of Operator's articles of organization, operating agreement, any buy-sell agreements or other documents restricting the sale or transfer of interests in the limited liability company, and any other governing documents and any amendments thereto shall have been furnished to Licensor prior to the execution of this Agreement; or, if Operator is a partnership, copies of Operator's written partnership agreement, any buy-sell agreements or other documents restricting the sale or transfer of interests in the partnership, and any other governing documents and any amendments thereto shall be furnished to Licensor prior to the execution of this Agreement. Operator shall also provide to Licensor evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of shareholders, members or partners, if such approval or consent is required by statute or by Operator's Articles of Incorporation, Bylaws, articles of organization, operating agreement, written partnership agreement or other governing documents, as applicable.

                  (6) If Operator is a corporation, limited liability company or partnership, the ownership interests in Operator are accurately and completely described in Attachment B. Further, if Operator is a corporation, Operator shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Operator, if Operator is a limited liability company, Operator shall maintain at all times a current list of all owners of an interest in the limited liability company, or, if Operator is a partnership, Operator shall maintain at all times a current list of all owners of an interest in the partnership. Operator shall immediately provide a copy of the updated list to Licensor upon the occurrence of any change of ownership and otherwise shall make its list of owners available to Licensor upon request.

                  (7) If Operator is a corporation, Operator shall maintain stop-transfer instructions against the transfer on its records of any of its equity and voting securities and each certificate representing an equity or voting security of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to Licensor that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section VII(B)(7) shall not apply to the transfer of equity securities of a Publicly-Held Entity that is otherwise approved to be the Operator. If Operator is a limited liability company, its operating agreement shall provide that ownership of an interest in the limited liability company is held subject to all restrictions imposed upon assignments by this Agreement. If Operator is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement.

                  (8) Operator and each of the Controlling Principals have provided Licensor with the most recent audited financial statements of Operator and each of the Controlling Principals. Such financial statements present fairly the financial position of Operator and each of the Controlling Principals, as applicable, at the dates indicated therein and with respect to Operator, the results of its operations, its cash flow and owners' equity for the years then ended. Operator agrees that it shall maintain at all times, during the term of this Agreement, sufficient working capital to fulfill its obligations under this Agreement. Each of the financial statements mentioned above shall be certified as true, complete and correct by Operator's treasurer or chief financial officer (or by the applicable Controlling Principal), and shall have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied to all applicable periods involved. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of Operator or the Controlling Principals or otherwise appropriately disclosed in the notes thereto.

                  (9) No Principal may pledge, transfer or hypothecate its interest in Operator except in accordance to this Agreement. If after the execution of this Agreement any person ceases to qualify as a Principal, or if any individual succeeds to or otherwise comes to occupy a position which would, upon designation by Licensor, qualify him as a Principal, Operator shall notify Licensor within five (5) days after any such change and, upon designation of such person by Licensor as a Principal, or as a Controlling Principal, as the case may be, such person shall execute such documents and instruments (including, as applicable, this Agreement) as may be required by Licensor to be executed by others in such positions.

                  (10) Each Principal, except the Controlling Principals, shall execute and bind themselves to the confidentiality and non-competition covenants set forth in the Confidentiality and Non-Compete Agreement attached hereto as Attachment C (see Sections XI(B)(2) and XI(C)(4)). The Controlling Principals shall jointly and severally guarantee Operator's performance of all of Operator's obligations (including, but not limited to, the payment of fees), covenants and agreements described in this Agreement pursuant to the terms and conditions of the guaranty, attached hereto as Attachment F, and do otherwise bind themselves to the terms of this Agreement as stated herein.

                  (11) Operator and the Controlling Principals acknowledge and agree, jointly and severally, that the representations, warranties, covenants and agreements set forth above in Sections VII(B)(l)-(10) are continuing obligations of Operator and the Controlling Principals, as applicable. Operator and each Controlling Principal will cooperate with Licensor in any efforts made by Licensor to verify compliance with such representations, warranties, covenants and agreements.

         C. Upon the execution of this Agreement, Operator shall designate and retain an individual to serve as the Operating Principal of the Restaurant (the "Operating Principal"). If Operator is an individual, Operator shall perform all obligations of the Operating Principal. The Operating Principal shall, during the entire period he serves as such, meet the following qualifications:

                  (1) The Operating Principal must at Operating Principal's option, either serve as the General Manager or, subject to the approval of Licensor, designate another individual to serve as the General Manager of the Restaurant. Any individual designated by the Operating Principal to serve as the General Manager also may, subject to Licensor's consent, perform the duties and obligations of the Operating Principal, provided, that the Operating Principal shall take all necessary action to ensure that such designee conducts and fulfills all of such obligations in accordance with the terms of this Agreement and that the Operating Principal shall remain fully responsible for such performance.

                  (2) The Operating Principal must maintain a direct ownership interest in Operator satisfactory to Licensor. Except as may otherwise be provided in this Agreement, the Operating Principal's interest in Operator shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options. The Operating Principal shall execute this Agreement as one of the Controlling Principals, and shall be individually, jointly and severally with the Operator and the other Controlling Principals, bound by all obligations of Operator, the Operating Principal and the Controlling Principals hereunder.

                  (3) Operator and the Operating Principal (or his designee, as applicable) shall devote their full time and best efforts to the supervision and conduct of the Licensed Business.

                  (4) The Operating Principal (or his designee, as applicable) shall meet Licensor's standards and criteria for such individual, as set forth in the Manuals, as set forth herein or as otherwise communicated by Licensor from time to time.

                  (5) If during the term of this Agreement the Operating Principal (or any designee) is not able to continue to serve in the capacity of the Operating Principal or no longer qualifies to act as such in accordance with this Section, Operator shall notify Licensor within ten (10) days and shall designate a replacement within sixty (60) days after the Operating Principal (or any designee) ceases to serve or be so qualified, such replacement being subject to the same qualifications and restrictions listed above. Operator shall provide for interim management of the activities contemplated under this Agreement until such replacement is so designated, such interim management to be conducted in accordance with this Agreement.

         D. Operator shall designate and retain at all times a general manager (the "General Manager") and a kitchen manager (the "Kitchen Manager") and such other personnel as Licensor, in its sole discretion, deems necessary for the operation and management of the Restaurant. Operator shall designate its General Manager and Kitchen Manager at least ninety (90) days prior to the Opening Date, or by such later date as Licensor may determine. The General Manager shall be responsible for the daily operation of the Restaurant. The Kitchen Manager shall be responsible for the daily operation of the Restaurant's kitchen. The General Manager and Kitchen Manager may, but need not, each be one of the Controlling Principals (including the Operating Principal). The General Manager and Kitchen Manager shall, during the entire period they serve as the General Manager and Kitchen Manager, respectively, meet the following qualifications, as applicable:

                  (1) The General Manager and the Kitchen Manager shall each satisfy Licensor's educational and business experience criteria as set forth in the Manuals, as set forth herein or as otherwise communicated by Licensor from time to time.

                  (2) The General Manager shall devote his full time and best efforts to the supervision and management of the Restaurant and the Kitchen Manager shall devote his full time and best efforts to the supervision and management of the Restaurant's kitchen.

                  (3) The General Manager and Kitchen Manager shall be individuals acceptable to and approved by Licensor.

                  (4) The General Manager and Kitchen Manager shall satisfy the training requirements set forth in Section VII(E). If during the term of this Agreement the General Manager or the Kitchen Manager is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section, Operator shall promptly notify Licensor and shall designate a replacement within sixty (60) days after the General Manager or the Kitchen Manager ceases to serve, such replacement being subject to the same qualifications and approvals as listed above. Operator shall provide for interim management of the Restaurant until such replacement is so designated, such interim management to be conducted in accordance with the terms of this Agreement. In the event that Operator fails to designate a replacement General Manager within such sixty (60) day time period Licensor may, in its sole discretion, designate an individual to serve as General Manager of the Restaurant. If Licensor designates such a replacement General Manager, Operator shall pay to Licensor a fee of Six Thousand Five Hundred Dollars ($6,500) plus any expenses incurred by Licensor as a result of having designated a replacement General Manager (including, but not limited to, such replacement General Manager's per diem, travel, lodging and meals) for each month such replacement General Manager operates the Restaurant.

         E. Operator agrees that it is necessary to the continued operation of the System and the Restaurant that Operator, the Operating Principal, the General Manager, the Kitchen Manager and other personnel receive such training as Licensor may require, and accordingly agrees as follows:

                  (1)      (a)      Licensor shall provide to Operator, at no
additional cost for the first three (3) Restaurants that Operator or an Affiliate of Operator (it being the intention that the 3-Restaurant maximum on free training be used up by the first 3 Restaurants developed within an Affiliated group) develops, the initial training for Operator's Operating Principal (or his designee), General Manager, the Kitchen Manager and three (3) additional managers selected by Operator (the "Secondary Managers"), or such other number of managers as specified in the Manuals. The Operating Principal (or his designee), the General Manager, the Kitchen Manager and the Secondary Managers shall attend, and complete to Licensor's satisfaction, Licensor's initial training program. Such persons must complete the initial training not less than two (2) but no more than five (5) weeks prior to the date the Restaurant commences operations as an O'Charley's restaurant. Exactly when during this time period an individual has to complete the initial training is outlined in the Manuals and will vary depending on whether the individual is an Operating Principal, a General Manager, a Kitchen Manager or a Secondary Manager. A portion of the initial training must be conducted in Licensor's home office, which is currently in Nashville, Tennessee and the remaining portion must be conducted on-site at an O'Charley's restaurant. All on-site training must be conducted in an O'Charley's restaurant approved by Licensor. If Licensor has not approved any restaurant operated by Operator for training, then the training of the Operating Principal (or his designee), the General Manager, the Kitchen Manager and the Secondary Managers must be conducted in an approved restaurant that is operated by Licensor or by another licensee of Licensor. Licensor shall determine, in its sole discretion, whether the Operating Principal (or his designee), the General Manager, the Kitchen Manager and the Secondary Managers have satisfactorily completed the initial training. Licensor shall provide instructors and training materials for the initial training of such persons at no additional charge to Operator.

                           (b)      If the initial training program is not
satisfactorily completed by the Operating Principal (or his designee), the General Manager, the Kitchen Manager or any Secondary Manager or if Licensor in its reasonable business judgment based upon the performance of the Operating Principal (or his designee), the General Manager, the Kitchen Manager or any Secondary Manager determines that the training program cannot be satisfactorily completed by such person(s), Operator shall designate a replacement(s) to satisfactorily complete such training. Operator shall be responsible for any and all expenses incurred by Operator, the Operating Principal (or his designee), the General Manager, the Kitchen Manager and the Secondary Managers in connection with any initial training program, including, without limitation, costs of travel, lodging, meals, wages and benefits.

                  (2) The Operating Principal, the General Manager, the Kitchen Manager and the Secondary Managers and such other Restaurant personnel as Licensor shall designate shall attend such additional training programs and seminars as Licensor may offer from time to time. For all such programs and seminars, Licensor will provide the instructors and training materials. However, Licensor reserves the right to impose a reasonable fee determined by Licensor for such additional training programs and seminars. Operator shall be responsible for any and all expenses incurred by Operator, the Operating Principal, the General Manager, the Kitchen Manager, the Secondary Managers and any other Restaurant personnel in connection with such additional training, including, without limitation, costs of travel, lodging, meals, wages and benefits.

                  (3)      (a)      If Operator is developing a single
Restaurant or if Operator is developing the first or second Restaurant under a Development Agreement, Licensor shall provide Operator with an opening team composed of two (2) store opening coordinators and up to sixteen (16) trainers, as determined by Licensor.

                           (b)      If Operator is developing the third
Restaurant under a Development Agreement, Licensor shall provide Operator with an opening team composed of two (2) store opening coordinators and up to eight
(8) trainers; provided, however, if Licensor determines, in Licensor's sole discretion, that Operator requires additional trainers, Operator shall supply such additional certified trainers (at Operator's expense) up to an additional eight (8) trainers.

                           (c)      If Operator is developing the fourth or any
subsequent Restaurant under a Development Agreement, Licensor shall provide Operator with an opening team composed of up to two (2) store opening coordinators, unless Licensor determines, in its sole discretion, that Operator does not require Opening Team assistance.

                           (d)      Any store opening coordinators or trainers
provided by Licensor to Operator shall be collectively referred to as the ("Opening Team"). The Opening Team will provide on-site pre-opening, opening and post-opening training supervision assistance to Operator for a period of time ranging from three (3) to six (6) weeks. Licensor reserves the right to require such Opening Team to remain on-site longer than six (6) weeks, in its sole discretion. The number of Opening Team members and the time period in which the Opening Team will provide assistance shall be determined by Licensor, in its sole discretion, based upon Licensor's assessment of Operator's operational requirements. With respect to the Opening Team assistance described above and any such assistance provided to a replacement O'Charley's Restaurant established by Operator, Operator shall pay to Licensor the per diem fee then being charged to operators generally for opening team assistance, including payment of any expenses incurred by such Opening Team, such as costs of travel and lodging.

                  (4) Upon the reasonable request of Operator, and as Licensor shall deem appropriate, Licensor shall, during the term hereof, subject to the availability of personnel, provide Operator with additional trained representatives who shall provide on-site remedial training to Operator's Restaurant personnel. Operator shall pay the per diem fee then being charged to operators under the System for the services of such trained representatives, plus their costs of travel, lodging and meals.

         F. Operator and the Controlling Principals understand that compliance by all operators and developers operating under the System with Licensor's training, development and operational requirements is an essential and material element of the System and that Licensor and operators and developers operating under the System consequently expend substantial time, effort and expense in training management personnel for the development and operation of their respective O'Charley's restaurants. Accordingly, Operator and the Controlling Principals agree that if during the term of this Agreement, Operator or any Controlling Principal shall designate or employ any individual who is at the time or was within the preceding three (3) months employed in a restaurant managerial position, a multi-restaurant supervisory position or home office staff position (e.g., officer or director level personnel, management information systems personnel or human resources and training personnel), by Licensor or any of its Affiliates, including, but not limited to, individuals employed by Licensor to work in its O'Charley's restaurants, or at Licensor's home office, or employed in a restaurant managerial position by any other developer or operator operating under the System (a "Covered Individual"), then such former employer of such Covered Individual shall be entitled to compensation for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer in connection with the training of such Covered Individual. The parties hereto agree that such expenditures may be uncertain and difficult to ascertain and, therefore, agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. The employing Operator or Controlling Principal shall pay to the former employer an amount equal to the salary of such Covered Individual for the six (6) month period prior to the termination of his employment with such former employer (or if the Covered Individual was employed less than six (6) months, that Covered Individual's projected salary had the Covered Individual been employed for the full six (6) months) for any restaurant level managerial personnel. For any Covered Individual employed in a multi-restaurant supervisory or home office staff position, the employing Operator or Controlling Principal shall pay to the former employer an amount equal to the salary of such Covered Individual for the twelve (12) month period immediately prior to the termination of his employment with such former employer (or if the Covered Individual was employed less than twelve (12) months, that Covered Individual's projected salary had the Covered Individual been employed for the full twelve (12) months). Such amount shall be paid by Operator, or the applicable Controlling Principal, as the case may be, within thirty (30) days after written notice, unless otherwise agreed with such former employer. The parties hereto expressly acknowledge and agree that no current or former employee of Licensor, its Affiliates, Operator, or of any other Entity operating under the System shall be a third party beneficiary of this Agreement or any provision hereof. Notwithstanding the above, solely for purposes of bringing an action to collect any payment due under this Section, such former employer shall be a third-party beneficiary of this Section VII(F). Licensor hereby expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Licensor, or its Affiliates or any developer or operator operating under the System, who is designated or employed by Operator or any Controlling Principal in any capacity, and Licensor shall not be liable for any losses, of any nature or kind, incurred by Operator or any Controlling Principal in connection therewith.

         G. Operator shall comply with all requirements of federal, state and local laws, rules, regulations and orders. Licensor's Manuals may encompass some of Licensor's human relations and employment policies and procedures. Operator is free to adopt Licensor's employment policies if Operator so chooses. However, Operator is not required to adopt Licensor's employment policies and Operator may develop and implement its own employment policies so long as such policies comply with all federal, state and local laws, regulations and orders.

         H. Operator shall obtain and maintain all appropriate licenses, permits and certifications for the operation of the Restaurant, including licenses and permits to sell alcoholic beverages in the Restaurant.

         I. Operator and the Controlling Principals shall allow Licensor and its representatives to review any and all of Operator's and the Controlling Principals' documents and other materials relating to their financing arrangements or capital structure.

         J. Operator and the Controlling Principals represent, warrant, covenant and agree that they shall comply with all other requirements and perform such other obligations as provided in this Agreement and the Manuals.

                                  ARTICLE VIII
                              RESTAURANT OPERATIONS

         A. Operator understands the importance of maintaining uniformity among all of the O'Charley's restaurants and the importance of complying with all of Licensor's standards and specifications relating to the operation of the Restaurant.

         B. Operator shall maintain the Restaurant in a high degree of sanitation, repair and condition, and in connection therewith shall make such additions, alterations, repairs and replacements thereto (but no others without Licensor's prior written consent) as may be required for that purpose or as may be reasonably requested by Licensor, including, without limitation, such periodic repainting or replacement of obsolete signs, neons, furnishings, awnings, equipment (including, but not limited to, electronic cash register or computer hardware and software systems, including updates or upgrades), and decor as Licensor may reasonably direct, at Operator's cost and expense. Operator shall also obtain, at its expense, any new or additional equipment (including electronic cash register or computer hardware and software systems, including updates and upgrades), fixtures, supplies and other products and materials which may be reasonably required by Licensor for Operator to offer and sell new menu items from the Restaurant or to provide the Restaurant's services by alternative means, such as through carry-out or such other manner specified by Licensor. Except as may be expressly provided in the Manuals, no alterations or improvements or changes of any kind in design, equipment, signs, neons, interior or exterior decor items, fixtures, awnings or furnishings shall be made in or about the Restaurant or its premises without the prior written approval of Licensor.

         C. To assure the continued success of the Restaurant, Operator shall, upon the request of Licensor, make other improvements to modernize the Restaurant premises, equipment (including, without limitation, electronic cash register or computer hardware and software systems, including any updates and upgrades), signs, neons, interior and exterior decor items, fixtures, awnings, furnishings, supplies and other products and materials required for the operation of the Restaurant, to Licensor's then-current standards and specifications. Operator agrees that it will make such capital improvements or modifications described in this Section VIII(C) at the earlier of: (i) seven (7) years after the execution of this Agreement by Licensor; or

(ii) such time that a majority of the O'Charley's restaurants then operated by Licensor or its Affiliates have made or are utilizing best efforts to make such improvements or modifications.

         D. Operator shall comply with all of Licensor's standards and specifications (including brand specifications) relating to the purchase of all food and beverage items (including soft drinks), ingredients, supplies, materials, signs, neons, fixtures, awnings, furnishings, equipment (including electronic cash register or computer hardware and software systems, including any updates or upgrades) and other products used or offered for sale at the Restaurant. Except as provided in Section VIII(F) and Section VIII(G), Operator shall obtain such items from suppliers (including manufacturers, distributors and other sources) who continue to demonstrate the ability to meet Licensor's then-current standards and specifications for food and beverage items, ingredients, supplies, materials, signs, neons, fixtures, awnings, furnishings, equipment and other items used or offered for sale at O'Charley's restaurants and who possess adequate quality controls and capacity to supply Operator's needs promptly and reliably and who have been approved in writing by Licensor prior to any purchases by Operator from any such supplier and who have not thereafter been disapproved by Licensor. If Operator desires to purchase, lease or use any food and beverage items (including soft drinks), ingredients, supplies, materials, signs, neons, fixtures, awnings, furnishings, equipment (including electronic cash register or computer hardware and software systems, including any updates or upgrades) and other products used or offered for sale at the Restaurant from an unapproved supplier, Operator shall submit to Licensor a written request for such approval, or shall request the supplier itself to do so in accordance with the Manuals. Operator shall not purchase or lease from any supplier until and unless such supplier has been approved in writing by Licensor. Licensor shall have the right to require that its representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, either to Licensor or to an independent laboratory designated by Licensor for testing. Licensor reserves the right to charge a reasonable fee associated with approving a supplier. In addition, all cost associated with such inspections and tests (including Licensor's out-of-pocket expenses) shall be paid by Operator or the proposed supplier. Licensor reserves the right, at its option, to re-inspect from time to time the facilities and products of any such approved supplier and to revoke its approval upon the, supplier's failure to continue to meet any of Licensor's then-current criteria. Nothing in the foregoing shall be construed to require Licensor to approve any particular supplier.

         E. To ensure that the highest degree of quality and service is maintained, Operator shall operate the Restaurant in strict conformity with such methods, standards and specifications of Licensor set forth in the Manuals and as may from time to time otherwise be prescribed by Licensor in writing. In particular, Operator also agrees to:

                  (1) sell or offer for sale all menu items, products and services required by Licensor and in the manner and style prescribed by Licensor, including, but not limited to, dining-in and carry-out, as expressly authorized by Licensor in the Manuals or otherwise in writing, to operate the Restaurant only during the hours and on the days Licensor specifies in the Manuals or otherwise in writing, to comply with Licensor's policies and procedures for selling and redeeming O'Charley's Gift Cards as set forth in the Manuals and to execute such documents or instruments that Licensor may deem necessary to facilitate the providing of such services;

                  (2) sell and offer for sale only the menu items, products and services that have been expressly approved for sale in writing by Licensor, to refrain from deviating from Licensor's standards and specifications without Licensor's prior written consent; and to discontinue selling and offering for sale any menu items, products or services, or providing such menu items, products or services in any manner or through any method of distribution, which Licensor may, in its sole discretion, disapprove in writing at any time;

                  (3) maintain in sufficient supply and to use and sell at all times only such food and beverage items (including soft drinks), ingredients, products, materials, supplies and paper goods that conform to Licensor's standards and specifications (including products specified by name, brand or other approved source); to prepare all menu items in accordance with Licensor's recipes and procedures for preparation contained in the Manuals or other written directives, including, but not limited to, the prescribed measurements of ingredients; and to refrain from deviating from Licensor's standards and specifications by the use or offer of non-conforming items or differing amounts of any items, without Licensor's prior written consent;

                  (4) permit Licensor or its agents, at any reasonable time, to remove a reasonable number of samples of food or non-food items from Operator's inventory, or from the Restaurant premises, without payment therefor in amounts reasonably necessary for testing by Licensor or an independent laboratory to determine whether such samples meet Licensor's then-current standards and specifications, and to bear the cost of such testing if the supplier of the item has not previously been approved by Licensor or if the sample fails to conform with Licensor's specifications;

                  (5) purchase or lease and install, and maintain at Operator's expense all fixtures, awnings, furnishings, equipment (including electronic cash register or computer hardware and software systems, including updates and upgrades), decor items, signs, neons, delivery vehicles (if applicable), and related items as Licensor may reasonably direct from time to time in the Manuals or otherwise in writing; refrain from installing or permitting to be installed on or about the Restaurant premises, without Licensor's prior written consent, any fixtures, awnings, furnishings, equipment, delivery vehicles (if applicable), decor items, signs, neons, games, vending machines or other items not previously approved as meeting Licensor's standards and specifications; and refrain from leasing any of the property described above from a third party without first obtaining Licensor's written approval, which shall be conditioned upon, among other things, such lease containing a provision which permits any interest of Operator in the lease to be assigned to Licensor upon the termination or expiration of this Agreement and which prohibits the lessor from imposing an assignment or related fee upon Licensor in connection with such assignment;

                  (6) grant Licensor and its agents the right to enter upon the Restaurant premises and any Restaurant delivery motor vehicles (if applicable) at any time for the purpose of conducting inspections; to cooperate with Licensor's representatives in such inspections by rendering such assistance as they may reasonably request; take such steps, upon notice from Licensor or its agents and without limiting Licensor's other rights under this Agreement, as may be necessary to correct immediately any deficiencies detected during any such inspection; and permit Licensor to correct such deficiencies and charge a reasonable fee, as determined by

Licensor, for Licensor's expenses in so acting, should Operator for any reason fail to correct such deficiencies within a reasonable time as determined by Licensor;

                  (7) execute and maintain a high level of customer service, to maintain a competent, conscientious and well trained staff (including hiring at least the minimum number of hourly staff outlined in the Manuals) and take such steps as are necessary to ensure that its employees preserve good customer relations and comply with such dress code, all as Licensor may prescribe in the Manuals or otherwise in writing, as well as comply with all federal, state and local laws, regulations and orders;

                  (8) maintain in sufficient supply and prominently display and make available such customer satisfaction forms as Licensor may require and to forward all completed customer satisfaction forms to Licensor or to Licensor's designee at such times as Licensor may direct;

                  (9) play in the Restaurant such recorded or programmed music as Licensor may from time to time require in the Manuals or otherwise in writing and to obtain such copyright licenses as may be necessary to authorize the playing of such recorded music;

                  (10) install and maintain such equipment, make such arrangements and follow such procedures as Licensor may require in the Manuals or otherwise in writing (including, without limitation, the establishment and maintenance of Internet, intranet or extranet access or such other means of electronic communication, as specified by Licensor from time to time) to permit Licensor to access, download and retrieve electronically, by telecommunication or other designated method, any information stored in Operator's electronic cash registers or on Operator's computer systems, including, without limitation, information concerning the Gross Sales of the Restaurant; permit Licensor to upload and for Operator to receive and download information from Licensor; afford Licensor access to such information at the times and in the manner that Licensor may specify from time to time; permit Licensor to assess Operator a reasonable monetary charge for failure to make such information accessible, unless such failure is not the fault of Operator; and refrain from establishing any website or listing on the Internet or World Wide Web without the express written consent of Licensor.

                  (11) pay to Licensor by EFT its then-current fee for providing support (including the cost of any help desk support, if such is provided by Licensor and any system maintenance fee) for any electronic cash register or computer system on the tenth (10th) day of each Accounting Period during the term of this Agreement, which fee shall be prorated for any partial period; provided, however, that Licensor reserves the right to change the amount of such fees, the billing cycle for such fees and/or the time period for which these fees are charged in January of each calendar year, and will provide to Operator thirty (30) day's prior written notice of any such change;

                  (12) from time to time, at Operator's option, request Licensor to make individual changes or alterations (as provided in the Manuals) in the suggested retail pricing information and other information stored and provided through the electronic cash register or computer system for the Restaurant, in which case Operator shall pay Licensor's reasonable then-current fees and charges for making such changes or alterations to the electronic cash register or computer system; and

                  (13) permit, at least three (3) times during each Accounting Period and at such other times as Operator may request, Licensor or Licensor's agents to enter the Restaurant's premises and conduct, at Operator's expense, an evaluation report evaluating the atmosphere, cleanliness, service, hospitality and food of the Restaurant.

         F. Operator shall enter into a software license agreement with Licensor in substantially the form attached hereto as Attachment D for the license of certain proprietary computer software provided by Licensor for the operation of the Restaurant. Licensor retains the right to require Operator to enter into a separate license agreement for the Operator's use of the Proprietary Marks in any website or Internet postings or marketing.

         G. Operator acknowledges and agrees that Licensor has and may continue to develop for use in the System certain products, including products which are prepared from highly confidential secret recipes and which are trade secrets of Licensor. Because of the importance of quality and uniformity of production and the significance of such products in the System, it is to the mutual benefit of the parties that Licensor closely control the production and distribution of such products. Accordingly, Operator agrees that Operator shall sell any such products using only Licensor's secret recipe and other, proprietary products, and shall purchase solely from Licensor or from a source designated by Licensor all of Operator's requirements for such products. Operator further agrees to purchase from Licensor for resale to Operator's customers certain promotional merchandise identifying the System as Licensor shall require such as T-shirts, sweatshirts and caps, in amounts sufficient to satisfy Operator's customer demand.

         H. Operator shall require all advertising and promotional materials, signs, decorations, paper goods (including menus and all forms and stationery used in the Licensed Business), and other items which may be designated by Licensor to bear the Proprietary Marks in the form, color, location and manner prescribed by Licensor. Licensor must approve in writing and in advance the content and design of Operator's website advertising or Internet postings or marketing and such use must be in accordance with Licensor's then current policies.

         I. Operator shall process and handle all consumer complaints connected with or relating to the Restaurant, and shall notify Licensor by telephone and in writing within forty-eight (48) hours of all of the following complaints: (1) food related illnesses; (2) safety or health violations; (3) claims exceeding One Thousand Dollars ($1,000.00); (4) dram shop violations; (5) liquor license violations; and (6) any other material claims against or losses suffered by Operator. Operator shall maintain for Licensor's inspection any inspection reports affecting the Restaurant or equipment located in the Restaurant during the term of this Agreement and for six (6) months after the expiration or earlier termination hereof.

         J. Upon the execution of this Agreement or at any time thereafter, Operator shall, at the option of Licensor, execute such forms and documents as Licensor deems necessary to appoint Licensor its true and lawful attorney-in-fact with full power and authority for the sole purpose of assigning to Licensor all rights to: (1) the telephone numbers of the Restaurant and any related and other business listings; and (2) all e-mail addresses, URLs, domain names, Internet listings and Internet accounts related to the Restaurant upon the termination or expiration of this Agreement as required under Section XIX(M).

         K. Operator may submit a written request to Licensor requesting authorization to provide delivery services from the Restaurant. Such written request shall be in the form and manner specified in Manuals and shall include Operator's name, the Restaurant location, a description of the proposed delivery area and a description of the proposed delivery vehicle(s). Licensor, in its sole discretion, may authorize Operator to provide Restaurant delivery services. If Licensor so authorizes Operator, any vehicle used by Operator to deliver Restaurant products and services to customers shall meet Licensor's standards with respect to appearance and ability to satisfy the requirements imposed on Operator hereunder and in the Manuals. Operator shall place such signs and decor items on the vehicle as Licensor requires and shall at all times keep such vehicle clean and in good working order. Operator shall not engage or utilize any individual in the operation of a motor vehicle in connection with providing services hereunder who is under the age of eighteen (18) years and who does not possess a valid driver's license under the laws of the state in which Operator provides such services. Operator shall require each such individual to comply with all laws, regulations and rules of the road and to use due care and caution in the operation and maintenance of motor vehicles. Except as noted above and in the Manuals, Licensor does not set forth any standards or exercise control over any motor vehicle utilized by Operator.

                                   ARTICLE IX
                          ADVERTISING AND RELATED FEES

         Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

         A. Licensor may from time to time develop and administer advertising and sales promotion programs designed to promote and enhance the collective success of all restaurants operating under the System. Operator shall participate in all such advertising and sales promotion programs in accordance with the terms and conditions established by Licensor for each program. In all aspects of these programs, including, without limitation, the type, quantity, timing, placement and choice of media, market areas and advertising agencies, the standards and specifications established by Licensor shall be final and binding upon Operator.

         B.       (1)      Licensor shall establish and administer an
advertising production fund for the purpose of producing and creating advertising materials for the System (the "Production Fund"). Operator agrees to contribute one percent (1%) of each Accounting Period's Gross Sales to the Production Fund (the "Production Fund Fee"), such Production Fund Fee to be paid by EFT in the manner set forth in Section V(B). Operator agrees and acknowledges that Licensor shall maintain and administer the Production Fund in Licensor's sole and absolute discretion, including using the Production Fund Fee to purchase and pay for any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of preparing television, radio, magazine, newspaper, direct mail and outdoor billboard advertising campaigns, menus, public relations activities, employing advertising agencies to assist therein, and all of Licensor's departmental costs for advertising that is internally administered or prepared by Licensor).

                  (2) Operator agrees and acknowledges that the Production Fund is established to create advertising materials which are intended to maximize the general public recognition and acceptance of the Proprietary Marks and enhance the collective success of all restaurants operating under the System. The Production Fund Fees will be used for the development and creation of advertising, but will not be used to pay for the actual placement of advertising materials. Licensor shall, with respect to O'Charley's restaurants operated by Licensor, contribute to the Production Fund generally on the same basis as Operator contributes to the Production Fund. In administering the Production Fund, Licensor and its designee undertake no obligation to make expenditures for Operator which are equivalent or proportionate to Operator's contribution or to ensure that any particular operator benefits directly or pro rata from the creation of advertising. The Production Fund and its earnings shall not inure to the benefit of Operator. The Production Fund is operated solely as a conduit for collecting and expending the Production Fund Fees. Licensor shall prepare an annual statement of the Production Fund's expenditures within one hundred twenty (120) days of Licensor's fiscal year end. Such annual statement shall be made available to Operator upon written request. Operator and the Controlling Principals agree and acknowledge that Licensor has no fiduciary duty whatsoever to Operator, or any other operators, or their respective controlling principals with regard to the operation or administration of the Production Fund.

         C. In addition to the ongoing advertising contributions set forth herein, Operator shall spend during each year throughout the term of this Agreement, two percent (2%) of the Gross Sales of the Restaurant (the "Local Advertising Expenditure") on local advertising for the Restaurant ("Local Advertising"). Although the Local Advertising Expenditure is a yearly requirement, each Accounting Period Operator is required to submit to Licensor an advertising expenditure report accurately reflecting that Accounting Period's Local Advertising expenditures at the same time as the report itemizing Gross Sales described in Section V(B)(2). In addition to the restrictions set forth in
Section IX(I) below, costs and expenditures incurred by Operator in connection with any of the following shall not be included in Operator's expenditures on Local Advertising for purposes of this Section, unless approved in advance by Licensor in writing:

                  (1) incentive programs for employees or agents of Operator, including the cost of honoring any coupons distributed in connection with such programs;

                  (2)      research expenditures;

                  (3)      food costs incurred in any promotion;

                  (4) salaries and expenses of any employees of Operator, including salaries or expenses for attendance at advertising meeting or activities;

                  (5) charitable, political or other contributions or donations;

                  (6)      press parties or other expenses of publicity;

                  (7) in-store materials consisting of menus, fixtures or equipment;

                  (8) seminar and educational costs and expenses of employees of Operator;

                  (9)      pre-opening procedures and grand opening promotions;
and

                  (10) specialty items such as T-shirts, premiums, pins and awards, unless such items are part of a market-wide advertising program and then only to the extent that the cost of such items is not recovered by the promotion.

         D. Operator agrees that Licensor shall have the right, in its sole discretion, to designate any geographic area in which two (2) or more O'Charley's restaurants are located as a region for purposes of establishing an advertising cooperative (a "Cooperative"). If such a Cooperative is established, the members of the Cooperative for any area shall, at a minimum, consist of all full-service O'Charley's restaurants within that area. Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date determined in advance by Licensor in its sole discretion. Each Cooperative shall be organized for the exclusive purposes of administering advertising programs and developing, subject to Licensor's approval pursuant to Section IX(I), promotional materials for use by the members of the Cooperative in Local Advertising. The approved advertising media for Cooperative advertising is limited to television and radio. If at the time of the execution of this Agreement a Cooperative has been established for a geographic area that encompasses the Restaurant, or if any such Cooperative is established during the term of this Agreement, Operator shall execute such documents as are required by Licensor immediately upon the request of Licensor and shall become a member of the Cooperative pursuant to the terms of those documents. Operator shall participate in the Cooperative as follows:

                  (1) Operator shall contribute to the Cooperative such amounts required by the documents governing the Cooperative; provided, however, Operator will not be required to contribute more than two percent (2%) of each Accounting Period's Gross Sales to the Cooperative unless, subject to Licensor's approval, the members of the Cooperative agree to the payment of a larger fee (the "Cooperative Fee").

                  (2) Operator shall submit to the Cooperative and to Licensor such statements and reports as may be required by Licensor or by the Cooperative. All contributions to the Cooperative shall be maintained and administered in accordance with the documents governing the Cooperative. The Cooperative shall be operated solely as a conduit for the collection and expenditure of the Cooperative Fee for the purposes outlined above.

                  (3) No advertising or promotional plans or materials may be used by the Cooperative or furnished to its members without the prior written approval of Licensor. All such plans and materials shall be submitted to Licensor in accordance with the procedure set forth in Section IX(I).

         E. Operator agrees that Licensor shall have the right, in its sole discretion, to establish and administer a national and/or regional advertising fund (the "National Fund"). If such a National Fund is established by Licensor, Operator agrees to contribute up to two percent (2%) of each Accounting Period's Gross Sales to the National Fund (the "National Fund Fee"), such National Fund Fee to be paid by EFT in the manner set forth in Section V(B).

         F. If Licensor establishes a Cooperative under Section IX(D) applicable to the Restaurant and/or a National Fund under Section IX(E), the total required contribution by Operator to the Local Advertising Expenditure, the Cooperative Fee (if applicable) and the National Fund Fee (if applicable) shall not exceed three percent (3%) of the Restaurant's Gross Sales. However, if the sum of the Local Advertising Expenditure, the Cooperative Fee (if applicable) and the National Fund Fee (if applicable) when added together would exceed three percent (3%) of the Restaurant's Gross Sales, then such advertising fees shall be allocated and, where applicable, reduced as follows:

                  (1) the Local Advertising Expenditure shall be reduced to one percent (1%) of the Restaurant's Gross Sales; and

                  (2) the remaining two percent (2%) of such advertising fees shall be allocated among the Local Advertising Expenditure, the Cooperative Fee (if applicable) and the National Fund Fee (if applicable) in such amounts and in such proportions as Licensor, in Licensor's sole discretion, deems appropriate.

         G. Operator shall plan and carry out the pre-opening procedures in accordance with the standards and specifications outlined in the Manuals. In addition to the pre-opening procedures outlined in the Manuals, Licensor may require Operator to plan and carry out a grand opening promotion relating to the opening of the Restaurant in accordance with the Manuals. Any advertising items and methods used by Operator in connection with such pre-opening procedures and any required grand opening promotions must be approved by Licensor in accordance with Section IX(I). Any such amount paid by Operator for the initial pre-opening procedures and any required grand opening promotions shall not be credited toward any other obligation of Operator in this Article IX.

         H. Operator shall also pay its pro rata share of the cost of Yellow Pages(TM) and/or other business listing advertising placed by Licensor on behalf of all O'Charley's restaurants in the Restaurant's local market area. If Operator operates the only O'Charley's restaurant under the System in the local market area, Operator shall be responsible for full payment of the Yellow Pages(TM) advertising and/or other business listing costs, unless Licensor determines, in its sole discretion, that placement of Yellow Pages(TM) and/or other business listing advertising for such local market area is not economically justified. Any amount paid by Operator for such Yellow Pages(TM) and/or other business listing advertising may be applied by Operator toward satisfaction of its Local Advertising requirement.

         I.       (1)      Nothing in the foregoing sections shall be deemed to
prohibit Operator from making additional expenditures for local advertising. All of Operator's advertising and promotional activities shall utilize Approved Advertising Media. "Approved Advertising Media" are limited to the following:

                           (a)      newspapers, magazines and other such
periodicals;

                           (b)      radio and television;

                           (c)      outdoor advertising by signs displayed on
billboards or buildings;

                           (d)      handbills, flyers, door-hangers and direct
mail;

                           (e)      Internet advertising;

                           (f)      Yellow Pages(TM) advertising; and

                           (g)      such other media which Licensor approves in
writing.

In the event Operator wants to use a form of advertising medium not set forth above, Operator shall submit a description of such medium and advertising to Licensor. Licensor shall notify Operator whether it approves the use of such medium within thirty (30) days of Operator's request. Failure by Licensor to so notify Operator within that period shall be deemed to constitute Licensor's approval of such request unless such advertising medium is in violation of this
Section IX(I). Guidelines for advertising are contained in the Manuals.

                  (2) All advertising copy and other materials employed by Operator in advertising shall be in strict accordance and conformity with the standards, formats and specimens contained in the Manuals and shall receive the prior written approval of Licensor. In the event Operator wishes to deviate from the materials contained in the Manuals, Operator shall submit, in each instance, the proposed advertising copy and materials to Licensor for approval in advance of publication. Licensor shall notify Operator in writing, within thirty (30) days of such submission, whether Licensor disapproves of such advertising copy and materials. Failure by Licensor to so notify Operator within that period shall be deemed to constitute Licensor's approval of such advertising copy and materials unless, such advertising copy or materials is in violation of this
Section IX(I). In no event shall Operator's advertising contain any statement or material which may be considered:

                           (a)      in bad taste or offensive to the public or
to any group of persons;

                           (b)      defamatory of any person or an attack on any
competitor;

                           (c)      to infringe upon the use, without
permission, of any other person's trade name, trademark, trade dress, service mark or identification; or

                           (d)      inconsistent with the public image of
Licensor or the System.

         J. In reviewing whether or not to establish a Cooperative and/or a National Fund and any fees applicable thereto, Licensor shall endeavor to, but shall not be liable for any omission to, consider such factors as media costs, available marketing resources, population changes, changes in market conditions, the degree of market penetration of the System, the level of advertising expenditures by O'Charley's restaurants operated by Licensor or its Affiliates, advertising expenditures by competitors of the System, as well as such other factors as Licensor deems relevant.

         K. With respect to the offer and sale of all menu and beverage items and other products and services, Licensor may from time to time offer guidance concerning what it believes to be the optimum selling price for such goods, products and services. In addition, Licensor may from time to time establish maximum prices for such goods, products and services.

Such maximum prices, or the methods for determining such maximum prices, shall be outlined in the Manuals from time to time. Except for maximum prices Licensor establishes, Operator shall have the right to offer and sell its goods, products and services at any prices Operator may determine, and shall in no way be bound by any price which may be recommended or suggested by Licensor. Operator may not sell the goods, products and services above any maximum prices for such goods, products or services as may be outlined, from time to time, in the Manuals. Operator shall not exceed the maximum price established by Licensor, but Operator at all times shall remain free to charge any price below the maximum price established by Licensor. Operator shall execute any instruments or other writings required by Licensor to facilitate the provision of such goods, products and services. If Operator elects to sell any or all of its goods, products or services at any price recommended by Licensor, Operator acknowledges that Licensor has made no guarantee or warranty that offering such goods, products or services at the recommended price will enhance Operator's sales or profits.

                                   ARTICLE X
                                PROPRIETARY MARKS

         A. Licensor grants Operator the right to use the Proprietary Marks during the term of this Agreement in accordance with the System and its related standards and specifications.

         B.       Operator expressly understands and acknowledges the following:

                  (1) O'Charley's Management Company, Inc., a Tennessee corporation and wholly owned subsidiary of Licensor ("OMC"), is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them. OMC has granted to Licensor an exclusive license to use and sublicense the Proprietary Marks.

                  (2) Neither Operator nor the Controlling Principals shall take any action that would prejudice or interfere with the validity of OMC's or Licensor's rights with respect to the Proprietary Marks. Nothing in this Agreement shall give the Operator any right, title or interest in or to any of the Proprietary Marks or to any of OMC's or Licensor's service marks, trademarks, trade names, trade dress, logos, copyrights or proprietary materials, except the right to use the Proprietary Marks and the System in accordance with the terms and conditions of this Agreement for the operation of the Restaurant and only at or from its accepted Location or in approved advertising related to the Restaurant. Operator shall have no right to use the Proprietary Marks in any manner that has not been expressly authorized by Licensor in writing (including, any use of, or association with, the Proprietary Marks and any website, URL or other listing or use on the Internet).

                  (3) Operator understands and agrees that any and all goodwill arising from Operator's use of the Proprietary Marks and the System shall inure solely and exclusively to the benefit of OMC and Licensor, and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Operator's use of the Proprietary Marks.

                  (4) Operator shall not contest the validity of OMC's or Licensor's interest in the Proprietary Marks or assist others to contest the validity of OMC's or Licensor's interest in the Proprietary Marks.

                  (5) Operator acknowledges that any unauthorized use of the Proprietary Marks shall constitute an infringement of OMC's and Licensor's rights in the Proprietary Marks. Operator agrees that it shall provide Licensor with all assignments, affidavits, documents, information and assistance Licensor reasonably requests to fully vest in OMC and Licensor all such rights, title and interest in and to the Proprietary Marks, including all such items as are reasonably requested by OMC or Licensor to register, maintain and enforce such rights in the Proprietary Marks.

                  (6) OMC and Licensor reserve the right to substitute different Proprietary Marks for use in identifying the System and the Restaurant if the current Proprietary Marks no longer can be used, or if OMC or Licensor, in their sole discretion, determine that substitution of different Proprietary Marks will be beneficial to the System. In such event OMC or Licensor may require Operator, at Operator's expense, to discontinue or modify Operator's use of any of the Proprietary Marks or to use one or more additional or substitute Proprietary Marks.

         C. With respect to Operator's licensed use of the Proprietary Marks pursuant to this Agreement, Operator further agrees as follows:

                  (1) Unless otherwise authorized or required by Licensor, Operator shall operate and advertise the Restaurant only under the name "O'Charley's" without prefix or suffix. Operator shall not use the Proprietary Marks as part of its corporate or other legal name, and shall obtain Licensor's approval of such corporate or other legal name prior to applying for or filing it with the applicable government authority.

                  (2) During the term of this Agreement and any renewal hereof, Operator shall identify itself as the owner of the Restaurant and an operator of Licensor in conjunction with any use of the Proprietary Marks, including, but not limited to, uses on invoices, order forms, receipts and contracts, as well as the display of a notice in such content and form and at such conspicuous locations on the premises of the Restaurant or any Restaurant delivery vehicle (if applicable) as Licensor may designate in writing.

                  (3) Operator shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of OMC, Licensor or any of their Affiliates.

                  (4) Operator shall comply with OMC's or Licensor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by OMC or Licensor or their counsel to obtain protection of the Proprietary Marks or to maintain their continued validity and enforceability.

         D. Operator shall notify Licensor immediately by telephone, and thereafter in writing, of any alleged infringement of or challenge to Operator's use of any Proprietary Mark, of any claim by any person of any rights in any Proprietary Mark, and Operator and the Controlling Principals shall not communicate with any person other than Licensor or any designated affiliate thereof, their counsel and Operator's counsel in connection with any such alleged infringement, challenge or claim. OMC and Licensor shall have complete discretion to take such action as they deem appropriate in connection with the foregoing, and the right to control exclusively, or to delegate control to any of their Affiliates of, any settlement, litigation or Patent and Trademark Office proceeding or any other proceeding arising out of any such alleged infringement, challenge or claim or otherwise relating to any Proprietary Mark. Operator agrees to execute any and all instruments and documents, render such assistance, and do such acts or things as may, in the opinion of OMC or Licensor, reasonably be necessary or advisable to protect and maintain the interests of OMC and Licensor or any affiliate or any other franchisee in any litigation or other proceeding or to otherwise protect and maintain the interests of OMC or Licensor or any other interested parties in the Proprietary Marks. Licensor will indemnify Operator against and reimburse Operator for all costs (including court costs and attorneys' fees) and damages for which Operator is held liable in any proceeding arising out of any claim that the Proprietary Marks violate or infringe upon the intellectual property of any third party, provided that the conduct of Operator and the Controlling Principals with respect to such proceeding and use of the Proprietary Marks is in full compliance with the terms of this Agreement.

         E. The right and license of the Proprietary Marks granted hereunder to Operator is nonexclusive and Licensor thus has and retains certain rights in the Proprietary Marks including, but not limited to, the following:

                  (1) to grant other licenses for use of the Proprietary Marks, in addition to those licenses already granted to existing operators;

                  (2) to develop and establish other systems using the Proprietary Marks or other names or marks and to grant licenses thereto without providing any rights to Operator; and

                  (3) to engage, directly or indirectly, through its employees, representatives, licensees, assigns, agents and others, at wholesale, retail or otherwise, in (a) the production, distribution, license and sale of products and services, and (b) the use in connection with such production, distribution and sale, of the Proprietary Marks and any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by Licensor.

                                   ARTICLE XI
                  CONFIDENTIALITY AND NON-COMPETITION COVENANTS

         A.       (1)      To protect the reputation and goodwill of Licensor
and to maintain high standards of operation under Licensor's Proprietary Marks, Operator shall conduct its business in accordance with the Manuals, other written directives which Licensor may issue to Operator from time to time whether or not such directives are included in the Manuals, and any other manuals and materials created or approved for use in the operation of the Licensed Business.

                  (2) Operator and the Controlling Principals shall at all times treat the Manuals, any written directives of Licensor, and any other manuals and materials, and the information contained therein, as confidential and shall maintain such information as trade secrets and confidential in accordance with this Article XI. Operator and the Controlling Principals shall use all reasonable efforts to maintain this information as secret and confidential, and Operator and the Controlling Principals shall divulge and make such materials available only to such of Operator's employees as must have access to it in order to operate the Restaurant, or to such other persons authorized by Licensor in writing. Operator and the Controlling Principals shall not at any time copy, duplicate, record or otherwise reproduce these materials, in whole or in part, or otherwise make the same available to any person other than those authorized above.

                  (3) The Manuals, written directives, other manuals and materials and any other confidential communications provided or approved by Licensor shall at all times remain the sole property of Licensor, shall at all times be kept in a secure place on the Restaurant premises, and shall be returned to Licensor immediately upon request or upon termination or expiration of this Agreement.

                  (4) The Manuals, any written directives, and any other manuals and materials issued by Licensor and any modifications to such materials shall supplement this Agreement.

                  (5) Licensor may from time to time revise the contents of the Manuals and the contents of any other manuals and materials created or approved for use in the operation of the Licensed Business. Operator expressly agrees to comply with each new or changed standard.

                  (6) Operator shall at all times ensure that the Manuals are kept current and up-to-date. In the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by Licensor at Licensor's home office shall control.

                  (7) Operator shall promptly reimburse Licensor for Licensor's cost of producing any replacement Manual requested by Operator.

         B.       (1)      Neither Operator nor any of the Controlling
Principals shall, during the term of this Agreement or thereafter, communicate, divulge or use for the benefit of any other person, persons or Entity and, following the expiration or termination of this Agreement, they shall not use for their own benefit, any confidential information, knowledge or know-how concerning the methods of operation of the Licensed Business which may be communicated to Operator or the Controlling Principals or of which they may be apprised in connection with the operation of the Restaurant under the terms of this Agreement. Operator and the Controlling Principals shall divulge such confidential information only to such of Operator's employees as must have access to it in order to operate the Restaurant. Any and all information, knowledge, know-how, techniques and any materials used in or related to the System which Licensor provides to Operator in connection with this Agreement including, but not limited to, the Manuals, plans and specifications, marketing information and strategies and site evaluation and selection guidelines and techniques, recipes, and other information communicated in writing and through other means, including electronic media (e.g., CD ROM, DVD, computer disk or video and audio tape) shall be deemed confidential for purposes of this Agreement. Neither Operator nor the Controlling Principals shall at any time, without Licensor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenants in this Section shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon Operator and each of the Controlling Principals; provided, however, if the jurisdiction in which this covenant is sought to be enforced does not allow perpetual binding, then the maximum amount of time allowed under the applicable law.

                  (2) Operator shall require and obtain the execution of covenants similar to those set forth in Section XI(B)(l) from its General Manager and Kitchen Manager. Such covenants shall be set forth in an agreement substantially in the form of Attachment C attached hereto. Each Principal not required to sign this Agreement as a Controlling Principal also must execute such covenants. Operator shall provide Licensor executed copies of all such agreements ten (10) days after they are executed.

                  (3) If Operator or the Controlling Principals develop any new concept, product, recipe, process or improvement in the operation or promotion of the Restaurant, Operator is required to promptly notify and assign to Licensor all of Operator's rights therein and to provide Licensor all information necessary to effectuate the assignment to Licensor, without compensation. Operator and the Controlling Principals acknowledge that any such concept pertaining thereto, process or improvement will become the property of Licensor, and Licensor may itself use or disclose such information to other operators or developers for their use as Licensor determines to be appropriate.

         C.       (1)      Operator and the Controlling Principals specifically
acknowledge that, pursuant to this Agreement, Operator and the Controlling Principals will receive valuable training, trade secrets and confidential information, including, without limitation, information regarding the operational, sales, promotional and marketing methods and techniques of Licensor and the System which are beyond the present skills and experience of Operator and the Controlling Principal's and Operator's managers and employees. Operator and the Controlling Principals acknowledge that such specialized training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development and operation of the Restaurant, and that gaining access to such specialized training, trade secrets and confidential information is, therefore, a primary reason why they are entering into this Agreement. In consideration of such specialized training, trade secrets and confidential information and rights, Operator and the Controlling Principals covenant that, during the term of this Agreement, except as otherwise approved in writing by Licensor, neither Operator nor any of the Controlling Principals shall, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person, persons or Entity:

                           (a)      divert, or attempt to divert, any business
or customer of the Licensed Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System; or

                           (b)      own, maintain, operate, engage in, or have
any financial or beneficial interest in (including through any interest in an Entity that conducts such activities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Licensor has used, sought registration of or registered the same or similar Proprietary Marks or operates or licenses others to operate a business under the same or similar Proprietary Marks.

                  (2) With respect to Operator, and for a continuous uninterrupted period commencing upon the expiration, termination of (regardless of the cause for termination), or transfer of all of Operator's interest in, this Agreement (or, with respect to each of the Controlling Principals, commencing upon the earlier of: (a) the expiration, termination of, or transfer of all of Operator's interest in, this Agreement; or (b) the time such individual or Entity ceases to satisfy the definition of the "Controlling Principals") and continuing for two (2) years thereafter, except as otherwise approved in writing by Licensor, neither Operator, nor any of the Controlling Principals shall, directly or indirectly, for themselves, or through, on behalf of or in conjunction with any person, persons or Entity:

                           (a)      divert, or attempt to divert, any business
or customer of the Licensed Business hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

                           (b)      employ, or seek to employ, any person who is
at that time, or has been within the preceding six (6) months, employed by Licensor or any of its Affiliates or by any other operator or developer of Licensor, or otherwise directly or indirectly induce such person to leave that person's employment, except as may be permitted under any existing development agreement or operating agreement between Licensor and Operator; or

                           (c)      own, maintain, operate, engage in, or have
any financial or beneficial interest in (including through any interest in an Entity that conducts such activities), advise, assist or make loans to or provide guarantees with respect to such loans to, any business that is of a character and concept similar to the Restaurant, including, without limitation, a full service varied menu casual dining restaurant which serves alcoholic beverages through a full-service bar, which business is, or is intended to be located within the Location or within a fifteen (15) mile radius of any O'Charley's restaurant or other food service facility in existence or under construction (or where land has been purchased or a lease has been executed for the construction of an O'Charley's restaurant or other food service facility) as of the earlier of: (i) the expiration or termination of, or the transfer of all of Operator's interest in, this Agreement; or (ii) the time the Controlling Principal ceases to satisfy the definition of Principal, as applicable.

                  (3) The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Licensor. The parties agree that each of the covenants herein shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed or unappealable final decision to which Licensor is a party, Operator and the Controlling Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Section.

Sections XI(C)(1)(b) and (2)(c) shall not apply to the ownership of less than a five percent (5%) beneficial interest in the outstanding equity securities of any Publicly-Held Entity.

                           (a)      Operator and the Controlling Principals
understand and acknowledge that Licensor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in this Section XI(C) in this Agreement, or any portion thereof, without their consent, effective immediately upon notice to Operator; and Operator and the Controlling Principals agree that they shall immediately comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of
Section XX(B) hereof.

                           (b)      Operator and the Controlling Principals
expressly agree that the existence of any claims they may have against Licensor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Licensor of the covenants in this Section.

                  (4) Operator shall require and obtain the execution of covenants similar to those set forth in this Section XI(C) (including covenants applicable upon the termination of a person's employment with Operator) from its General Manager and its Kitchen Manager. At Licensor's request, Operator shall require and obtain execution of covenants similar to those set forth in this
Section XI(C) (including covenants applicable upon the termination of a person's employment with Operator) from any personnel of Operator who have received or will have access to training from Licensor. Any such covenants shall be substantially in the form set forth in Attachment C.

                  (5) Each Principal not required to sign this Agreement as a Controlling Principal also must execute such covenants. Notwithstanding the foregoing, Licensor reserves the right, in its sole discretion, to decrease the period of time or geographic scope of the non-competition covenant set forth in Attachment C or eliminate such non-competition covenant altogether for any party that is required to execute such agreement under this Section XI(C)(5).

         D. Operator and the Controlling Principals acknowledge that a violation of the terms of this Section would result in irreparable injury to Licensor for which no adequate remedy at law may be available, and Operator and the Controlling Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Operator or the Controlling Principals in violation of the terms of this Section. Operator and the Controlling Principals agree to pay all court costs and reasonable attorney's fees incurred by Licensor in connection with the enforcement of this Section, including payment of all costs and expenses for obtaining specific performance of, or an injunction against violation of, the requirements of such Section.

         E. Notwithstanding anything else in this Article XI to the contrary, if there is a state specific non-competition and/or non-solicitation addendum attached to this Agreement, the terms of such addendum shall supersede the terms of this Article XI to the extent they are inconsistent with one another.

                                  ARTICLE XII
                                BOOKS AND RECORDS

         A. Operator shall maintain during the term of this Agreement, and shall preserve for at least five (5) years from the dates of their preparation, full, complete and accurate books, records and accounts, including, but not limited to, sales slips, coupons, purchase orders, credit card transmission records, payroll records, employee meal records, check stubs, bank statements, deposit slips, sales tax records and returns, cash receipts and disbursements, journals and ledgers, records of EFT transactions, and backup or archived records of information maintained on any computer system, all in accordance with GAAP, as applicable, and in the form and manner prescribed by Licensor from time to time in the Manuals or otherwise in writing.

         B. In addition to the remittance reports required by Articles V and IX hereof, Operator shall comply with the following reporting obligations:

                  (1) Operator shall, at Operator's expense, submit to Licensor, in the form prescribed by Licensor, a quarterly profit and loss statement (which may be unaudited) for Operator within thirty (30) days after the end of each quarter during the term hereof. Each such statement shall be certified by Operator's treasurer or chief financial officer attesting that it is true, complete and correct.

                  (2) Operator shall, at its expense, provide to Licensor complete audited annual financial statements for Operator prepared by an independent certified public accountant satisfactory to Licensor, within one hundred twenty (120) days after the end of each fiscal year of Operator during the term hereof, showing the financial position, results of operations, cash flows and owners' equity of Operator during such fiscal year. Such financial statements shall be prepared in accordance with GAAP, and shall be certified by Operator's treasurer or chief financial officer attesting that they are true, complete and correct.

                  (3) Operator shall also submit to Licensor, for review or auditing, such other forms, reports, records, information and data as Licensor may reasonably designate, in the form and at the times and places reasonably required by Licensor, upon request and as specified from time to time in writing.

         C. Licensor or its designees shall have the right at all reasonable times to review, audit, examine and copy any or all books and records of Operator as Licensor may require. Operator shall make such books and records available to Licensor or its designees immediately upon request. If any required royalty payments, marketing fees, advertising contributions or any other payments to Licensor are delinquent, or if any inspection should reveal that such payments have been understated in any report to Licensor, then Operator shall immediately pay to Licensor the amount overdue or understated upon demand with interest determined in accordance with the provisions of Section V(B)(4). If an inspection discloses an understatement in any report of two percent (2%) or more, Operator shall, in addition, reimburse Licensor for all costs and expenses connected with the inspection (including, without limitation, reasonable accounting and attorney's fees). These remedies shall be in addition to any other remedies Licensor may have at law or in equity.

         D. Operator understands and agrees that the receipt or acceptance by Licensor of any of the statements furnished or fees paid to Licensor (or the cashing of any royalty checks, or processing of electronic fund transfers) shall not preclude Licensor from questioning the correctness thereof at any time and, in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified by the Operator and the appropriate payment shall be made by the Operator.

         E. Operator hereby authorizes (and agrees to execute any other documents deemed necessary to effect such authorization) all banks, financial institutions, businesses, suppliers, manufacturers, contractors, vendors and other persons or entities with which Operator does business to disclose to Licensor any requested financial information in their possession relating to Operator or the Restaurant. Operator authorizes Licensor to disclose data from Operator's reports, if Licensor determines, in its sole discretion, that such disclosure is necessary or advisable, which disclosure may include disclosure to prospective or existing operators or other third parties.

         F. Operator hereby appoints Licensor its true and lawful attorney-in-fact with full power and authority, for the sole purpose of obtaining any and all returns and reports filed by Operator with any state and/or federal taxing authority. This power of attorney shall survive the expiration or termination of this Agreement. Operator shall execute such additional documents as Licensor shall require in connection with such appointment

         G. In addition to the information, books, records and reports Operator must provide with respect to the Restaurant and Operator described above, the Controlling Principals shall each provide to Licensor his or her unaudited annual financial statements within one hundred twenty (120) days after the end of Operator's fiscal year. Such financial statements shall be prepared in accordance with GAAP, and shall be certified as true and correct by the applicable Controlling Principal.

                                  ARTICLE XIII
                                    INSURANCE

         A. Operator shall procure, upon execution of this Agreement, and shall maintain in full force and effect at all times during the term of this Agreement at Operator's expense, an insurance policy or policies protecting Operator and Licensor and its Affiliates and their respective Affiliates, successors and assigns and each such Entity's respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees against any demand or claim with respect to personal injury, death or property damage, or any loss, liability or expense whatsoever arising or occurring upon or in connection with the Restaurant.

         B.       (1)      Such policy or policies shall be written by a
responsible carrier or carriers reasonably acceptable to Licensor and shall include, at a minimum (except as additional coverages and higher policy limits may reasonably be specified by Licensor from time to time in accordance with standards and specifications set forth in writing), the following:

                           (a)      Comprehensive General Liability Insurance,
including broad form contractual liability, broad form property damage, personal injury, advertising injury, completed operations, products liability and fire damage coverage, in the amount of One Million Dollars ($1,000,000) combined single limit;

                           (b)      Liquor Legal Liability Insurance in the
amount of One Million Dollars ($1,000,000) combined single limit;

                           (c)      "All Risks" coverage (including earthquake
and flood, if the Restaurant is located in a designated earthquake or flood zone) for the full cost of replacement of the Restaurant premises and all other property in which Licensor may have an interest with no coinsurance clause;

                           (d)      An "umbrella" policy providing excess
coverage with limits of not less than Ten Million Dollars ($10,000,000);

                           (e)      Automobile liability coverage, including
coverage of owned, non-owned and hired vehicles, with coverage in amounts not less than One Million Dollars ($1,000,000) combined single limit;

                           (f)      Workers' compensation insurance in amounts
provided or described by applicable laws and statutes; and

                           (g)      Such other insurance as may be required by
the state or locality in which the Restaurant is located and operated.

                  (2) Operator may, with the prior written consent of Licensor, elect to have reasonable deductibles in connection with the coverage required under Sections XIII(B)(1)(a)-(g) hereof. Such policies shall also include a waiver of subrogation in favor of Licensor and its directors, officers, shareholders, partners, employees, representatives, independent contractors and agents.

         C. In connection with any construction, renovation, refurbishment or remodeling of the Restaurant, Operator shall maintain Builder's Risks insurance and performance and completion bonds in forms and amounts, and written by a carrier or carriers, reasonably satisfactory to Licensor.

         D. Operator's obligation to obtain and maintain the foregoing policy or policies in the amounts specified shall not be limited in any way by reason of any insurance which may be maintained by Licensor, nor shall Operator's performance of that obligation relieve it of liability under the indemnity provisions set forth in Article XVI of this Agreement.

         E. All public liability and property damage policies shall contain a provision that Licensor and its Affiliates and their respective directors, officers, shareholders, partners, employees, representatives, independent contractors and agents, although named as insureds, shall nevertheless be entitled to recover under such policies on any loss occasioned to Licensor or its servants, agents or employees by reason of the negligence of Operator or its servants, agents or employees.

         F. Upon execution of this Agreement, and thereafter as required by Licensor and thirty (30) days prior to the expiration of any such policy, Operator shall deliver to Licensor Certificates of Insurance evidencing the existence and continuation of proper coverage with limits not less than those required hereunder. In addition, if requested by Licensor, Operator shall deliver to Licensor a copy of the insurance policy or policies required hereunder. All insurance policies required hereunder, with the exception of workers' compensation, shall name Licensor and any parent or affiliate, and their respective directors, officers, shareholders, partners, employees, representatives, independent contractors and agents, as additional insureds, and shall expressly provide that any interest of same therein shall not be affected by any breach by Operator of any policy provisions. Further, all insurance policies required hereunder shall expressly provide that no less than thirty
(30) days prior written notice shall be given to Licensor in the event of a material alteration to or cancellation of the policies.

         G. Should Operator, for any reason, fail to procure or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Licensor in writing, Licensor shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance and to charge same to Operator, which charges, together with a reasonable fee for Licensor's expenses in so acting, shall be payable by Operator immediately upon notice. The foregoing remedies shall be in addition to any other remedies Licensor may have at law or in equity.

                                  ARTICLE XIV
                                 DEBTS AND TAXES

         A. Operator shall promptly pay when due all Taxes levied or assessed, and all accounts and other indebtedness of every kind incurred by Operator in the conduct of the Licensed Business under this Agreement. Without limiting the provisions of Article XVI, Operator shall be solely liable for the payment of all Taxes and shall indemnify Licensor for the full amount of all such Taxes imposed on Licensor, and for any liability (including penalties, interest and expenses) arising from or concerning the payment of Taxes, whether Taxes were correctly or legally asserted or not.

         B. Each payment to be made to Licensor hereunder shall be made free and clear and without deduction for any Taxes. The term "Taxes" means any present or future taxes, levies, imposts, duties or other charges of whatever nature, including any interest or penalties thereon, imposed by any government or political subdivision of such government on or relating to the operation of the Licensed Business, the payment of monies, or the exercise of rights granted pursuant to this Agreement.

         C. If any Taxes (other than income taxes) are directly or indirectly imposed on Licensor with respect to any payments to Licensor required under this Agreement, Operator shall pay an amount to Licensor equal to the Tax.

         D. In the event of any bona fide dispute as to Operator's liability for taxes assessed or other indebtedness, Operator may contest the validity or the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law. However, in no event shall Operator permit a tax sale or seizure by levy of execution or similar writ or warrant or attachment by a creditor, to occur against the premises of the Licensed Business or any improvements or other property thereon.

         E. Operator shall comply with all federal, state and local laws, rules and regulations and shall timely obtain any and all permits, certificates or licenses necessary for the full and proper conduct of the Licensed Business, including, without limitation, licenses to do business, fictitious name registrations, licenses and permits to sell alcoholic beverages in the Restaurant, sales tax permits, fire clearances, health and safety permits and certificates of occupancy, and any permits, certificates or licenses required by any environmental law, rule, or regulation.

         F. Operator shall immediately notify Licensor in writing of the commencement of any action, suit or proceeding and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Licensed Business.

                                   ARTICLE XV
                              TRANSFER OF INTEREST

         A. Licensor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations herein to any person or Entity without Operator's consent. Specifically, and without limitation to the foregoing, Operator and the Controlling Principals agree that Licensor may sell its assets, the Proprietary Marks or the System to a third party; may offer its securities privately or publicly; may merge, spin-off, acquire other Entities or be acquired by another Entity; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and with regard to any or all of the above sales, assignments and dispositions, Operator and the Controlling Principals expressly and specifically waive any claims, demands, or damages against Licensor arising from or related to the transfer of the Proprietary Marks (or any variation thereof) or its assets or the System (or any portion thereof) from Licensor to any other party. Upon such sale, assignment or disposition, Operator further agrees that Licensor shall have no further obligations arising out of or related to this Agreement so long as such obligations are assumed by the transferee. Nothing contained in this Agreement shall require Licensor to remain in the business of operating or licensing the operation of O'Charley's restaurants or other restaurant businesses or to offer any services or products, whether or not bearing the Proprietary Marks, to Operator if Licensor assigns its rights in this Agreement.

         B.       (1)      Operator and the Controlling Principals understand
and acknowledge that the rights and duties set forth in this Agreement are personal to Operator and the Controlling Principals, and that Licensor has granted rights under this Agreement in reliance on the business skill, financial capacity and personal character of Operator and the Controlling Principals and with the expectation that the duties and obligations contained in this Agreement will be performed by Operator and the Controlling Principals signing this Agreement. Accordingly, neither Operator nor any Controlling Principal, nor any successor or assign of Operator or any Controlling Principal shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise dispose of or encumber any direct or indirect interest in this Agreement, in the assets of the Restaurant or in Operator without the prior written consent of Licensor; provided, however, that such prior written consent shall not be required for a transfer of less than a five percent (5%) interest in a Publicly-Held Entity. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Licensor shall be null and void.

                  (2) If Operator wishes to transfer all or part of its interest in the assets of the Restaurant or in this Agreement or if Operator or a Controlling Principal wishes to transfer any ownership interest in Operator, the transferor and the proposed transferee shall apply to Licensor in writing for Licensor's consent, which may be withheld in Licensor's sole discretion. Without limiting the generality of the foregoing, Licensor may require that all of the following conditions be met prior to its approval of that transfer:

                           (a)      All of the accrued monetary obligations of
Operator and its Affiliates and all other outstanding obligations to Licensor and its Affiliates arising under this Agreement or any other agreement shall have been satisfied in a timely manner and Operator shall have satisfied all trade accounts and other debts of whatever nature or kind, in a timely manner.

                           (b)      Operator, or its Affiliates, are not in
default of any provision of this Agreement, any amendment hereof or successor hereto, or any other agreement between Operator, or its Affiliates and Licensor, or its Affiliates, and Operator shall have substantially and timely complied with all the terms and conditions of such agreements during the terms thereof.

                           (c)      The transferor and its principals (if
applicable) shall have executed a general release, in a form satisfactory to Licensor, of any and all claims against Licensor, its Affiliates and each such Entity's respective officers, directors, shareholders, partners, agents, representatives, independent contractors and employees, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement, any other agreement between Licensor and Operator and federal, state and local laws, rules and regulations.

                           (d)      The transferee shall enter into a written
agreement, in a form satisfactory to Licensor, assuming full, unconditional, joint and several liability for, and agreeing to perform from the date of the transfer, all obligations, covenants and agreements contained in this Agreement, and, if transferee is a corporation, limited liability company, partnership or other Entity, transferee's shareholders, members, partners or other investors, as applicable, shall execute such agreement as transferee's principals and guarantee the performance of all such obligations, covenants and agreements.

                           (e)      The transferee shall demonstrate to
Licensor's satisfaction that transferee meets the criteria considered by Licensor when reviewing a prospective operator's application for a license, including, but not limited to, Licensor's educational, managerial and business standards; transferee's good moral character, business reputation and credit rating; transferee's aptitude and ability to conduct the business licensed herein (as may be evidenced by prior related business experience or otherwise); transferee's financial resources and capital for operation of the business; and the geographic proximity and number of other O'Charley's restaurants owned or operated by transferee.

                           (f)      The transferee shall execute, for a term
ending on the expiration date of this Agreement and with such renewal terms as may be provided by this Agreement, the standard form operating agreement then being offered to new System operators and other ancillary agreements as Licensor may require for the Restaurant, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement, including, without limitation, a higher percentage royalty fee, marketing fee, advertising contribution or expenditure requirement; and, if transferee is a corporation, limited liability company, partnership or other Entity, transferee's shareholders, members, partners or other investors, as applicable, shall execute such agreement as transferee's principals and guarantee the performance of all such obligations, covenants and agreements.

                           (g)      The transferee, at its expense, shall
renovate, modernize and otherwise upgrade the Restaurant and, if applicable, any Restaurant delivery vehicles to conform to the then-current standards and specifications of the System, and shall complete the upgrading and other requirements within the time period reasonably specified by Licensor.

                           (h)      The transferor shall remain liable for all
of the obligations to Licensor in connection with the Restaurant incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Licensor to evidence such liability.

                           (i)      At the transferee's expense, the transferee,
the transferee's General Manager and the transferee's Operating Principal (or his authorized designee), and any other applicable Restaurant personnel shall complete any training programs then in effect for operators of O'Charley's restaurants upon such terms and conditions as Licensor may reasonably require.

                           (j)      Operator shall pay a transfer fee of Five
Thousand Dollars ($5,000) to Licensor, or such greater amount as is necessary to reimburse Licensor for its reasonable costs and expenses associated with reviewing the application to transfer, including, without limitation, legal and accounting fees prior to the approval of transfer.

                           (k)      If the transferee is a corporation, limited
liability company, partnership or other Entity, the transferee shall make and will be bound by any or all of the representations, warranties and covenants set forth at Article VII as Licensor requests. Transferee shall provide to Licensor evidence satisfactory to Licensor that the terms of such Section have been satisfied and are true and correct on the date of transfer.

                           (l)      Operator shall have completed its
obligations to construct and open the Restaurant under Article II of this Agreement and the terms of the Development Agreement.

                  (3) Operator shall not grant a security interest in the Restaurant or in any of Operator's assets without Licensor's prior written consent. In connection therewith, the secured party will be required by Licensor to agree that in the event of any default by Operator under any documents related to the security interest, Licensor shall have the right and option to be substituted as obligor to the secured party and/or to cure any default of Operator.

                  (4) Operator acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to ensure such transferee's full performance of the obligations hereunder.

         C. If the proposed transfer is to a corporation formed solely for the convenience of ownership, Licensor's consent may be conditioned upon any of the requirements set forth at Section XV(B)(2)(a), (b), (d), (h), (i) and (k). With respect to a transfer to a corporation formed for the convenience of ownership, Operator shall be the owner of all of the voting stock or interest of the corporation and if Operator is owned by more than one individual, each such individual shall have the same proportionate ownership interest in the corporation as he had in Operator prior to the transfer.

         D.       (1)      If Operator wishes to transfer all or part of its
interest in the assets of the Restaurant or this Agreement or if Operator or a Controlling Principal wishes to transfer any ownership interest in Operator pursuant to an offer received from a third party to purchase such interest, then such proposed seller shall promptly notify Licensor in writing of each such offer, shall certify that such offer is bona fide and shall provide and shall certify in writing as to the accuracy of such information and documentation relating to the offer as Licensor may require. Licensor shall have the right and option, exercisable within thirty (30) days after receipt of such written notification and copies of all documentation requested by Licensor describing the terms of such offer, to send written notice to the proposed seller that Licensor intends to purchase the proposed seller's interest on the same terms and conditions offered by the third party. In the event that Licensor elects to purchase the proposed seller's interest, closing on such purchase must occur within the later of sixty (60) days from the date of notice to the proposed seller of the election to purchase by Licensor, sixty (60) days after the date Licensor receives and obtains all necessary permits and approvals, or such other date as the parties agree upon in writing. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same right of first refusal by Licensor as in the case of an initial offer. Failure of Licensor to exercise the option afforded by this Section XV(D) shall not constitute a waiver of any other provision of this Agreement, including the consent provisions of Section XV(B) and all of the other requirements of Article XV, with respect to a proposed transfer.

                  (2) In the event an offer from a third party provides for payment of consideration other than cash or involves certain non-cash items or intangible benefits, Licensor may elect to purchase the interest proposed to be sold for the reasonable cash equivalent of such items or benefits (the "Cash Equivalent"). If the parties cannot agree within thirty (30) days on the reasonable cash equivalent of the non-cash part of the offer, then the Cash Equivalent will be determined by one (1) or more professional appraisers or independent certified public accountants who are qualified by experience and ability to appraise (each, a "Qualified Appraiser"), selected under the procedures in this Section. If the Cash Equivalent is to be determined by Qualified Appraisers, Licensor and Operator will each have the opportunity to appoint, at their own expense, a Qualified Appraiser, within five (5) days following the expiration of the thirty (30) day period within which Licensor and Operator could not mutually agree on the Cash Equivalent. If either party shall fail to appoint a Qualified Appraiser within this five (5) day period, the other Qualified Appraiser shall unilaterally establish the Cash Equivalent by a written opinion and the cost of such Qualified Appraiser shall be split between the two parties equally. If both parties appoint Qualified Appraisers within this five (5) day period, the two (2) Qualified Appraisers shall establish the Cash Equivalent in a single written opinion agreed to by both of them. If the two (2) Qualified Appraisers cannot agree on the Cash Equivalent within ten (10) days of the appointment of the latter of them, the two (2) Qualified Appraisers shall together appoint a third Qualified Appraiser whose sole written opinion shall establish the Cash Equivalent. In the event of such appraisal, each party shall bear its own legal and other costs. In the event that Licensor exercises its right of first refusal herein provided, it shall have the right to set off (a) all fees for any such Qualified Appraiser due from Operator hereunder, and (b) all amounts due from Operator or any of its Affiliates against any payment therefor.

         E.       (1)      Upon the death of Operator (if a natural person) or
any Controlling Principal who is a natural person (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party approved by Licensor within twelve (12) months after the death of the Deceased. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Licensor. If the distributee is not approved by Licensor, then the distributee shall transfer such interest to a third party approved by Licensor within twelve (12) months after the death of the Deceased.

                  (2) Upon the Permanent Disability of Operator (if a natural person) or any Controlling Principal who is a natural person, Licensor may, in its sole discretion, require such interest to be transferred to a third party in accordance with the conditions described in this Article XV within six
(6) months after notice to Operator of such Permanent Disability. "Permanent Disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement or in the guaranty made part of this Agreement for at least ninety (90) consecutive days. Permanent Disability shall be determined by a licensed practicing physician selected by Licensor, upon examination of the person, or if the person refuses to submit to an examination, then such person automatically shall be deemed permanently disabled as of the date of such refusal for the purpose of this Section XV(E). The costs of any examination required by this Section shall be paid by Licensor.

                  (3) In the event of the death or Permanent Disability of Operator (if a natural person), the Operating Principal or any Controlling Principal who is a natural person and who has a twenty-five percent (25%) or more interest in this Agreement, the Restaurant or in Operator, Licensor at its option may elect to operate (or appoint a designee to operate) the Licensed Business during the interim twelve (12) months following such death or the interim six (6) months following such Permanent Disability, as applicable, until the interest of such person is transferred in accordance with this Article XV. As compensation for managing the Restaurant, Licensor will charge a management fee of five percent (5%) of Operator's Gross Sales for each Accounting Period. Operator will execute any agreements or other documents required by Licensor to effect the foregoing and shall remain responsible for payment of employee salaries, taxes, rent, utilities, supplies and all other costs and expenses associated with the operation of the Restaurant. Licensor shall exercise its commercially reasonable efforts in managing the Licensed Business, but shall not be liable for any losses incurred by the Licensed Business during the time of such management and thereafter.

                  (4) Upon the death or claim of Permanent Disability of Operator or any Controlling Principal, Operator or a representative of Operator must promptly notify Licensor of such death or claim of Permanent Disability within fifteen (15) days of its occurrence. Any transfer upon death or Permanent Disability shall be subject to the same terms and conditions as described in this Section for any inter vivos transfer. Operator and each Controlling Principal shall have the right to seek approval of a transfer of their respective interest to a proposed successor prior to the death or claim of Permanent Disability by Operator or the Controlling Principal, as applicable. If Operator or any Controlling Principal, as applicable, desires to obtain approval of any proposed successor in interest prior to the death or claim of Permanent Disability, Operator or the Controlling Principal, as applicable, shall submit to Licensor such information and documentation concerning such proposed successor required by Licensor in the Manuals or other written directives. Further, as a condition to approval, Licensor may, in its sole discretion, require compliance with any of the terms and conditions described in this Section for any inter vivos transfer.

         F. Licensor's consent to a transfer of any interest described herein shall not constitute a waiver of any claims which Licensor may have against the transferring party, nor shall it be deemed a waiver of Licensor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

         G. Securities or other Entity ownership interests in Operator may be offered to prospective investors, including existing investors, by private offering or otherwise, only with the prior written consent of Licensor. All materials required for such offering by federal or state law shall be submitted to Licensor for a limited review as discussed below prior to being filed with any governmental agency and any materials to be used in any exempt offering shall be submitted to Licensor for such review prior to their use. No Operator offering shall imply (by use of the Proprietary Marks or otherwise) that Licensor is participating in an underwriting, issuance or offering of securities or other Entity ownership interest of Operator, and Licensor's review of any offering materials shall be limited solely to the subject of the relationship between Operator and Licensor and their Affiliates. Licensor may, at its option, require Operator's offering materials to contain a written statement prescribed by Licensor concerning the limitations described in the preceding sentence. Operator, its Principals and the other participants in the offering must prior to the commencement of such offering, agree in writing to fully indemnify Licensor and Licensor's Affiliates, and each of such Entity's respective officers, directors, shareholders, members, partners, agents, representatives, independent contractors and employees in connection with the offering. For each proposed offering, Operator shall reimburse Licensor for its reasonable costs and expenses associated with reviewing the proposed offering, including, without limitation, legal and accounting fees. Operator shall give Licensor written notice at least ninety (90) days prior to the date of commencement of any offering or other transaction covered by this Section XV(G).

         H. Operator and each of its Controlling Principals, as applicable, may transfer, sell or assign their respective interests in Operator, by and among themselves only with Licensor's prior written consent; provided, however, such transfer, sale or assignment, shall not result in a change in the Controlling Interest in Operator. Licensor's consent may be conditioned on compliance with Section XV(B)(2)(a), (b), (d), (f), (h), (i), (k) and (l). For the purpose of this Agreement, "Controlling Interest" shall mean:

                  (1) if Operator is a corporation, that the Controlling Principals, either individually or cumulatively, (a) directly or indirectly own at least fifty-one percent (51%) of the shares of each class of Operator's issued and outstanding capital stock and (b) are entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to elect a majority of the board if directors or to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement;

                  (2) if Operator is a limited liability company, that the Controlling Principals (a) own at least fifty-one percent (51%) of the outstanding units of membership interest in the limited liability company, and
(b) are entitled under its operating agreement to act on behalf of the limited liability company without the approval or consent of any other member or be able to cast a sufficient number of votes to require the limited liability company to take or omit to take any action which the limited liability company is required to take or omit to take under this Agreement; or

                  (3) if Operator is a partnership or other Entity, that the Controlling Principals (a) own at least a fifty-one percent (51%) interest in the operating profits and operating losses of the partnership as well as at least a fifty-one percent (51%) ownership interest in the partnership (and at least a fifty-one percent (51%) interest in the shares of each class of capital stock or other ownership interests of any direct or indirect corporate or other Entity general partner) and (b) are entitled under its partnership agreement or other Entity organizational documents or applicable law to act on behalf of the partnership without the approval or consent of any other partner or owner or be able to cast a sufficient number of votes to require the partnership or other Entity to take or omit to take any action which the partnership or other Entity is required to take or omit to take under this Agreement.

         I. If any person holding an interest in Operator (other than Operator or a Controlling Principal, which parties shall be subject to Section XV(B) above) transfers such interest, then Operator shall promptly notify Licensor of such proposed transfer in writing and shall provide such information relative thereto as Licensor may reasonably request prior to such transfer. Such transferee must have good moral character and business reputation, have an acceptable credit rating, and may not be one of Licensor's competitors. Such transferee will be a Principal and as such shall execute a confidentiality and non-compete agreement in the form then required by Licensor, which form shall be in substantially the same form attached hereto as Attachment C (see Sections XI(B)(2) and XI(C)(4)). Licensor also reserves the right to designate the transferee as one of the Controlling Principals.

                                  ARTICLE XVI
                                 INDEMNIFICATION

         A. Operator and each of the Controlling Principals shall indemnify and hold harmless Licensor and its Affiliates and their officers, directors, shareholders, employees, managers, members, agents and representatives from any and all claims, demands, suits, proceedings, fines, losses, liabilities damages, costs and expenses (including reasonable attorneys' fees) suffered or incurred, directly or indirectly, by any one or more of them (collectively, "Damages") as a result of (1) any breach or other failure by Operator, Operating

Principal or any Controlling Principal to perform its or his obligations hereunder or under any other instrument or agreement executed in connection herewith, or (2) any other action or inaction by Operator, Operating Principal, any Controlling Principal or any other person resulting from or in connection with the operation of the Restaurant; provided, however, that neither Operator, Operating Principal nor any Controlling Principal shall be liable for Damages resulting from Licensor's or its Affiliates' gross negligence or willful misconduct.

         B. Operator and each of the Controlling Principals agree to give Licensor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. Licensor shall have the option, in its sole discretion, to defend any action seeking Damages as a result of any action or inaction by Operator or any other person resulting from or in connection with the operation of the Restaurant or to allow Operator to defend such action with counsel satisfactory to Licensor.

         C. Operator and the Controlling Principals expressly agree that the terms of this Article XVI shall survive the termination, expiration or transfer of this Agreement or any interest herein.

                                  ARTICLE XVII
                           RELATIONSHIP OF THE PARTIES

         A. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Operator shall be an independent contractor and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, affiliate, joint venturer, partner, employee, joint employer or servant of the other for any purpose.

         B. During the term of this Agreement, Operator shall hold itself out to the public as an independent contractor conducting its Restaurant operations pursuant to the rights granted by Licensor. Operator agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place on the Restaurant premises established for the purposes hereunder, on any Restaurant delivery vehicle, and on all letterhead, business cards, forms, and as further described in the Manuals, the content and form of which Licensor reserves the right to specify in writing.

         C. Operator understands and agrees that nothing in this Agreement authorizes Operator or any of the Controlling Principals to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name, and that Licensor shall in no event assume liability for, or be deemed liable under, this Agreement as a result of any such action, or for any act or omission of Operator or any of the Controlling Principals or any claim or judgment arising therefrom.

                                 ARTICLE XVIII
                                   TERMINATION

         A.       (1)      Operator acknowledges and agrees that each of
Operator's obligations described in this Agreement is a material and essential obligation of Operator, that nonperformance of such obligations will adversely and substantially affect the Licensor and the

System, and that the exercise by Licensor of the rights and remedies set forth herein is appropriate and reasonable.

                  (2) Operator shall be deemed to be in material default under this Agreement and all rights granted herein shall automatically terminate without notice to Operator if:

                           (a)      Operator becomes insolvent or makes a
general assignment for the benefit of creditors;

                           (b)      Operator files a voluntary petition under
any section or chapter of federal bankruptcy law or under any similar law or statute of the United States or any state thereof ("Bankruptcy Laws") or admits in writing its inability to pay its debts when due;

                           (c)      Operator is adjudicated bankrupt or
insolvent in proceedings filed against Operator under any section or chapter of any Bankruptcy Laws, or if a bill in equity or other proceeding for the appointment of a receiver of Operator or other custodian for Operator's business or assets is filed and consented to by Operator; or if a receiver or other custodian (permanent or temporary) of Operator's assets or property, or any part thereof, is appointed by any court of competent jurisdiction;

                           (d)      proceedings for a composition with creditors
under any state or federal law are instituted by or against Operator,

                           (e)      a final judgment remains unsatisfied or of
record for thirty (30) days or longer (unless supersedeas bond is filed);

                           (f)      Operator is dissolved;

                           (g)      execution is levied against Operator's
business or property;

                           (h)      suit to foreclose any lien or mortgage
against the Restaurant premises or equipment is instituted against Operator and not dismissed within thirty (30) days; or

                           (i)      the real or personal property of Operator's
Restaurant shall be sold after levy thereupon by any sheriff, marshal or other government official.

                  (3) Operator shall be deemed to be in material default and Licensor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Operator any opportunity to cure the default, effective immediately upon notice to Operator, upon the occurrence of any of the following events:

                           (a)      Operator operates the Restaurant or sells
any products or services authorized by Licensor for sale at the Restaurant at a location which has not been accepted by Licensor;

                           (b)      Operator fails to acquire an accepted
location for the Restaurant within the time and in the manner specified in
Article II;

                           (c)      Operator fails to construct or remodel the
Restaurant in accordance with the plans and specifications provided to Operator under Section VI(C) as such plans may be adapted with Licensor's approval in accordance with Section II(F);

                           (d)      Operator fails to open the Restaurant for
business as a full-service O'Charley's restaurant within the period specified in
Section II(H) hereof;

                           (e)      Operator at any time ceases to operate or
otherwise abandons the Restaurant, or loses the right to possession of the premises, or otherwise forfeits the right to do or transact business in the jurisdiction where the Restaurant is located; provided, however, that this provision shall not apply in cases of Force Majeure, if, through no fault of Operator, the premises are damaged or destroyed by an event as described above, provided that Operator applies within thirty (30) days after such event for Licensor's approval to relocate or reconstruct the premises and Operator diligently pursues such reconstruction or relocation;

                           (f)      Operator or any of the Controlling
Principals is convicted of, or has entered a plea of nolo contendere to, a felony, a crime involving moral turpitude or any other crime or offense that Licensor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Licensor's interest therein;

                           (g)      a threat or danger to public health or
safety results from the construction, maintenance or operation of the Restaurant;

                           (h)      Operator fails to propose a qualified
replacement or successor Operating Principal (or his designee, as applicable) or the General Manager within the time required under Sections VII(C)(5) and VII(D)(4) hereof, respectively;

                           (i)      Operator or any of the Controlling
Principals purports to transfer any rights or obligations under this Agreement or any interest in Operator or the assets of the Restaurant to any third party without Licensor's prior written consent or without offering Licensor a right of first refusal with respect to such transfer, contrary to the terms of Article XV of this Agreement;

                           (j)      Operator or any of its Affiliates fails,
refuses or neglects promptly to pay any monetary obligation owing to Licensor or its Affiliates, when due under this Agreement or any other agreement (which shall include payments to lenders where Licensor has guaranteed the underlying indebtedness), or to submit the financial or other information required by Licensor under this Agreement and does not cure such default within five (5) days following notice from Licensor (or such other cure period specified in such other agreement, unless no cure period is specified or such period is less than five (5) days, in which case the five (5) day cure shall apply);

                           (k)      Operator or any of the Controlling
Principals fails to comply with the covenants in Section XI(C) hereof or Operator fails to obtain execution of the covenants and related agreements required under Section XI(C)(4) hereof within thirty (30) days after being requested to do so by Licensor;

                           (l)      contrary to the terms of Section XI(B)(1)
hereof, Operator or any of the Controlling Principals discloses or divulges any confidential information provided to Operator or the Controlling Principals by Licensor, or fails to obtain execution of covenants and related agreements required under Section XI(B)(2) hereof within thirty (30) days after being requested to do so by Licensor;

                           (m)      a transfer upon death or Permanent
Disability is not transferred in accordance with Article XV within the time periods therein;

                           (n)      Operator knowingly maintains false books or
records, or submits any false reports to Licensor;

                           (o)      Operator or any of the Controlling
Principals breaches any of the covenants in any material respect set forth in
Article VII or has falsely made any of the representations or warranties set forth in Article VII;

                           (p)      Operator fails to procure and maintain such
insurance policies as required by Article XIII and Operator fails to cure such default within five (5) days following notice from Licensor;

                           (q)      Operator misuses or makes any unauthorized
use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or Licensor's rights therein;

                           (r)      Operator fails to comply with the
requirements in the software license agreement executed pursuant to Section VIII(F) and the software license is terminated by Licensor;

                           (s)      Operator fails to obtain, install and
maintain the hardware, software and communication lines required pursuant to
Section VIII(E)(l0), and Operator fails to cure such default within twenty-four
(24) hours following notice from Licensor;

                           (t)      Operator, or any of the Controlling
Principals repeatedly commits a material event of default under this Agreement, whether or not such defaults are of the same or different nature and whether or not such defaults have been cured by Operator after notice by Licensor; or

                           (u)      Operator or any of its Affiliates fails or
refuses to comply with any term or condition of any sublease, or related agreement, between Licensor or its Affiliates and Operator or its Affiliates, and does not cure such default within any notice and cure period provided for in such sublease or related agreement following notice from Licensor of such default (unless no cure period is specified in the sublease or other agreement, in which case the notice and cure period provided in Section XVIII(B) shall apply).

                           (v)      Operator or any Controlling Principal
commits any other act, or any other event occurs or any other condition comes into existence that is identified in this Agreement as a material event of default.

         B. Except as provided in Sections XVIII(A)(2) and (3) of this Agreement, if Operator fails to comply with any other term or condition imposed by this Agreement, Licensor may terminate this Agreement by giving written notice stating the nature of such default to Operator at least thirty (30) days prior to the effective date of termination. However, Operator may avoid termination by immediately initiating a remedy to cure such default and curing it to Licensor's satisfaction within the thirty-day period and by promptly providing proof thereof to Licensor. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Operator effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require unless Licensor gives Operator notice of Licensor's intent to continue this Agreement. Defaults which are susceptible of cure hereunder may include, but are not limited to the following illustrative events:

                  (1) Operator fails to comply with any of the requirements imposed by this Agreement, as it may from time to time be amended or reasonably be supplemented by Licensor, or fails to carry out the terms of this Agreement in good faith;

                  (2) Operator fails to maintain or observe any of the standards, specifications or procedures prescribed by Licensor in this Agreement or otherwise in writing; or

                  (3) Operator fails, refuses or neglects to obtain Licensor's prior written approval or consent as required by this Agreement.

         C. Any alleged default by Licensor of this Agreement shall be deemed waived by Operator and the Controlling Principals unless: (i) Operator gives Licensor written notice of such alleged default within thirty (30) days of its occurrence; and (ii) Licensor fails to initiate a remedy to such alleged default within sixty (60) days of having received written notice thereof.

                                  ARTICLE XIX
                                POST-TERMINATION

         Upon termination or expiration of this Agreement all rights granted hereunder to Operator shall forthwith terminate, and:

         A. Operator shall immediately cease to operate the Restaurant under this Agreement and shall not thereafter, directly or indirectly, represent itself to the public or hold itself out as a present operator of Licensor.

         B. Operator shall immediately and permanently cease to use, in any manner whatsoever, any confidential methods, computer software, procedures and techniques associated with the System, the mark "O'Charley's", and all other Proprietary Marks and distinctive forms, slogans, signs, symbols and devices associated with the System. In particular, Operator shall cease to use, without limitation, all signs, neons, advertising materials, displays, stationery, forms and any other articles which display the Proprietary Marks.

         C. Operator shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark "O'Charley's" or any other service mark or trademark of Licensor, and Operator shall furnish Licensor with evidence satisfactory to

Licensor of compliance with this obligation within five (5) days after termination or expiration of this Agreement.

         D. Operator agrees, in the event it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks, either in connection with such other business or the promotion thereof, which is likely to cause confusion, mistake or deception, or which is likely to dilute Licensor's rights in and to the Proprietary Marks, and further agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Licensor constituting unfair competition.

         E. Operator and the Controlling Principals shall promptly pay all sums owing to Licensor and its Affiliates. Such sums shall include all damages, costs and expenses, including reasonable attorneys' fees, incurred by Licensor as a result of any default by Operator, which obligation shall give rise to and remain, until paid in full, a lien in favor of Licensor against any and all of the personal property, furnishings, equipment, signs, fixtures and inventory owned by Operator and on the premises operated hereunder at the time of default.

         F. Operator and the Controlling Principals shall pay to Licensor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Licensor in connection with obtaining any remedy available to Licensor for any violation of this Agreement and subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Article XIX.

         G. Operator shall immediately deliver to Licensor all Manuals, records, files, instructions, correspondence, any computer software licensed by Licensor, all materials related to operating the Restaurant, including, without limitation, agreements, invoices and any and all other materials relating to the operation of the Restaurant in Operator's possession or control, and all copies thereof (all of which are acknowledged to be Licensor's property), and shall retain no copy or record of any of the foregoing, except Operator's copy of this Agreement and of any correspondence between the parties and any other documents which Operator reasonably needs for compliance with any provision of law.

         H. Operator and the Controlling Principals shall comply with the non-competition covenants and the restrictions on confidential information contained in Article XI of this Agreement. Any other person required to execute similar covenants pursuant to Article XI shall also comply with such covenants.

         I. Operator shall also immediately furnish Licensor an itemized list of all advertising and sales promotion materials bearing the Proprietary Marks or any of Licensor's distinctive markings, designs, labels or other marks thereon, whether located on Operator's premises or under Operator's control at any other location. Licensor shall have the right to inspect these materials. Licensor shall have the option, exercisable within thirty (30) days after such inspection, to purchase any or all of the materials at Operator's cost, or to require Operator to destroy or properly dispose of such materials. Materials not purchased by Licensor shall not be utilized by Operator or any other party for any purpose unless authorized in writing by Licensor.

         J. If Operator operates the Restaurant under a lease for the Restaurant premises with a third party or, with respect to any lease for equipment used in the operation of the Licensed Business, Operator shall, at Licensor's option, assign to Licensor any interest which Operator has in any lease or sublease for the premises of the Restaurant or any equipment related thereto. Licensor may exercise such option at or within thirty (30) days after either termination or (subject to any existing right to renew) expiration of this Agreement. In the event Licensor does not elect to exercise its option to acquire the lease or sublease for the Restaurant premises, Operator shall make such modifications or alterations to the Restaurant premises as are necessary to distinguish the appearance of the Restaurant from that of other restaurants operating under the System and shall make such specific additional changes as Licensor may reasonably request. If Operator fails or refuses to comply with the requirements of this Section XIX(J), Licensor shall have the right to enter upon the premises of the Licensed Business, without being guilty of trespass or any other crime or tort, to make or cause to be made such changes as may be required, at the expense of Operator, which expense Operator agrees to pay upon demand.

         K.       (1)      Except as provided in Section XIX(J), Licensor shall
have the option, to be exercised within thirty (30) days after termination or expiration of this Agreement, to purchase from Operator any or all of the furnishings, equipment (including any electronic cash register or computer hardware and software systems not licensed by Licensor), signs, neons, fixtures, awnings, motor vehicles, supplies, and inventory of Operator related to the operation of the Restaurant, at Operator's cost or fair market value, whichever is less. Licensor shall purchase Operator's assets only and shall assume no liabilities whatsoever, unless otherwise agreed to in writing by the parties. If the parties cannot agree on the fair market value within thirty (30) days of Licensor's exercise of its option, the fair market value will be determined by one (1) or more Qualified Appraisers, selected under the procedures in this Section. If the fair market value is to be determined by Qualified Appraisers, Licensor and Operator will each have the opportunity to appoint, at their own expense, a Qualified Appraiser, within five (5) days following the expiration of the thirty (30) day period within which Licensor and Operator could not mutually agree on the fair market value. If either party shall fail to appoint a Qualified Appraiser within this five (5) day period, the other Qualified Appraiser shall unilaterally establish the fair market value by a written opinion and the cost of such Qualified Appraiser shall be split between the two parties equally. If both parties appoint Qualified Appraisers with this five (5) day period, the two (2) Qualified Appraisers shall establish the fair market value in a single written opinion agreed to by both of them. If the two (2) Qualified Appraisers cannot agree on the fair market value within ten (10) days of the appointment of the latter of them, the two (2) appointed Qualified Appraisers shall together appoint a third Qualified Appraiser whose written opinion shall establish a fair market value between those values established by the first two (2) Qualified Appraisers. In the event of such appraisal, each party shall bear its own legal and other costs. If Licensor elects to exercise any option to purchase herein provided, it shall have the right to set off all amounts due from Operator or any Controlling Principal to Licensor or any of its Affiliates (including any costs for the appraisal) and any costs incurred in connection with any escrow arrangement (including reasonable legal fees) against any payment therefor and shall pay the remaining amount in cash.

                  (2) In addition to the options described above and if Operator owns the Restaurant premises, Licensor shall have the option, to be exercised at or within thirty (30) days after termination or expiration of this Agreement, to purchase the Restaurant premises including any building thereon, if applicable, for the fair market value of the land and building, and any or all of the furnishings, equipment, signs, neons, fixtures, awnings, vehicles, supplies and inventory therein at Operator's cost or fair market value, whichever is less. Licensor shall purchase assets only and shall assume no liabilities whatsoever, unless otherwise agreed to in writing by the parties. If Operator does not own the land on which the Restaurant is operated and Licensor exercises its option for an assignment of the lease, Licensor may exercise this option for the purpose of purchasing the building if owned by Operator and related assets as described above. If the parties cannot agree on fair market value within thirty (30) days of Licensor's exercise of its Option, fair market value shall be determined in accordance with the appraisal procedure described above.

                  (3) With respect to the options described in Sections XIX(J) and (K)(1) and (2), Operator shall deliver to Licensor, in a form satisfactory to Licensor, such warranties, deeds, releases of lien, bills of sale, assignments and such other documents and instruments which Licensor deems necessary in order to perfect Licensor's title and possession in and to the properties being purchased or assigned and to meet the requirements of all tax and government authorities. If, at the time of closing, Operator has not obtained all of these certificates and other documents, Licensor may, in its sole discretion, place the purchase price or rent in escrow pending issuance of and required certificates or documents.

                  (4) The time for closing of the purchase and sale of the properties described in Section XIX(K)(l) and (2) shall be a date not later than sixty (60) days after the purchase price is determined by the parties or the determination of the appraisers, or such date Licensor receives and obtains all necessary permits and approvals, whichever is later, unless the parties mutually agree to designate another date. The time for closing on the assignment of the lease described in Section XIX(J) shall be a date no later than ten (10) days after Licensor's exercise of its option thereunder unless Licensor is exercising its options under either Section XIX(K)(1) or (2), in which case the date of the closing shall be on the same closing date prescribed for such option. Closing shall take place at Licensor's home office or at such other location as Licensor may designate.

         L. Licensor shall be entitled to assign any and all of its options in this Section to any other party without the consent of Operator.

         M. Operator, at the option of Licensor, shall assign to Licensor all rights to: (i) the telephone numbers of the Restaurant and any related Yellow Pages(TM) and/or other business listing advertising; and (ii) all e-mail addresses, URLs, domain names, Internet listings and Internet accounts related to the Restaurant. Operator shall execute all forms and documents required by Licensor and any telephone company or any Internet service provider at any time to transfer such service and numbers to Licensor. Notwithstanding any forms and documents which may have been executed by Licensor under Section VIII(J), Operator hereby appoints Licensor its true and lawful agent and attorney-in-fact with full power and authority for the sole purpose of taking such action as is necessary to complete such assignment. This power of attorney shall survive the expiration or termination of this Agreement. Operator shall thereafter use different telephone numbers, e-mail addresses or listings at or in connection with any subsequent business conducted by Operator.

                                   ARTICLE XX
                                  MISCELLANEOUS

         A. All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person, by overnight courier service, facsimile transmission or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.



Notices to Licensor:                         O'Charley's Inc.
                                             3038 Sidco Drive
                                             Nashville, Tennessee 37204
                                             Attention: Director of Franchising
                                             Facsimile: (615) 782-5043

Notices to Operator and
the Controlling Principals:                  ----------------------------------0

                                             -----------------------------------

                                             -----------------------------------
                                             Attention:
                                                       -------------------------
                                             Facsimile:
                                                       -------------------------

         B. This Agreement, the documents referred to herein and the Attachments hereto, constitute the entire, full and complete agreement between Licensor and Operator, the Controlling Principals concerning the subject matter hereof and shall supersede all prior related agreements between Licensor, Operator and the Controlling Principals. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

         C. No delay, waiver, omission or forbearance on the part of Licensor to exercise any right, option, duty or power arising out of any breach or default by Operator or the Controlling Principals under this Agreement shall constitute a waiver by Licensor to enforce any such right, option, duty or power against Operator or the Controlling Principals, or as to a subsequent breach or default by Operator or the Controlling Principals. Acceptance by Licensor of any payments due to it hereunder subsequent to the time at which such payments are due shall not be deemed to be a waiver by Licensor of any preceding breach by Operator or the Controlling Principals of any terms, provisions, covenants or conditions of this Agreement.

         D. Whenever this Agreement requires the prior approval or consent of Licensor, Operator shall make a timely written request to Licensor and such approval or consent shall be obtained in writing.

         E. Licensor makes no warranties or guarantees upon which Operator may rely and assumes no liability or obligation to Operator or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or suggestion to Operator in connection with this Agreement or the operation of the Restaurant, or by reason of any neglect, delay or denial of any request therefor.

         F. As used in this Agreement, the term "Force Majeure" shall mean any act of God, terrorism, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby. If a Force Majeure event shall occur, then Operator shall continue to be obligated to pay to Licensor any and all amounts that it shall have duly become obligated to pay in accordance with the terms of this Agreement prior to the occurrence of any Force Majeure event, and the Indemnitees shall continue to be indemnified and held harmless by Operator in accordance with
Article XVI. Except as provided in the immediately preceding sentence, none of the parties hereto shall be held liable for a failure to comply with any terms and conditions of this Agreement when such failure is caused by an event of Force Majeure. Upon the occurrence of any event of the type referred to herein, the party affected thereby shall give prompt notice thereof to the other parties, together with a description of the event, the duration for which the party expects its ability to comply with the previsions of the Agreement to be affected thereby and a plan for resuming operation under the Agreement, which the party shall promptly undertake and maintain with due diligence. Such affected party shall be liable for failure to give timely notice only to the extent of damage actually caused.

         G. Operator and the Controlling Principals hereby irrevocably submit themselves to the jurisdiction of the state and the federal district courts located in the state, county or judicial district in which the Licensor's principal place of business is located at the time such proceeding is commended. Operator and the Controlling Principals hereby waive all questions of personal jurisdiction for the purpose of carrying out this provision. Operator and the Controlling Principals hereby agree that service of process may be made upon any of them in any proceeding relating to or arising out of this Agreement or the relationship created by this Agreement by any means allowed by applicable state or federal law. Operator and the Controlling Principals further agree that venue for any proceeding relating to or arising out of this Agreement shall be the county or judicial district in which the Licensor's principal place of business is located at the time such proceeding is commenced: provided, however, with respect to any action (1) for monies owed, (2) for injunctive or other extraordinary relief or (3) involving possession or disposition of, or other relief relating to, the Restaurant premises, Licensor may bring such action in any state or federal district court which has jurisdiction. With respect to all claims, controversies, disputes or actions related to this Agreement or the relationship created thereby, this Agreement and any such related claims, controversies, disputes or actions, shall be governed, enforced and interpreted under the law of the state where Licensor's principal place of business is located at the time any claim, controversy, dispute, or action (without regard to choice of law rules) arose.

         H. Operator, the Controlling Principals and Licensor acknowledge that each party's agreement regarding applicable state law and forum set forth in Section XX(G) above provide each of the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or the parties relationship created by this Agreement. Each of Operator, the Controlling Principals and Licensor further acknowledges the receipt and sufficiency of mutual consideration for such benefit, and that each party's agreement regarding applicable state law and choice of forum have been negotiated for in good faith and are part of the benefit of the bargain reflected by this Agreement.

         I. Operator, the Controlling Principals and Licensor acknowledge that the execution of this Agreement and acceptance of the terms by the parties occurred at Licensor's principal place of business, and further acknowledge that the performance of certain obligations of Operator arising under this Agreement, including, but not limited to, the payment of monies due hereunder and the satisfaction of certain training requirements of Licensor, shall occur where Licensor's principal place of business is located at the time such obligation is due.

         J. Without limiting any of the foregoing, Operator and each of the Controlling Principals acknowledge and agree that Licensor has the right, at any time, to create a dispute resolution program and related specifications, standards, procedures and rules for the implementation thereof to be administered by Licensor or its designees for the benefit of all developers and operators conducting business under the System. The standards, specifications, procedures and rules for such dispute resolution program shall be made part of the Manuals, and Operator and the Controlling Principals shall comply with all such standards, specifications, procedures and rules in seeking resolution of any claims, controversies or disputes with or involving Licensor or other developers or operators, if applicable under the program. If Licensor, in its sole discretion, makes such dispute resolution program mandatory, then Operator, the Controlling Principals and Licensor hereby agree to submit any claims, controversies or disputes arising out of or relating to this Agreement or the relationship created by this Agreement for resolution in accordance with such dispute resolution program, or if such claim, controversy or dispute relates to another developer or operator, Operator and the Controlling Principals agree to participate in the program and submit any such claims, controversies or disputes in accordance with the program's standards, specifications, procedures and rules, prior to seeking resolution of such claim by any other judicial or legally available means.

         K. Operator and the Controlling Principals hereby waive, to the fullest extent permitted by law, any right to or claim of any punitive, exemplary, incidental, indirect, special, consequential or other damages (including, without limitation, loss of profits) against Licensor, its Affiliates, and their respective officers, directors, shareholders, members, partners, agents, representatives, independent contractors, servants and employees, in their corporate and individual capacities, arising out of any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) and agree that in the event of a dispute, Operator and the Controlling Principals shall be limited to the recovery of any actual damages sustained by them. If any other term of this Agreement is found or determined to be unconscionable or unenforceable for any reason, the foregoing provisions of waiver by agreement of punitive, exemplary, incidental, indirect, special consequential or other damages (including, without limitation, loss of profits) shall continue in full force and effect.

         L. Licensor, Operator and the Controlling Principals hereby agree that no form of proceeding permitted hereby will be maintained by any party to enforce any liability or obligation of the other party, whether arising from this Agreement or otherwise, unless brought before the expiration of the later of: (i) one (1) year after the date of discovery of the facts resulting in such liability or obligation, or (ii) two (2) years after the date of the first act or omission giving rise to the alleged liability or obligation, except that where state or federal law mandate or make possible by notice or otherwise a shorter period, such shorter period shall apply.

         M. This Agreement may be executed in multiple counterparts, each of which when so executed shall be an original, and all of which shall constitute one and the same instrument.

         N. The captions used in connection with the sections and subsections of this Agreement are inserted only for purpose of reference. Such captions shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any part thereof nor shall such captions otherwise be given any legal effect.

         O. Any obligation of Operator or the Controlling Principals that contemplates performance of such obligation after termination or expiration of this Agreement or the transfer of any interest of Operator or the Controlling Principals therein, shall be deemed to survive such termination, expiration or transfer, including the provisions of this Article XX.

         P. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable and if, for any reason, any portion, section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, the other portions, sections, parts, terms or provisions of this Agreement that may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties. The invalid portions, sections, parts, terms or provisions shall be deemed not to be part of this Agreement; and there shall be automatically added such portion, section, part, term or provision as similar as possible to that which was severed which shall be valid and not contrary to or in conflict with any law or regulation.

         Q. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by the Controlling Principals under this Agreement, all acknowledgments, promises, covenants, agreements and obligations made or undertaken by Operator in this Agreement shall be deemed, jointly and severally, undertaken by all of the Controlling Principals.

         R. All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of, any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between Operator, and its Affiliates, and Licensor or its Affiliates. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient, and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration, earlier termination or exercise of Licensor's rights pursuant to Article XV of this Agreement shall not discharge or release Operator or any of the Controlling Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration, the earlier termination or the exercise of such rights under this Agreement. Additionally, Operator and the Controlling Principals shall pay all court costs and attorneys fees incurred by Licensor in obtaining any remedy available to Licensor for any violation of this Agreement.

         S. The term "Principals" shall mean, collectively and individually, Operator's spouse, if Operator is an individual, all officers and directors of Operator (including the officers and directors of any general partner of Operator) whom Licensor designates as Principals, all holders of an ownership interest in Operator and in any Entity directly or indirectly controlling Operator, and any other person or Entity controlling, controlled by, or under common control with Operator. Each Principal as of the date of this Agreement is listed on Attachment B.

         T. For purposes of this Agreement, the term "Publicly-Held Entity" means any Entity with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, or an Entity subject to the requirements of Section 15(d) of such Act. Further, for purposes of this Agreement, an "Affiliate" of a person or Entity is any Entity that is controlled by, controlling or under common control with such person or Entity.

         U. The word "including" when used herein shall mean "including without limitation."

         V. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal Entity other than Operator, Licensor, Licensor's officers, directors and personnel and such of Operator's and Licensor's respective successors and assigns as may be contemplated (and, as to Operator, authorized by Article XV), any rights or remedies under or as a result of this Agreement.

         W. This Agreement shall not become effective until signed by an authorized officer of Licensor.

         X. Operator, the Controlling Principals and Licensor acknowledge that various provisions of this Agreement specify certain matters that are within the discretion or judgment of Licensor or are otherwise to be determined unilaterally by Licensor. If the exercise of Licensor's discretion or judgment as to any such matter is subsequently challenged, the parties to this Agreement expressly direct the trier of fact that Licensor's reliance on a business reason in the exercise of its discretion or judgment is to be viewed as a reasonable and proper exercise of such discretion or judgment, without regard to whether other reasons for its decision may exist and without regard to whether the trier of fact would independently accord the same weight to the business reason.

                                  ARTICLE XXI
                                 ACKNOWLEDGMENTS

         A. Operator acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement and recognizes that the success of this business venture involves substantial business risks and will largely depend upon the ability of Operator. Licensor expressly disclaims making, and Operator acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

         B. Operator acknowledges that Operator has received, read and understands this Agreement and the related Attachments and agreements and that Licensor has afforded Operator sufficient time and opportunity to consult with advisors selected by Operator about the potential benefits and risks of entering into this Agreement.

         C. Operator acknowledges that it received a complete copy of this Agreement and all related Attachments and agreements at least five (5) business days prior to the date on which this Agreement was executed. Operator further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

                   [The following page is the signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.



                                       LICENSOR:

                                       O'CHARLEY'S INC.,
                                       a Tennessee corporation



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       OPERATOR:



                                       -----------------------------------------



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       CONTROLLING PRINCIPALS:



                                       -----------------------------------------
                                       *Name:
                                             -----------------------------------



                                       -----------------------------------------
                                       Name:
                                            ------------------------------------



                                       -----------------------------------------
                                       Name:
                                            ------------------------------------

*Denotes individual who is Operator's Operating Principal

                                  ATTACHMENT A
                             TO OPERATING AGREEMENT

                            LOCATION AND OPENING DATE

1.       LOCATION

         Pursuant to Section I(B) and II(B)(2) of the Operating Agreement, the Restaurant shall be located at the following Location:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2.       OPENING DATE

         Pursuant to Section II(H) of the Operating Agreement, the Opening Date of the Restaurant is ______________, 20___.

2.       RADIUS

         Pursuant to Section I(D) of the Operating Agreement, the radius shall be a distance of _____ miles.

                                  ATTACHMENT B
                             TO OPERATING AGREEMENT

                 STATEMENT OF OWNERSHIP INTERESTS AND PRINCIPALS

         A. The following is a list of stockholders, partners, members or other investors in Operator, including all investors who own or hold a direct or indirect interest in Operator, and a description of the nature of their interest:

         Name                      Percentage of Ownership/Nature of Interest
         ----                      ------------------------------------------

         B. The following is a list of each Principal described in and designated pursuant to Section XX(U) of the Operating Agreement, except those who have been designated as Controlling Principals, each of whom shall execute the Confidentiality and Non-Compete Agreement substantially in the form set forth in Attachment C (see Sections XI(B)(2) and XI(C)(4) of the Operating Agreement):

         C. The following is a list of all of Operator's Controlling Principals described in and designated pursuant to Section XX(U) of the Operating Agreement:

         Name
         ----

                                  ATTACHMENT C
                             TO OPERATING AGREEMENT

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

         This Agreement is made and entered into this ____ day of ___________, 20__, between O'Charley's Inc., a Tennessee corporation ("Licensor"), _____________________ ("Operator") and _________________________ ("Employee").

                                    RECITALS

         WHEREAS, Licensor, as a result of the expenditure of time, skill, effort and money, has developed and owns the rights to develop and operate a unique system (the "System") of full service varied menu casual dining restaurants ("Restaurants") which feature freshly prepared items such as hand-cut and aged steaks, fresh chicken, seafood, homemade yeast rolls and fresh-cut salads with special recipe dressings and which serve alcoholic beverages through a full-service bar all under the trademark O'Charley's(R);

         WHEREAS, the System includes, but is not limited to, certain trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin, including, but not limited to, the mark O'Charley's(R) and such other trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin as Licensor may develop in the future to identify for the public the source of services and products marketed under such marks ("Marks") and under the System;

         WHEREAS, the Marks represent the System's high standards of quality, appearance and service; distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Licensor from time to time and are used by Licensor in connection with the operation of the System ("Trade Secrets");

         WHEREAS, the Marks and Trade Secrets provide economic advantages to Licensor and are not generally known to, and are not readily ascertainable by proper means by, Licensor's competitors who could obtain economic value from knowledge and use of the Marks and Trade Secrets;

         WHEREAS, Licensor has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of the Trade Secrets;

         WHEREAS, Licensor has granted Operator the limited right to operate a Restaurant using the System, the Marks and the Trade Secrets for the period defined in the operating agreement made and entered into as of __________________, 20___ ("Operating Agreement"), by and among Licensor, Operator and Operator's Controlling Principals;

         WHEREAS, Licensor and Operator have agreed in the Operating Agreement on the importance to Licensor and to Operator and other licensed users of the System of restricting the use, access and dissemination of the Trade Secrets;

         WHEREAS, it will be necessary for certain employees, agents, independent contractors, officers, directors and interest holders of Operator, or any Entity having an interest in Operator ("Covenantor") to have access to and to use some or all of the Trade Secrets in the management and operation of Operator's business using the System;

         WHEREAS, Operator has agreed to obtain from those Covenantors prior written agreements protecting the Trade Secrets and the System against unfair competition;

         WHEREAS, Covenantor wishes to remain with, to become employed by or associated with Operator;

         WHEREAS, Covenantor wishes and needs to receive and use the Trade Secrets in the course of Covenantor's employment or association in order to effectively perform Covenantor's services for Operator; and

         WHEREAS, Covenantor acknowledges that receipt of and the right to use the Trade Secrets constitutes independent valuable consideration for the representations, promises and covenants made by Covenantor herein.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.       Confidentiality Agreement

         1.1 Licensor and/or Operator may disclose to Covenantor some or all of the Trade Secrets relating to the System. All information and materials, including, without limitation, any manuals, drawings, specifications, techniques and compilations of data which Licensor provides to Operator and/or Covenantor shall be deemed confidential Trade Secrets for the purposes of this Agreement.

         1.2 Covenantor shall receive the Trade Secrets in confidence and shall, at all times, maintain them in confidence, and use them only in the course of Covenantor's employment by or association with Operator and then only in connection with the development and/or operation by Operator of a Restaurant using the System for so long as Operator is licensed by Licensor to use the System.

         1.3 Covenantor shall not at any time make copies of any documents or compilations containing some or all of the Trade Secrets without Licensor's prior written consent.

         1.4 Covenantor shall not at any time disclose or permit the disclosure of the Trade Secrets except to other employees of Operator and then only to the limited extent necessary to train or assist other employees of Operator in the development or operation of a Restaurant using the System.

         1.5 Covenantor shall immediately surrender any material containing some or all of Licensor's Trade Secrets to Licensor, upon request, or upon termination of employment by or association with Operator, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

         1.6 Covenantor shall not at any time, directly or indirectly, do any act or omit to do any act that would or would likely be injurious or prejudicial to the goodwill associated with the Trade Secrets and the System.

         1.7 All manuals are loaned by Licensor to Operator for limited purposes only and remain the property of Licensor and may not be reproduced, in whole or in part, without Licensor's prior written consent.

2.       Covenants Not to Compete

         2.1 In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Trade Secrets, and in consideration for the disclosure to Covenantor of the Trade Secrets, Covenantor further agrees and covenants that while employed by Operator Covenantor will not:

                  a. divert, or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Operator's Restaurant to any competitor;

                  b. employ, or seek to employ, any person who is at the time (or has been within the preceding six (6) months) employed by Licensor, or any of its Affiliates, or any operator or developer of Licensor, or otherwise directly or indirectly induce such person to leave that person's employment except as may occur in connection with Operator's employment of such person if permitted under the Operating Agreement; or

                  c. except with respect to the Restaurant described in the Operating Agreement and other restaurants operated under operating agreements between Operator and its Affiliates, and Licensor or its Affiliates, directly or indirectly, for Covenantor or through, on behalf of, or in conjunction with any person, persons, partnership, limited liability company, association, corporation, trust, unincorporated association, joint venture or other Entity, without the prior written consent of Licensor, own, maintain, operate, engage in or have any financial or beneficial interest in (including any interest in corporations, partnerships, limited liability companies, associations, trusts, unincorporated associations, joint ventures or other entities), advise, assist or make loans to, any restaurant business that is of a character and concept similar to the Restaurant, including, without limitation, a full service varied menu casual dining restaurant which serves alcoholic beverages through a full-service bar, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Licensor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

         2.2 In further consideration for the disclosure to Covenantor of the Trade Secrets and to protect the uniqueness of the System, Covenantor agrees and covenants that for one (1) year following the earlier of the expiration, termination or transfer of all of Operator's interest in the Operating Agreement or the termination of Covenantor's employment by or association with Operator, Covenantor will not without the prior written consent of Licensor:

                  a. divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurant to any competitor;

                  b. employ, or seek to employ, any person who is at the time (or has been within the preceding six (6) months) employed by Licensor or any of its Affiliates, or any operator or developer of Licensor, or otherwise directly or indirectly induce such persons to leave that person's employment; or

                  c. except with respect to other restaurants operated under operating agreements between Operator and its Affiliates, and Licensor or its Affiliates, directly or indirectly, for Covenantor or through, on behalf of or in conjunction with any person, persons, partnership, limited liability company, association, corporation, trust, unincorporated association, joint venture or other Entity own, maintain, operate, engage in or have any financial or beneficial interest in (including any interest in corporations, partnerships, limited liability companies, associations, trusts, unincorporated associations, joint ventures or other entities), advise, assist or make loans to, any restaurant business that is of a character and concept similar to the Restaurant, including, without limitation, a full service varied menu casual dining restaurant which serves alcoholic beverages through a full-service bar, which business is, or is intended to be, located within the Location, as such term is defined in the Operating Agreement (and as described in an attachment thereto), or within a fifteen (15)-mile radius of the location of any O'Charley's restaurant or food service facility in existence or under construction (or where land has been purchased or a lease executed for the construction of an O'Charley's restaurant or other food service facility) as of the earlier of (i) the expiration or termination of, or the transfer of all of Operator's interest in the Operating Agreement; or (ii) the time Covenantor ceases to be employed by or associated with Operator, as applicable.

3.       Miscellaneous

         3.1 Operator shall make all commercially reasonable efforts to ensure that Covenantor acts as required by this Agreement.

         3.2 Covenantor agrees that in the event of a breach of this Agreement, Licensor would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Licensor shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity, including the right to terminate the Operating Agreement, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

         3.3 Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Licensor and Operator in enforcing this Agreement.

         3.4 Any failure by Licensor or the Operator to object to or take action with respect to any breach of any provision of this Agreement by Covenantor shall not operate or be construed as a waiver of or consent to that breach or any subsequent breach by Covenantor.

         3.5 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED AT THE TIME SUCH PROCEEDING IS COMMENCED WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES. COVENANTOR HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE JURISDICTION OF THE STATE AND THE FEDERAL DISTRICT COURTS LOCATED IN THE STATE, COUNTY OR JUDICIAL DISTRICT IN WHICH THE LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. COVENANTOR HEREBY WAIVES ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. COVENANTOR HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON HIM IN ANY PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY APPLICABLE STATE OR FEDERAL LAW. COVENANTOR FURTHER AGREES THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE THE COUNTY OR JUDICIAL DISTRICT IN WHICH THE LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED AT THE TIME SUCH PROCEEDING IS COMMENCED; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF OR OTHER EXTRAORDINARY RELIEF, LICENSOR OR OPERATOR MAY BRING SUCH ACTION IN ANY COURT IN ANY STATE WHICH HAS JURISDICTION.

         3.6 The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Licensor. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which Licensor is a party, Covenantor expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

         3.7 This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

         3.8 All notices and demands required to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, certified or registered mail, return receipt requested, first-class postage prepaid, facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission), to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other parties.

         If directed to Licensor, the notice shall be addressed to:

                  O'Charley's Inc.
                  3038 Sidco Drive
                  Nashville, Tennessee 37204
                  Attention: Director of Franchising
                  Facsimile: (615) 782-5043

         If directed to Operator, the notice shall be addressed to:



                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------
                  Attention:
                            ----------------------------------
                  Facsimile:
                            ----------------------------------

         If directed to Covenantor, the notice shall be addressed to:



                  --------------------------------------------

                  --------------------------------------------

                  --------------------------------------------
                  Attention:
                            ----------------------------------
                  Facsimile:
                            ----------------------------------

         Any notices sent by personal delivery shall be deemed given upon receipt. Any notices given by telex or facsimile shall be deemed given upon transmission, provided confirmation is made as provided above. Any notice sent by expedited delivery service or registered or certified mail shall be deemed given three (3) business days after the time of mailing. Any change in the foregoing addresses shall be effected by giving fifteen (15) days written notice of such change to the other parties. Business days for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

         3.9 The rights and remedies of Licensor under this Agreement are fully assignable and transferable and shall inure to the benefit of its respective Affiliates, successors and assigns. The respective obligations of Operator and Covenantor hereunder may not be assigned by Operator or Covenantor, without the prior written consent of Licensor.

                  (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.



                                       LICENSOR:

                                       O'Charley's Inc.,
                                       a Tennessee corporation



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       OPERATOR:



                                       ----------------------------------------



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       COVENANTOR:



                                       -----------------------------------------
                                       Name:
                                            ------------------------------------

                                  ATTACHMENT D
                             TO OPERATING AGREEMENT

                     SOFTWARE LICENSE AND SUPPORT AGREEMENT

         THIS SOFTWARE LICENSE AND SUPPORT AGREEMENT ("License") is entered into as of the _____ day of __________, 20__ between O'CHARLEY'S INC. ("Licensor") and __________________________________ ("Operator") (collectively, the
"Parties") pursuant to a Franchise Offering Circular dated ________________, 20___, and Operating Agreement dated ________________, 20___ ("Operating Agreement") under which Operator will operate a full-service O'Charley's restaurant (the "Restaurant") located at _______________________________________
________________________________________.

         In consideration of the mutual promises and upon the terms and conditions set forth in this License and subject to the Operating Agreement, the parties agree as follows:

1. Grant of License. Licensor grants to Operator a limited, nonexclusive, nontransferable, nonassignable license to use the computer program, in object code form, listed in Schedule A to this License (the "Software"). Licensor shall have sole and exclusive ownership of all right, title, and interest in and to the Software, Modifications (as defined below), and all trade secrets and copyrights pertaining thereto. No right or license is being conveyed to Operator for use of the Software at any other location, and a separate license is required for each additional Restaurant at which the Software will be used. Schedule A to this License may be updated from time to time by Licensor to include enhancements, bug fixes, upgrades or replacements to the Software, which Licensor will make available to Operator from time to time at a reasonable cost to be determined by Licensor in its sole discretion. In no event shall Licensor be obligated to provide Operator a copy of any commercial release version of the Software in connection with this License. Any copies of the Software that Operator is expressly permitted to make under Section 2.1(b), including any modifications, suggestions, solutions, improvements, corrections, derivatives or otherwise ("Modifications"), developed by Licensor in conjunction with Operator, are and shall be the sole and exclusive property of Licensor during and after the term of this License. Operator shall immediately provide to Licensor a paid-up, nonexclusive, irrevocable, worldwide right and license to all Modifications, along with a source code copy of all such Modifications, to use, reproduce, prepare derivative works and distribute without accounting. Operator acknowledges and agrees that Licensor may secure all or any part of the Software from third parties. Operator agrees to execute and deliver to Licensor any further contracts, agreements or other documents reasonably required by Licensor in order to secure its compliance with any agreement with such other parties.

2.       License Restrictions

         2.1 Operator agrees that it will not itself, or through any affiliate, agent or other third party:

                  (a) use the Software at any other location other than in the operation of the Restaurant written above;

                  (b) modify, copy, prepare derivatives of or otherwise reproduce, in any form, all or any part of the Software without the prior written consent of Licensor, and in the event that Licensor grants consent, solely to the extent required for use of the Software in the operation of the Restaurant;

                  (c) decompile, disassemble, or reverse engineer the Software, in whole or in part;

                  (d) write or develop any derivative software or any other software program based upon the Software or any Modification thereto;

                  (e) sell, lease, license or sublicense the Software, or otherwise allow access to the Software by any third party not employed by the Operator;

                  (f) provide, disclose, divulge or make available to, or permit use of the Software or Modification thereto by any third party without Licensor's prior written consent.

3.       Help Desk Support

         3.1 Help Desk. As part of the Support (as defined in Section 3.2), Licensor will maintain a Help Desk accessible through a toll-free telephone number capable of providing assistance with respect to the Software and use thereof. Such telephone assistance shall be available from 8:00 AM to 5:00 PM CT, on a Monday through Friday basis, subject to national holidays and uncontrolled interruptions. The Help Desk also will be available to receive reports of technical difficulties associated with the Software.

         3.2 Support Fees. For so long as Operator is current in the payment of all Information System Maintenance Charge and Help Desk Support Fees ("Support Fee"), as set forth in Schedule A to this License, Operator will be entitled to support through the Help Desk ("Support"). Support Fees and payment terms set forth in Schedule A to this License may be adjusted or modified by Licensor in January of each calendar year. Licensor shall provide Operator with thirty (30) days' prior written notice of any such adjustment or modification

         3.3 Taxes. Operator agrees to pay or reimburse Licensor for all federal, state, or local sales, use, personal property, VAT, excise, duties, and any other taxes or levies, other than taxes on the net income of Licensor, arising out of this License.

         3.4 Causes Which Are Not Attributable to Licensor. Support will not include services requested as a result of, or with respect to causes which are not attributable to Licensor. These services will be billed to Operator at Licensor's then-current rates. Causes which are not attributable to Licensor include but are not limited to:

                  (a) accident; unusual physical, electrical or electromagnetic stress; neglect; misuse; failure or fluctuation of electric power, air conditioning or humidity control; excessive heating; fire and smoke damage; operation of the Software with other software and hardware; or causes other than ordinary use; or

                  (b) modification, alteration or addition or attempted modification, alteration or addition of the Software undertaken by persons other than Licensor or Licensor's authorized representatives.

         3.5 Responsibilities of Operator. Licensor's provision of Support to Operator is subject to the prompt documentation and report of all errors or malfunctions of the Software to Licensor. Operator shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from Licensor. Operator shall maintain a current backup copy of all programs and data. Operator shall properly train its personnel in the use and application of the Software.

4. Term and Termination. Licensor's provision of Support to Operator will commence on the date the Restaurant opens to the public and will continue for an initial term of one (1) year. Support will automatically renew at the end of the initial term and any subsequent term for a renewal term of one (1) year unless either party has provided the other party with a written termination notice of its intention not to renew the Support at least ninety (90) days prior to the expiration of the then-current term. Termination of Support upon failure to renew will not affect the license of the Software.

5.       Limitation of Liability

         5.1 Disclaimer. LICENSOR MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR ANY UPDATES OR UPGRADES THERETO, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO OPERATOR UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. LICENSOR EXPRESSLY AND SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, RESULTS, WORKMANLIKE EFFORT, COURSE OF DEALING AND TITLE, AND NONINFRINGEMENT WITH RESPECT TO THE SOFTWARE AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING. ALSO, THERE IS NO WARRANTY, DUTY OR CONDITION OF TITLE, QUIET ENJOYMENT, QUIET POSSESSION, CORRESPONDENCE TO DESCRIPTION OR NONINFRINGEMENT. ALL SUCH WARRANTIES ARE EXPRESSLY AND SPECIFICALLY DISCLAIMED.

         5.2 Limitation of Liability. IN NO EVENT WILL LICENSOR BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR

                  CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR: LOSS OF PROFITS, LOSS OF CONFIDENTIAL OR OTHER INFORMATION, BUSINESS INTERRUPTION, PERSONAL INJURY, LOSS OF PRIVACY, FAILURE TO MEET ANY DUTY (INCLUDING OF GOOD FAITH OR OF REASONABLE CARE), NEGLIGENCE, AND ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER), ARISING OUT OR IN ANY WAY RELATED TO THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE, SERVICES PERFORMED HEREUNDER, THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, LICENSOR WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY OR FURNISHING THE SOFTWARE OR SAID SERVICES. LICENSOR'S LIABILITY UNDER THIS AGREEMENT FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, RESTITUTION, WILL NOT, IN ANY EVENT, EXCEED THE SUPPORT FEES PAID BY OPERATOR TO LICENSOR UNDER THIS AGREEMENT. THE FOREGOING LIMITATIONS, EXCLUSIONS AND DISCLAIMERS SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

         5.3 Operator Indemnity. Operator shall indemnify and hold Licensor harmless from and against any costs, losses, liabilities and expenses (including reasonable attorneys fees) arising out of third party claims related to Operator's use of the Software under this License.

         5.4 No Other Warranty. No employee, agent, representative or affiliate of Licensor has authority to bind Licensor to any oral representations or warranty concerning the Software. Any written representation or warranty not expressly contained in this License will not be enforceable.

6.       Indemnification for Infringement

         6.1 Indemnity. Licensor shall, at its expense, defend or settle any claim, action or allegation brought against Operator that the Software infringes any United States patent, copyright or trade secret of any third party and shall pay any final judgments awarded or settlements entered into; provided that, Operator gives prompt written notice to Licensor of any such claim, action or allegation of infringement and gives Licensor the authority to proceed as contemplated herein. Licensor will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and Operator may not settle or compromise such claim, action or allegation, except with prior written consent of Licensor. Operator shall give such assistance and information as Licensor may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, Licensor may, at its sole option and expense:

                  (a) procure for Operator the right to continue use of the Software or infringing part thereof; or

                  (b) modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities; or, if neither of the foregoing is commercially practicable,

                  (c)      terminate this License.

         6.2 Exclusions. The foregoing obligations shall not apply to the extent the infringement arises as a result of (a) modifications to the Software made by any party other than Licensor or Licensor's authorized representative, (b) use of other than the latest release of the Software, or (c) the combination or use of the Software with materials not furnished by Licensor.

         6.3 Sole Obligation. The foregoing states the entire liability of Licensor with respect to infringement of any patent, copyright, trade secret or other proprietary right.

7.       Confidential Information

         7.1 Obligations of Confidentiality. Each party acknowledges that the Software and any Modifications constitute valuable trade secrets and confidential information of the Licensor, and Operator agrees that it shall use the Software, Modifications and any related documentation solely in accordance with the provisions of this License and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without Licensor's prior written consent. Operator agrees to exercise due care in protecting the Software, Modifications, and related documentation from unauthorized use and disclosure, including at a minimum, giving instructions to Operator's "need-to-know" employees who may have access to the Software, Modifications or related documentation that the same are proprietary to, and the trade secrets of, Licensor. At Licensor's request, Operator shall require and obtain execution of covenants concerning the confidentiality of the Software from any persons employed by Operator who have access to the Software. These covenants shall be in a form substantially similar to the confidential covenants contained in Attachment D to the Operating Agreement.

         7.2 Injunctive Relief. The parties agree that in the event of actual or threatened breach of the provisions of Section 7.1 by Operator, Licensor will have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

8.       Term and Termination

         8.1 Term. The Term of this License shall be co-extensive with the term of the Operating Agreement, including any renewal of the Operating Agreement. Expiration or termination of the Operating Agreement for whatever reason shall automatically terminate this License and the right to use the Software, without notice to Operator. In addition, Licensor may, in its sole discretion, immediately terminate this License upon the failure by Operator to comply with any of the terms and conditions herein.

         8.2 Effect of Termination. Upon expiration or termination of this License or upon the expiration or termination of the Operating Agreement, whichever shall occur earlier, Operator shall immediately deliver to Licensor all copies of the Software, any Modifications thereto, and any related documentation then in Operator's possession or control, erase the software from Operator's computer system, and shall immediately cease to use the Software. Sections 5-10 will survive termination of this License for any reason. Termination of this License will not affect the terms of the Operating Agreement, Operator's duties or obligations under Section 7 of this License, provisions relating to the payment of amounts due, or provisions limiting or disclaiming Licensor's liability, which provisions will survive termination of this License.

9. Non-assignment/Binding Agreement. Neither this License nor any rights under this License may be assigned or otherwise transferred by Operator, in whole or in part, whether voluntary or by operation of law, without the prior written consent of Licensor, and any purported transfer shall be null and void. Subject to the foregoing, this License will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

10.      Miscellaneous

         10.1 Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this License if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, terrorism, earthquakes, fire and explosions, but the inability to meet financial obligations is expressly excluded.

         10.2 Waiver. Any waiver of the provisions of this License or of a party's rights or remedies under this License must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this License or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this License and will not in any way affect the validity of the whole or any part of this License or prejudice such party's right to take subsequent action. Except as expressly stated in this License, no exercise or enforcement by either party of any right or remedy under this License will preclude the enforcement by such party of any other right or remedy under this License or that such party is entitled by law to enforce.

         10.3 Severability. If any term, condition, or provision in this License is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this License. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

         10.4 Counterparts. This License may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement .

         10.5 Applicable Law; Jurisdiction. This License will be interpreted and construed in accordance with the laws of the State of Tennessee and the United States of America, without regard to conflict of law principles. All disputes arising out of this License shall be subject to the exclusive jurisdiction and venue of the state and federal courts of Davidson County, Nashville, Tennessee, and the parties consent to the exclusive and personal jurisdiction of these courts.

         10.6 Headings. Section and Schedule headings are for ease of reference only and do not form part of this License.

         10.7 Notices. Any notice required or permitted under the terms of this License or required by law must be in writing and properly posted to the appropriate address set forth in the Operating Agreement.

         10.8 Entire Agreement. This License and any Schedule attached hereto contain the entire agreement of the parties with respect to the subject matter of this License and supersede all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter. This License may not be amended, except by a writing signed by both parties.

                  (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, the parties have executed this License.



                                       LICENSOR:

                                       O'Charley's Inc.,
                                       a Tennessee corporation



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       OPERATOR:



                                       -----------------------------------------



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                   SCHEDULE A

                    TO SOFTWARE LICENSE AND SUPPORT AGREEMENT

                             SUPPORT AND MAINTENANCE

Operator is receiving ____ copy or copies of the Chux Operations Assistant ("COA") software.

The Support Fee for the COA Software shall be included in the $6,300 per year Information System Maintenance Charge and Help Desk Support Fee, as set forth in the Franchise Offering Circular. The Support fee will be due and payable on the tenth (10th) day of each month, said payment to be made in full through electronic funds transfer.

The Help Desk and Support Fees specified in this Schedule A are subject to change, at Licensor's sole discretion, in January of each calendar year. Licensor shall provide Operator with thirty (30) days' prior written notice of any such change.

                                  ATTACHMENT E
                             TO OPERATING AGREEMENT

                     ELECTRONIC FUND TRANSFER AUTHORIZATION

                   Authorization To Honor Charges Drawn By And
                    Payable To O'Charley's Inc. ("Licensor")

         Depositor hereby authorizes and requests _____________________________ (the "Depository") to initiate debit and credit entries to Depositor's checking account/savings account (select one) indicated below drawn by and payable to the order of Licensor by Electronic Fund Transfer provided there are sufficient funds in said account to pay the amount upon presentation.

         Depositor agrees that the Depository's rights with respect to each such charge shall be the same as if it were a check drawn on the Depository and signed by Depositor. Depositor further agrees that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Depository shall be under no liability whatsoever.

Depository Name:

City:                             State:                Zip Code:
     --------------------------         -------------            ---------------

Transit/ABA Number:                        Account Number:
                   ---------------------                  ----------------------

         This authority is to remain in full force and effect until Licensor and Depository have received at least thirty (30) days written notification from Depositor of its termination to afford Licensor and Depository a reasonable opportunity to act on such request.

Depositor:        (Please Print)



-------------------------------------------

-------------------------------------------

-------------------------------------------
Date Signed



-------------------------------------------

-------------------------------------------
Signature(s) of Depositor, as Printed Above

Please attach a voided blank check, for purpose of setting up Bank and Transit Numbers

                                  ATTACHMENT F
                             TO OPERATING AGREEMENT

                                    GUARANTY

         Each of the undersigned acknowledges and agrees as follows:

         (1) Each has read the terms and conditions of the Operating Agreement dated as of ____________, 20___, by and among O'Charley's Inc., a Tennessee corporation, ____________ and each of the undersigned (the "Operating Agreement") and acknowledges that the execution of this guaranty and the undertakings of the Controlling Principals in the Operating Agreement are in partial consideration for, and a condition to, the granting of the license under the Operating Agreement, and that Licensor would not have granted this license without the execution of this guaranty and such undertakings by each of the undersigned;

         (2) Each is included in the term the "Controlling Principals" as described in Section XX(U) of the Operating Agreement;

         (3) Each individually, jointly and severally, makes all of the representations, warranties, covenants and agreements of the Controlling Principals set forth in the Operating Agreement and is obligated to perform thereunder; and

         (4) Each individually, jointly and severally, unconditionally and irrevocably guarantees to Licensor and its successors and assigns that all of Operator's obligations under the Operating Agreement will be punctually paid and performed. Upon default by Operator or upon notice from Licensor, each will immediately make each payment and perform each obligation required of Operator under the Operating Agreement. Without affecting the obligations of any of the Controlling Principals under this guaranty, Licensor may, without notice to the Controlling Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Operator or settle, adjust or compromise any claims that Licensor may have against Operator. Each of the Controlling Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Operator, any default by Operator or any guarantor and any release of any guarantor or other security for this guaranty or the obligations of Operator. Licensor may pursue its rights against any of the Controlling Principals without first exhausting its remedies against Operator and without joining any other guarantor hereto and no delay on the part of Licensor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Licensor of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Licensor of notice of the death of any of the Controlling Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under the Operating Agreement existing at the time of death, and in such event, the obligations of the remaining Controlling Principals shall continue in full force and effect.

         Additionally, with respect to the individual designated as the Operating Principal, the Operating Principal acknowledges that the undertakings by the Operating Principal under this guaranty are made and given in partial consideration of, and as a condition to, Licensor's grant of rights to operate the Restaurant as described herein. The Operating Principal individually jointly and severally, makes all of the covenants, representations and agreements of Operator and the Operating Principal set forth in the Operating Agreement and is obligated to perform hereunder.



                                       THE CONTROLLING PRINCIPALS:



                                       -----------------------------------------
                                       *Name:
                                             -----------------------------------



                                       -----------------------------------------
                                       Name:
                                            ------------------------------------



                                       -----------------------------------------
                                       Name:
                                            ------------------------------------

*Denotes individual who is Operator's Operating Principal

                                  ATTACHMENT B
                            TO DEVELOPMENT AGREEMENT

                                   LEASE RIDER


         This Lease Rider is made and entered into this ____ day of ____________, 20___ by and between O'CHARLEY'S INC., a Tennessee corporation ("Licensor"), _________________ ("Operator") and
____________________("Landlord").


         WHEREAS, Licensor and Operator are parties to that certain Development Agreement dated as of _____________, 20___ ("Development Agreement");

         WHEREAS, Operator and Landlord desire to enter into a lease (the "Lease") pursuant to which Operator will occupy the premises located at ___________________________________ (the "Premises") for a full-service
O'Charley's restaurant (the "Restaurant") licensed under the Development Agreement and an Operating Agreement to be executed between Licensor and Operator prior to the opening of the Restaurant (the "Operating Agreement"); and

         WHEREAS, as a condition to entering into the Lease, the Operator is required under the Operating Agreement to execute this Lease Rider along with the Landlord and Licensor;

         NOW, THEREFORE, in consideration of the mutual undertakings and commitments set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         (1) During the term of the Operating Agreement, the Premises shall be used only for the operation of the Restaurant.

         (2) Landlord consents to Operator's use of such proprietary marks ("Proprietary Marks") and signs, neons, interior and exterior decor items, color schemes, plans, specifications and related components of the O'Charley's restaurant system ("System") as Licensor has prescribed, and may in the future prescribe, for the Restaurant.

         (3) Landlord agrees to send Licensor copies of any and all letters and notices sent to Operator pertaining to the Lease and the Premises at the same time that such letters and notices are sent to Operator.

         (4) Licensor shall have the right to enter the Premises to make any modification or alteration necessary to protect the O'Charley's Restaurant, the System and Proprietary Marks or to cure any default under the Operating Agreement or any development agreement entered into between Licensor and Operator or under the Lease, without being guilty of trespass or any other crime or tort.

         (5) In the event of Operator's default under the terms of the Lease, Licensor may, but is not required, to cure the default and may assume the lease in Licensor's name. Licensor shall make this determination within thirty (30) days after Licensor receives notice of the default. If Licensor elects to cure the default, Licensor shall cure the default within thirty (30) days of such election or, if the default cannot be reasonably cured within such thirty (30) day period, then Licensor shall commence and proceed to cure the default within such time as is reasonably necessary to cure the default. If Licensor also elects to assume the Lease, Landlord agrees to recognize Licensor as the Tenant under the Lease and Operator shall no longer have any rights thereunder.

         (6) Operator shall be permitted to assign the Lease to Licensor or to Licensor's assignees upon the expiration or earlier termination of the Operating Agreement and the Landlord hereby consents to such assignment and agrees not to impose or assess any assignment fee or similar charge or increase or accelerate rent under the Lease in connection with such assignment, or require Licensor to pay any past due rent or other financial obligation of Operator to Landlord, it being understood that Landlord shall look solely to the Operator for any rents or other financial obligations owed to Landlord prior to such assignment. Landlord and Operator acknowledge that Licensor is not a party to the Lease and shall have no liability under the Lease, unless and until the Lease is assigned to, and assumed by, Licensor.

         (7) Except for the Operator's obligations to Landlord for rents and other financial obligations accrued prior to the assignment of the Lease, in the event of such assignment, Licensor or any assignee designated by Licensor will agree to assume from the date of assignment all obligations of Operator remaining under the Lease, and in such event Licensor or any affiliate shall assume Operator's occupancy rights, Operator's rights under any renewal or purchase options, and the right to sublease the Premises, for the remainder of the term of the Lease including any applicable renewal periods.

         (8) Notwithstanding anything contained in this Lease Rider and in the Lease, Licensor is expressly authorized, without the consent of the Landlord, to sublet the Leased Premises to an authorized franchisee, provided such subletting is specifically subject to the terms of this Lease and further provided the franchisee expressly assumes all obligations of the Lease. Licensor agrees to notify Landlord as to the name of the franchisee within then (10) days after such subletting.

         (9) Operator shall not assign the Lease or renew or extend the term thereof without the prior written consent of Licensor.

         (10) Landlord and Operator shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of Licensor.

         (11) The terms of this Lease Rider will supersede any conflicting terms of the Lease.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Lease Rider as of the date first above written.


                                    O'CHARLEY'S INC.
                                    a Tennessee corporation


                                    By:
                                       ----------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                                -------------------------------

                                    OPERATOR:


                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    LANDLORD:

                                    -------------------------------------------


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                  ATTACHMENT C
                            TO DEVELOPMENT AGREEMENT

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT


         This Agreement is made and entered into this 22nd day of December, 2003, between O'Charley's Inc., a Tennessee corporation ("Licensor"), OCM Development, LLC, a Michigan limited liability company d/b/a O'Charley's Development Company of Michigan ("Developer"), and Robert E. Schermer, Jr. ("Covenantor").

                                    RECITALS:

         WHEREAS, Licensor, as a result of the expenditure of time, skill, effort and money, has developed and owns the rights to develop and operate a unique system (the "System") of full service varied menu casual dining restaurants ("Restaurants") which feature freshly prepared items such as hand-cut and aged steaks, fresh chicken, seafood, homemade yeast rolls and fresh-cut salads with special recipe dressings and which serve alcoholic beverages through a full-service bar all under the trademark O'Charley's(R);

         WHEREAS, the System includes, but is not limited to, certain trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin, including, but not limited to, the mark O'Charley's(R) and such other trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin as Licensor may develop in the future to identify for the public the source of services and products marketed under such marks ("Marks") and under the System;

         WHEREAS, the Marks represent the System's high standards of quality, appearance and service; distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management and financial control; training and assistance; and advertising and promotional programs; all of which may be changed, improved and further developed by Licensor from time to time and are used by Licensor in connection with the operation of the System ("Trade Secrets");

         WHEREAS, the Marks and Trade Secrets provide economic advantages to Licensor and are not generally known to, and are not readily ascertainable by proper means by, Licensor's competitors who could obtain economic value from knowledge and use of the Marks and Trade Secrets;

         WHEREAS, Licensor has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of the Trade Secrets;

         WHEREAS, Licensor has granted Developer the limited right to develop Restaurants using the System, the Marks and the Trade Secrets for the period defined in the development agreement made and entered into as of December 22, 2003 ("Development Agreement"), by and among Licensor, Developer and Developer's Controlling Principals;

         WHEREAS, Licensor and Developer have agreed in the Development Agreement on the importance to Licensor and to Developer and other licensed users of the System of restricting the use, access and dissemination of the Trade Secrets;

         WHEREAS, it will be necessary for certain employees, agents, independent contractors, officers, directors and interest holders of Developer, or any Entity having an interest in Developer ("Covenantor") to have access to and to use some or all of the Trade Secrets in the management and operation of Developer's business using the System;

         WHEREAS, Developer has agreed to obtain from those Covenantors prior written agreements protecting the Trade Secrets and the System against unfair competition;

         WHEREAS, Covenantor wishes to remain with, to become employed by or associated with Developer;

         WHEREAS, Covenantor wishes and needs to receive and use the Trade Secrets in the course of Covenantor's employment or association in order to effectively perform Covenantor's services for Developer; and

         WHEREAS, Covenantor acknowledges that receipt of and the right to use the Trade Secrets constitutes independent valuable consideration for the representations, promises and covenants made by Covenantor herein.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.       Confidentiality Agreement

         1.1 Licensor and/or Developer may disclose to Covenantor some or all of the Trade Secrets relating to the System. All information and materials, including, without limitation, any manuals, drawings, specifications, techniques and compilations of data which Licensor provides to Developer and/or Covenantor shall be deemed confidential Trade Secrets for the purposes of this Agreement.

         1.2 Covenantor shall receive the Trade Secrets in confidence and shall, at all times, maintain them in confidence, and use them only in the course of Covenantor's employment by or association with Developer and then only in connection with the development and/or operation by Developer of Restaurants using the System for so long as Developer is licensed by Licensor to use the System.

         1.3 Covenantor shall not at any time make copies of any documents or compilations containing some or all of the Trade Secrets without Licensor's prior written consent.

         1.4 Covenantor shall not at any time disclose or permit the disclosure of the Trade Secrets except to other employees of Developer and then only to the limited extent necessary to train or assist other employees of Developer in the development or operation of a Restaurant using the System.

         1.5 Covenantor shall immediately surrender any material containing some or all of Licensor's Trade Secrets to Licensor, upon request, or upon termination of employment by or association with Developer, or upon conclusion of the use for which such information or material may have been furnished to Covenantor.

         1.6 Covenantor shall not at any time, directly or indirectly, do any act or omit to do any act that would or would likely be injurious or prejudicial to the goodwill associated with the Trade Secrets and the System.

         1.7 All manuals are loaned by Licensor to Developer for limited purposes only and remain the property of Licensor and may not be reproduced, in whole or in part, without Licensor's prior written consent.

2. Covenants Not to Compete

         2.1 In order to protect the goodwill and unique qualities of the System and the confidentiality and value of the Trade Secrets, and in consideration for the disclosure to Covenantor of the Trade Secrets, Covenantor further agrees and covenants that while employed by Developer Covenantor will not:

                 a. Divert, or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

                 b. Employ, or seek to employ, any person who is at the time (or has been within the preceding six (6) months) employed by Licensor, or any of its Affiliates, or any operator or developer of Licensor, or otherwise directly or indirectly induce such person to leave that person's employment, except as may occur in connection with Developer's employment of such person if permitted under the Development Agreement.

                 c. Except with respect to Restaurants described in the Development Agreement and other restaurants operated under operating agreements between Developer and its Affiliates, and Licensor or its Affiliates, directly or indirectly, for Covenantor or through, on behalf of, or in conjunction with any person, persons, partnership, corporation, limited liability company, association, trust, unincorporated association, joint venture or other Entity, without the prior written consent of Licensor, own, maintain, operate, engage in or have any financial or beneficial interest in (including any interest in corporations, partnerships, limited liability companies, associations, trusts, unincorporated associations, joint ventures or other entities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, and which business is located within the United States, its territories or commonwealths, or any other country, province, state or geographic area in which Licensor has used, sought registration of or registered the same or similar Marks or operates or licenses others to operate a business under the same or similar Marks.

         2.2 In further consideration for the disclosure to Covenantor of the Trade Secrets and to protect the uniqueness of the System, Covenantor agrees and covenants that for one (1) year following the earlier of the expiration, termination or transfer of all of Developer's interest in the

Development Agreement or the termination of Covenantor's employment by or association with Developer, Covenantor will not without the prior written consent of Licensor:

                  a. Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

                  b. Employ or seek to employ any person who is at the time (or has been within the preceding six (6) months) employed by Licensor, or any of its Affiliates, or any operator or developer of Licensor, or otherwise directly or indirectly induce such persons to leave that person's employment.

                  c. Except with respect to other restaurants operated under operating agreements between Developer and its Affiliates, and Licensor or its Affiliates, directly or indirectly, for Covenantor or through, on behalf of or in conjunction with any person, persons, partnership, corporation, limited liability company, association, trust, unincorporated association, joint venture or other Entity own, maintain, operate, engage in or have any financial or beneficial interest in (including any interest in corporations, partnerships, limited liability companies, associations, trusts, unincorporated associations, joint ventures or other entities), advise, assist or make loans to, any business that operates a full service, varied menu, casual dining restaurant that features freshly prepared items such as steaks, seafood, homemade baked goods and fresh cut salads, and that serves alcoholic beverages through a full-service bar, which business is, or is intended to be, located within the Territory, as such term is defined in the Development Agreement (and as described in an attachment thereto), or within a fifteen (15)-mile radius of the location of any O'Charley's restaurant or food service facility in existence or under construction (or where land has been purchased or a lease executed for the construction of an O'Charley's restaurant or other food service facility) as of the earlier of (i) the expiration or termination of, or the transfer of all of Developer's interest in, the Development Agreement; or (ii) the time Covenantor ceases to be employed by or associated with Developer, as applicable.

3. Miscellaneous

         3.1 Developer shall make all commercially reasonable efforts to ensure that Covenantor acts as required by this Agreement.

         3.2 Covenantor agrees that in the event of a breach of this Agreement, Licensor would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Licensor shall be entitled to enforce the provisions of this Agreement and shall be entitled, in addition to any other remedies which are made available to it at law or in equity (including any right to terminate the Development Agreement or any operating agreement, as provided therein), to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

         3.3 Covenantor agrees to pay all expenses (including court costs and reasonable attorneys' fees) incurred by Licensor and Developer in enforcing this Agreement.

         3.4 Any failure by Licensor or the Developer to object to or take action with respect to any breach of any provision of this Agreement by Covenantor shall not operate or be construed as a waiver of or consent to that breach or any subsequent breach by Covenantor.

         3.5 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED AT THE TIME SUCH PROCEEDING IS COMMENCED WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES. COVENANTOR HEREBY IRREVOCABLY SUBMITS HIMSELF TO THE JURISDICTION OF THE STATE AND THE FEDERAL DISTRICT COURTS LOCATED IN THE STATE, COUNTY OR JUDICIAL DISTRICT IN WHICH THE LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED. COVENANTOR HEREBY WAIVES ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. COVENANTOR HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON HIM IN ANY PROCEEDING RELATING TO OR ARISING UNDER THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY APPLICABLE STATE OR FEDERAL LAW. COVENANTOR FURTHER AGREES THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE THE COUNTY OR JUDICIAL DISTRICT IN WHICH LICENSOR'S PRINCIPAL PLACE OF BUSINESS IS LOCATED AT THE TIME SUCH PROCEEDING IS COMMENCED; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF OR OTHER EXTRAORDINARY RELIEF, LICENSOR OR DEVELOPER MAY BRING SUCH ACTION IN ANY COURT IN ANY STATE WHICH HAS JURISDICTION.

         3.6 The parties acknowledge and agree that each of the covenants contained herein are reasonable limitations as to time, geographical area, and scope of activity to be restrained and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Licensor. The parties agree that each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in any unappealed final decision to which Licensor is a party, Covenantor expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

         3.7 This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

         3.8 All notices and demands required to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, certified or registered mail, return receipt requested, first-class postage prepaid, facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission), to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other parties.

         If directed to Licensor, the notice shall be addressed to:

                  O'Charley's Inc.
                  3038 Sidco Drive
                  Nashville, TN 37204
                  Attention:  Director of Franchising
                  Facsimile:  (615) 782-5043

         If directed to Developer, the notice shall be addressed to:

                  OCM Development, LLC
                  c/o Meritage Hospitality Group, Inc.
                  1971 E. Beltline, NE Suite 200
                  Grand Rapids, MI 49525
                  Attention:  Robert E. Schermer, Jr.
                  Facsimile:  (616) 776-2776

         If directed to Covenantor, the notice shall be addressed to:

                  Robert E. Schermer, Jr.
                  c/o Meritage Hospitality Group, Inc.
                  1971 E. Beltline, NE Suite 200
                  Grand Rapids, MI 49525
                  Facsimile:  (616) 776-2776

Any notices sent by personal delivery shall be deemed given upon receipt. Any notices given by telex or facsimile shall be deemed given upon transmission, provided confirmation is made as provided above. Any notice sent by expedited delivery service or registered or certified mail shall be deemed given three (3) business days after the time of mailing. Any change in the foregoing addresses shall be effected by giving fifteen (15) days written notice of such change to the other parties. Business days for the purpose of this Agreement excludes Saturday, Sunday and the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

         3.9 The, rights and remedies of Licensor under this Agreement are fully assignable and transferable and shall inure to the benefit of its respective Affiliates, successors and assigns. The respective obligations of Developer and Covenantor hereunder may not be assigned by Developer or Covenantor, without the prior written consent of Licensor.

                  (remainder of page intentionally left blank)

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures

                                    LICENSOR:

                                    O'CHARLEY'S INC.,
                                    a Tennessee corporation



                                    By:  /s/ Edward C. Hastings
                                       ----------------------------------------
                                         Edward C. Hastings
                                         Director of Franchising


                                   DEVELOPER:

                                   OCM DEVELOPMENT, LLC,
                                   a Michigan limited liability company



                                   By:  /s/ Robert E. Schermer, Jr.
                                      -----------------------------------------
                                        Robert E. Schermer, Jr.
                                        Chief Executive Officer


                                   COVENANTOR:
                                        /s/ Robert E. Schermer, Jr.
                                   --------------------------------------------
                                        Robert E. Schermer, Jr.

                                  ATTACHMENT D
                            TO DEVELOPMENT AGREEMENT

                 STATEMENT OF OWNERSHIP INTERESTS AND PRINCIPALS

A. The following is a list of stockholders, members, partners or other investors in Developer, including, all investors who own or hold a direct or indirect interest in Developer, and a description of the nature of their interest:

                  Name                                        Percentage of Ownership/Nature of Interest
                  -----                                       ------------------------------------------
                  Meritage Hospitality Group Inc.             100% / Parent Company of Developer

A. The following is a list of all Principals described in and designated pursuant to Section XIV(E) of the Development Agreement, each of whom shall execute the Confidentiality and Non-Compete Agreement substantially in the form set forth in Attachment C (see Sections IX(B)(2) and IX(I) of the Development Agreement):

                  Name

                  Robert E. Schermer, Jr.


B. The following is a list of all of Developer's Controlling Principals described in and designated pursuant to Section XIV(E) of the Development Agreement.

                  Name

                  Meritage Hospitality Group Inc.

                                  ATTACHMENT E
                            TO DEVELOPMENT AGREEMENT

                                    GUARANTY

         Each of the undersigned acknowledges and agrees as follows:

         (1) Each has read the terms and conditions of the Development Agreement (the "Development Agreement"), dated as of December 22, 2003, by and among O'Charley's Inc., a Tennessee corporation ("Licensor"), OCM Development, LLC, a Michigan limited liability company d/b/a O'Charley's Development Company of Michigan ("Developer"), and Meritage Hospitality Group Inc., a Michigan corporation (the "Controlling Principals") and acknowledges that the execution of this guaranty and the undertakings of the Controlling Principals in the Development Agreement are in partial consideration for, and a condition to, the granting of the development rights in the Development Agreement, and that Licensor would not have granted such rights without the execution of this guaranty and such undertakings by each of the undersigned;

         (2) Each is included in the term "Controlling Principals" as described in Section XIV(E) of the Development Agreement;

         (3) Each individually, jointly and severally, makes all of the representations, warranties, covenants and agreements of the Controlling Principals set forth in the Development Agreement and is obligated to perform thereunder; and

         (4) Each individually, jointly and severally, unconditionally and irrevocably guarantees to Licensor and its successors and assigns that all of Developer's obligations under the Development Agreement will be punctually paid and performed. Upon default by Developer or upon notice from Licensor, each will immediately make each payment and perform each obligation required of Developer under the Development Agreement. Without affecting the obligations of any of the Controlling Principals under this guaranty, Licensor may, without notice to the Controlling Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Developer, or settle, adjust or compromise any claims that Licensor may have against Developer. Each of the Controlling Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Developer, any default by Developer or any guarantor and any release of any guarantor or other security for this guaranty or the obligations of Developer. Licensor may pursue its rights against any of the Controlling Principals without first exhausting its remedies against Developer and without joining any other guarantor hereto and no delay on the part of Licensor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Licensor of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Licensor of notice of the death of any of the Controlling Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under the Development Agreement existing at the time of death, and in such event, the obligations of the remaining Controlling Principals shall continue in full force and effect.


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


         Additionally, with respect to the individual designated as the Operating Principal, the Operating Principal acknowledges that the undertakings by the Operating Principal under this guaranty are made and given in partial consideration of, and as a condition to, Licensor's grant of rights to develop Restaurants as described herein. The Operating Principal individually, jointly and severally, makes all of the covenants, representations and agreements of Developer and the Operating Principal set forth in the Development Agreement and is obligated to perform hereunder.


                                  THE CONTROLLING PRINCIPALS:

                                  MERITAGE HOSPITALITY GROUP INC.



                                  By:  /s/ Robert E. Schermer, Jr.
                                     -----------------------------------------
                                       Robert E. Schermer, Jr.*
                                       Chief Executive Officer



*Denotes individual who is Developer's Operating Principal

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